As filed with the Securities and Exchange Commission on July 6, 2022

Registration No. 333-259174

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lowell Farms Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	0100	NA
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19 Quail Run Circle

Suite B

Salinas, California 93907

Telephone: (831) 998-8214

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Ainsworth

Chief Executive Officer

Lowell Farms Inc.

19 Quail Run Circle

Suite B

Salinas, California 93907

Telephone: (831) 998-8214

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Kenneth G. Alberstadt

Akerman LLP

1251 Avenue of the Americas

37th Floor

New York, New York 10020

Telephone: (212) 880 3817

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 30, 2021, the registrant filed a registration statement on Form S-1 (File No. 333-259174) (the “Registration Statement”). The Registration Statement, as amended, was declared effective by the Securities and Exchange Commission (the “SEC”) on September 17, 2021. This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) is being filed to include an updated prospectus relating to the resale of 7,997,520 Subordinate Voting Shares by the selling securityholder, and update and supplement, among other things, the information contained in the Registration Statement to include the information contained in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the SEC on March 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 that was filed with the SEC on May 10, 2022.

The information included in this Post-Effective Amendment No. 1 amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement on August 30, 2021.

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The information in this prospectus is not complete and may be changed. The selling securityholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY 6, 2022

PROSPECTUS

7,997,520 Subordinate Voting Shares

Lowell Farms Inc.

This prospectus relates to 7,997,520 Subordinate Voting Shares of Lowell Farms Inc., a British Columbia, Canada corporation, that may be sold from time to time by the selling securityholder set forth in this prospectus under the heading “Selling Securityholder” beginning on page 21 which we refer to as the “Selling Securityholder.”

We will not receive any proceeds from the sale of the securities under this prospectus.

Information regarding the Selling Securityholder, the amounts of Subordinate Voting Shares that may be sold by them and the times and manner in which they may offer and sell the Subordinate Voting Shares under this prospectus is provided under the sections titled “Selling Securityholder” and “Plan of Distribution,” respectively, in this prospectus. We have not been informed by any of the Selling Securityholder that they intend to sell their securities covered by this prospectus and do not know when or in what amounts the Selling Securityholder may offer the securities for sale. The Selling Securityholder may sell any, all, or none of the securities offered by this prospectus.

The Selling Securityholder and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the Selling Securityholder against certain liabilities, including liabilities under the Securities Act.

The Subordinate Voting Shares are listed for trading on the Canadian Securities Exchange (the “CSE”) under the symbol “LOWL” and are traded over-the-counter in the United States on the OTCQX under the symbol “LOWLF.” On July 5, 2022, the last reported sale price of our Subordinate Voting Shares on the CSE was C$0.275 per share.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors,” which begins on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any securities. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____________, 2022

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FORWARD-LOOKING STATEMENTS

This registration statement includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws (collectively, “forward-looking statements”). In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “intends,” “anticipates,” “targeted,” “continues,” “forecasts,” “designed,” “goal,” or the negative of those words or other similar or comparable words. Any statements contained in this registration statement that are not statements of historical facts may be deemed to be forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, results of operations and future growth prospects.  The forward-looking statements contained herein are based on certain key expectations and assumptions, including, but not limited to, with respect to expectations and assumptions concerning receipt and/or maintenance of required licenses and third party consents and the success of our operations, are based on estimates prepared by us using data from publicly available governmental sources, as well as from market research and industry analysis, and on assumptions based on data and knowledge of this industry that we believe to be reasonable. These forward-looking statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this registration statement may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors.” Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available after the date of this registration statement. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this registration statement.

ABOUT THIS PROSPECTUS

Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” the “Corporation,” or “Lowell Farms” refer to Lowell Farms Inc., a corporation organized under the laws of British Columbia, Canada, individually, or as the context requires, collectively with its subsidiaries. We changed our name from Indus Holdings, Inc. to Lowell Farms Inc, effective March 1, 2021. For a discussion of our corporate history, see “Corporate Information” beginning on page 37 below.

In this prospectus, currency amounts are stated in U.S. dollars (“$”), unless specified otherwise. All references to C$, CAD$ and CDN$ are to Canadian dollars.

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PROSPECTUS SUMMARY

This summary does not contain all of the information that is important to you. You should read the entire prospectus, including the Risk Factors and our consolidated financial statements and related notes appearing elsewhere in this prospectus before making an investment decision.

General

We are a California-based cannabis company with vertically integrated operations including large scale cultivation, extraction, processing, manufacturing, branding, packaging and wholesale distribution to retail dispensaries. We manufacture and distribute proprietary and third-party brands throughout the State of California, the largest cannabis market in the world. We also provide manufacturing, extraction and distribution services to third-party cannabis and cannabis branding companies and sell proprietary bulk flower and broker third-party bulk flower to licensed distribution and manufacturing companies in California.

On February 25, 2021, we acquired the Lowell Herb Co. and Lowell Smokes trademark brands, product portfolio and production assets from The Hacienda Company, LLC, a California limited liability company (“Hacienda”), and its subsidiaries. The acquisition is referred to in this prospectus as the “Lowell Acquisition.” The Lowell Acquisition expanded our product offerings by adding a highly regarded, mature line of premium branded cannabis pre-rolls, including infused pre-rolls, to our product portfolio under the Lowell Herb Co. and Lowell Smokes brands. The Lowell Acquisition also expanded our offerings of premium packaged flower, concentrates, and vape products. We believe our pre-existing strengths in cultivation and sourcing will enhance the value of the brands and products acquired in the Lowell Acquisition. Additionally, we presently license the Lowell Herb Co. and Lowell Smokes brands to Ascend Wellness Holdings, LLC at their retail locations in Illinois and Massachusetts, and are in discussions with regard to Michigan.

The Lowell Acquisition also substantially broadened our customer base by adding highly developed direct-to-consumer channels to complement our pre-existing network of retail dispensary customers. This addition to our customer base has resulted in broader geographic coverage in California by the combined business.

On June 29, 2021, we acquired real property and related assets of a cannabis drying and midstream processing facility located in Monterey County. The acquisition is referred to in this registration statement as the “C Quadrant Acquisition.” The 10-acre, 40,000 square foot processing facility provides drying, bucking, trimming, sorting, grading, and packaging operations for up to 250,000 lbs. of wholesale cannabis flower annually. The new facility will process nearly all the cannabis that we grow at our existing cultivation operations. Additionally, we have commissioned a new business unit called Lowell Farm Services (“LFS”), which engages in fee-based processing services for regional growers from the Salinas Valley area.

In addition to the processing facility acquired in the C Quadrant Acquisition, we operate a 225,000 square foot greenhouse cultivation facility in Monterey County, a 15,000 square foot manufacturing and laboratory facility in Salinas, California, a separate 20,000 square foot distribution facility in Salinas, California and a warehouse depot and distribution vehicles in Los Angeles, California.

On August 30, 2021, the Company completed an $18 million private placement of common equity, which we refer to in this prospectus as the “PIPE transaction.” Pursuant to the PIPE transaction, the Company sold 18 million units (the “Units”) for aggregate gross proceeds of US $18 million. Each Unit was comprised of one Subordinate Voting Share and one‐half of one share purchase warrant, with each whole warrant exercisable to acquire one Subordinate Voting Share at any time until August 30, 2024, at an exercise price of $1.40 per share, subject to adjustment in certain circumstances. Proceeds from the PIPE transaction are contemplated to be used for working capital purposes, automation investments, and expansion into new markets.

Corporate Information

We are incorporated under the laws of British Columbia, Canada. On April 26, 2019, we completed a reverse takeover transaction with Indus Holding Company, a Delaware corporation. On March 1, 2021, in connection with the Lowell Acquisition, we changed our name to Lowell Farms Inc.

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THE OFFERING

Subordinate Voting Shares Offered:	7,997,520

Outstanding Subordinate Voting Shares:	100,288,094

Use of Proceeds:	We are not selling any securities under this prospectus and we will not receive any proceeds from any sale of securities by the Selling Securityholder.

CSE Symbol for Subordinate Voting Shares:	LOWL

OTCQX Symbol for Subordinate Voting Shares:	LOWLF

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RISK FACTORS

Investing in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the other information set forth in this Registration Statement on Form S-1, including our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our common stock. If any of the events or developments described below occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our common stock could decline, and investors could lose all or part of their investment.

Risks Related to Our Business and Industry

We Have Limited Access to Capital

The Company’s access to capital is and may continue to be extremely limited, as a consequence of the development stage nature of the Company’s business, the Company’s recent operating results, the Company’s business focus on the cultivation, processing and distribution of cannabis products in violation of the CSA (as defined below), and the dynamics of the capital markets.  This inhibits the ability of the Company to fund operations and investments in growth initiatives. The Company’s financial results, financial condition, business and prospects are and may continue to be materially adversely affected by its limited access capital. The Company’s inability to access capital required to operate and grow the Company’s business may result in the inability of the Company to meet its obligations to third parties.  In addition, the Company’s Convertible Debentures (as defined below) in the principal amount of $15.5 million mature on October 10, 2023, and there is no assurance that the Company will be able to secure financing to repay the maturing Convertible Debentures or extend the maturity thereof. The inability of the Company to secure additional financing or to refinance or to secure an extension of existing obligations of the Company could lead to the inability of the Company to meet its obligations to third parties and the insolvency of the Company.

Dependency on California Bulk Market Prices

The Company derives a significant portion of its revenues and margin from the bulk sale of cannabis that it cultivates in the State of California and the Company’s business overall is substantially affected by the prices for bulk sales of cannabis in California.  In 2021, the prices of bulk cannabis sales in California deteriorated substantially and at times fell below the Company’s marginal cost of cultivating cannabis.  In the absence of raising external capital, a prolonged continuation of these market conditions may impede the Company’s ability to fund ongoing operations and to meet its financial obligations to third parties, which in turn could lead to the insolvency of the Company.

Cannabis Continues to be a Controlled Substance under the Controlled Substance Act (“CSA”) and is Illegal Under United States federal law.

The Company is engaged directly in the medical and adult-use cannabis industry. Excluding brand licensing revenues, the Company derives all of its revenues from the State of California and conducts its activities in accordance with applicable state and local laws. Even though the Company’s cannabis-related activities are compliant with applicable state and local law, such activities remain illegal under U.S. federal law.

In the United States, cannabis is extensively regulated at the state level. The majority of states, as well as the District of Columbia and multiple U.S. territories have legalized medical cannabis in some form. Of these States, 18 States, including California, have legalized cannabis for adult use. Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a Schedule I controlled substance under the CSA and as such, the cultivation, manufacture, distribution, sale and possession of cannabis violates federal law. Although the Company believes its business is compliant with applicable state and local law, strict compliance with state and local laws with respect to cannabis may not absolve the Company of liability under federal law, nor may it provide a defense to any federal proceeding which be brought against the Company. Any such proceedings brought against the Company may result in a material adverse effect on the Company.

Since the cultivation, manufacture, distribution, sale and possession of cannabis is illegal under federal law, the Company may be deemed to be aiding and abetting illegal activities. Under these circumstances, U.S. law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against the Company, including, but not limited to, a claim regarding the possession and sale of cannabis, and/or aiding and abetting another’s criminal activities. The federal law provides that anyone who “commits an offense or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” As a result, the Department of Justice (“DOJ”) could allege that Lowell Farms has “aided and abetted” violations of federal law by providing financing and services to its subsidiaries. Under these circumstances, a federal prosecutor could seek to seize the assets of the Company, and to recover any “illicit profits” previously distributed as of such time to shareholders resulting from any of the foregoing. In these circumstances, the Company’s operations would cease, shareholders could lose their entire investment and directors, officers and/or shareholders may be left to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison. Such potential criminal liability of our shareholders could arise solely by virtue of their activities as shareholders. Such an action would result in a material adverse effect on the Company.

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The CBP (as defined below) enforces the laws of the United States. Crossing the border while in violation of the CSA and other related federal laws may result in denied admission, seizures, fines and apprehension. CBP officers administer the Immigration and Nationality Act to determine the admissibility of travelers, who are non-U.S. citizens, into the United States. An investment in the Company, if it became known to CBP, could have an impact on a shareholder’s admissibility into the United States and could lead to a lifetime ban on admission.

Enforcement of U.S. Federal Law Could Damage the Company’s Operations and Financial Position.

Since 2014, the United States Congress has passed appropriations bills that have included the Rohrabacher-Blumenauer Amendment (it is also sometimes referred to as the “Rohrabacher-Farr” or “Joyce-Leahy” Amendment)  (the “Amendment”). For now, the Amendment, as discussed above, is the only statutory restraint on enforcement of federal cannabis laws. Courts in the U.S. have construed these appropriations bills to prevent the federal government from prosecuting individuals or businesses when those individuals or businesses operate in strict compliance with state and local medical cannabis regulations; however, this legislation only covers medical cannabis, not adult-use cannabis, and has historically been passed as an amendment to omnibus appropriations bills, which by  their nature expire at the end of a fiscal year or other defined term.

The Amendment may or may not be included in future omnibus appropriations packages or continuing budget resolutions, and its inclusion or non-inclusion, as applicable, is subject to political changes. Because this conduct continues to violate federal law, U.S. courts have observed that should the Congress at any time choose to appropriate funds to fully prosecute the CSA, any individual or business - even those that have fully complied with State law - could be prosecuted for violations of federal law and if the Congress restores such funding, the federal government will have the authority to prosecute individuals and businesses for violations of the law while it lacked funding, to the extent of the CSA’s five-year statute of limitations applicable to non-capital CSA violations. The Company may be irreparably harmed by any change in enforcement policies by the federal or applicable state governments, which could have a material adverse effect on the Company’s business, revenues, operating results and financial condition as well as the Company’s reputation.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its holding (directly or indirectly) of cannabis licenses in California, the listing of its securities on any stock exchange, its financial position, operating results, profitability or liquidity or the market price of its shares. In addition, it will be difficult for the Company to estimate the time or resources that would be needed in connection with the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

As a result of the conflicting views between states and the federal government regarding cannabis, investments in cannabis businesses in the U.S. are subject to inconsistent legislation and regulation. The response to this inconsistency was addressed in the Cole Memorandum, acknowledging that notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several U.S. states had enacted laws relating to cannabis for medical purposes. The Cole Memorandum outlined certain enforcement priorities for the DOJ relating to the prosecution of cannabis offenses. In particular, the Cole Memorandum noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, manufacturing, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. Notably, however, the DOJ did not provide specific guidelines for what regulatory and enforcement systems it deemed sufficient under the Cole Memorandum standard.

In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the DOJ should be focused on addressing only the most significant threats. States where cannabis had been legalized were not characterized as a high priority. In March 2017, the then newly appointed Attorney General Jeff Sessions again noted limited federal resources and acknowledged that much of the Cole Memorandum had merit; however, he disagreed that it had been implemented effectively. Accordingly, on January 4, 2018, Attorney General Sessions issued the Sessions Memorandum, which rescinded the Cole Memorandum on the basis that the direction provided therein was unnecessary, given the well-established principles governing federal prosecution that are already in place. Those principals are included in chapter 9-27-000 of the United States Attorneys’ Manual and require federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution and the cumulative impact of particular crimes on the community. Due to the ambiguity of the Sessions Memorandum and the lack of clarity provided by the DOJ since then, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with State law.

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The effect of the rescission of the Cole Memorandum remains to be seen. Currently, federal prosecutors are free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and resultantly it is uncertain how active federal prosecutors will be in relation to such activities. While some U.S. Attorneys expressed support for the rescission of the Cole Memorandum, numerous government officials, legislators and federal prosecutors in states with medical and adult-use cannabis statutes announced their intention to continue the Cole Memorandum-era status quo.

The impact that this lack of uniformity between state and federal authorities could have on individual state cannabis markets and the businesses that operate within them is unclear, and the enforcement of relevant federal laws is a significant risk. Potential federal prosecutions could involve significant restrictions being imposed upon the Company or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on the Company’s business, revenues, operating results and financial condition, as well as the Company’s reputation and prospects, even if such proceedings were concluded successfully in favor of the Company. Such proceedings could involve the prosecution of key executives of the Company or the seizure of corporate assets.

With each new administration at the U.S. federal level, it is possible that additional changes (whether positive or negative) could occur. There can be no assurance as to the position any new administration may take on marijuana and a new administration could decide to take a stronger approach to the enforcement of federal laws. Any enforcement of current federal laws could cause significant damage to the Company’s operations and financial position. Further, future presidential administrations may want to treat marijuana differently and potentially enforce the federal laws more aggressively.

Federal and State Forfeiture Laws Could Result in Seizure of our Assets.

As an entity that conducts business in the cannabis industry, the Company is subject to U. S. federal and state forfeiture laws (criminal and civil) that permit the government to seize the proceeds of criminal activity. Civil forfeiture laws could provide an alternative for the federal government or any state (or local police force) that wants to discourage residents from conducting transactions with cannabis related businesses but believes criminal liability is too difficult to prosecute. Also, an individual can be required to forfeit property considered to be the proceeds of a crime even if the individual is not convicted of the crime, and the standard of proof in a civil forfeiture matter is lower than the standard in a criminal matter. Shareholders of the Company located in jurisdictions where cannabis remains illegal may be at risk of prosecution under federal and/or state conspiracy, aiding and abetting, and money laundering statutes, and be at further risk of losing their investments or proceeds under forfeiture statutes. Many states remain fully able to take action to prevent the proceeds of cannabis businesses from entering their state. Because state legalization is relatively new, it remains to be seen whether these states would take such action and whether a court would approve it. Current and prospective securityholders of the Company or any entity related thereto should be aware of these potentially relevant federal and state laws in considering whether to remain invested or invest in the Company or any entity related thereto.

Future Research may Lead to Findings that Vaporizers, Electronic Cigarettes and Related Products are not Safe for Their Intended Use.

Vaporizers, electronic cigarettes and related products were recently developed and therefore the scientific or medical communities have had a limited period of time to study the long-term health effects of their use. Currently, there is limited scientific or medical data on the safety of such products for their intended use and the medical community is still studying the health effects of the use of such products, including the long-term health effects. If the scientific or medical community were to determine conclusively that use of any or all of these products pose long-term health risks, market demand for these products and their use could materially decline. Such a determination could also lead to litigation, reputational harm and significant regulation. Loss of demand for our product, product liability claims and increased regulation stemming from unfavorable scientific studies on cannabis vaporizer products could have a material adverse effect on our business, results of operations and financial condition.

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Anti-Money Laundering Laws and Regulations May Limit Access to Traditional Banking Funds and Services.

The Company is subject to a variety of laws and regulations in the U.S. and Canada that involve money laundering, financial recordkeeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the U.S. Anti-Money Laundering Laws, 18 U.S.C. §§ 1956, 1957, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations promulgated thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S. and Canada. Further, under federal law, banks or other financial institutions often refuse to provide a checking account, debit or credit card, small business loan, or any banking services that could be found guilty of money-laundering, aiding and abetting or conspiracy to businesses involved in the cannabis industry due to the present state of the laws and regulations governing financial institutions in the U.S. The lack of banking and financial services presents unique and significant challenges to businesses in the U.S. cannabis industry. While Lowell Farms has maintained bank accounts, the loss of such accounts and the potential lack of a secure place in which to deposit and store cash, the inability to pay creditors through the issuance of checks and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented to U.S. cannabis companies, and which could conceivably impact the Company, by the unavailability of traditional banking and financial services.

Despite these laws, FinCEN issued the FinCEN Guidance in 2014, which as described above, outlines the pathways for financial institutions to bank state sanctioned cannabis businesses in compliance with federal enforcement priorities. The FinCEN Guidance echoed the enforcement priorities of the Cole Memorandum. Under these guidelines, financial institutions must submit a Suspicious Activity Report (“SAR”) in connection with all cannabis-related banking activities by any client of such financial institution, in accordance with federal money laundering laws. These cannabis-related SARs are divided into three categories - cannabis limited, cannabis priority, and cannabis terminated - based on the financial institution’s belief that the business in question follows state law, is operating outside of compliance with state law, or where the banking relationship has been terminated, respectively.

The FinCEN Guidance states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. It refers to supplementary guidance included in the Cole Memorandum. The revocation of the Cole Memorandum has not yet affected the status of the FinCEN Guidance, nor has the United States Department of the Treasury given any indication that it intends to rescind the FinCEN Guidance itself. Although the FinCEN Guidance remains intact, it is unclear whether the current administration or future administrations will continue to follow the guidelines of the FinCEN Guidance. The DOJ continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state including states that have in some form legalized the sale of cannabis. Further, the conduct of the DOJ’s enforcement priorities could change for any number of reasons. A change in the DOJ’s priorities could result in the DOJ’s prosecuting banks and financial institutions for crimes that were not previously prosecuted.

In the event that any of the Company’s operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of a crime under one or more of the statutes noted above or any other applicable legislation. Apart from the consequences of any prosecution in connection with such violation, among other things, this could restrict or otherwise jeopardize the Company’s ability to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada.

Restricted Access to Banking Services Could Make Operating our Business and Maintaining our Finances Difficult.

The FinCEN Guidance, as further described above, remains effective to this day, in spite of the fact that the Cole Memorandum was rescinded and replaced by the Sessions Memorandum. The FinCEN Guidance does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the DOJ, FinCEN or other federal regulators, though. Thus, most banks and other financial institutions in the U.S. do not appear to be comfortable providing banking services to cannabis-related businesses, or relying on this guidance, which can be amended or revoked at any time by the current or future federal administrations. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, the Company may have limited or no access to banking or other financial services in the U.S. The inability or limitation in the Company’s ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for the Company to operate and conduct its business as planned or to operate efficiently.

Heightened Scrutiny by Securities Regulatory Authorities in the United States and Canada May Impact Investors’ Ability to Transact in the Company’s Securities.

The Company’s existing operations in the United States, and any future operations or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in the United States and/or Canada. As a result, the Company may be subject to significant direct and indirect interaction with public officials. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law or otherwise be adopted, and there can be no assurance that heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Company’s ability to operate or invest in the United States or any other jurisdiction, in addition to those described herein.

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The Company’s operations in the United States cannabis market may become the subject of heightened scrutiny by regulators, stock exchanges, clearing agencies and other authorities in Canada. It has been reported by certain publications in Canada that the Canadian Depository for Securities Limited is considering a policy shift that would see its subsidiary, CDS Clearing and Depository Services Inc. (“CDS”), refuse to settle trades for cannabis issuers that have investments in the United States. CDS is Canada’s central securities depository, clearing and settlement hub settling trades in the Canadian equity, fixed income and money markets. CDS or its parent company has not issued any public statement with regard to these reports. On February 8, 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, CDS signed the CDS Memorandum of Understanding (“MOU”) with The Aequitas NEO Exchange Inc., the CSE, the Toronto Stock Exchange, and the TSX Venture Exchange. The MOU outlines the parties’ understanding of Canada’s regulatory framework applicable to the rules and procedures and regulatory oversight of the exchanges and CDS as it relates to issuers with cannabis-related activities in the United States. The MOU confirms, with respect to the clearing of listed securities, that CDS relies on the exchanges to review the conduct of listed issuers. As a result, there currently is no CDS ban on the clearing of securities of issuers with cannabis-related activities in the United States. However, if CDS were to proceed in the manner suggested by these publications, and apply such a ban on the clearing of securities of the Company, it would have a material adverse effect on the ability of the Company’s shareholders to effect trades of shares through the facilities of a stock exchange in Canada, as a result of which such shares could become highly illiquid.

The Depositary Trust Company (“DTC”) is the primary depository for securities in the United States. Several major U.S. securities clearing companies that provide clearance, custody and settlement services in the United States terminated providing clearance services to issuers in the cannabis industry, including those that operate entirely outside the United States, in response to the Sessions Memo. As a result of these decisions, U.S. securityholders may experience difficulties depositing securities of cannabis companies in the DTC system or reselling their securities in open market transactions, including transactions facilitated through the CSE. Many larger U.S. broker-dealers own U.S. securities companies that self-clear transactions. However, some U.S. brokerages have adopted policies precluding their clients from trading securities of cannabis issuers.

Changes in State or Federal Political/or Regulatory Climate Could Impact the Company’s Business.

The success of the Company’s business strategy depends on the legality of the cannabis industry in the states in which the Company operates, and the lack of federal enforcement of its laws that make cannabis businesses illegal. The political environment surrounding the cannabis industry in general can be volatile and the statutory and regulatory framework remains in flux. Despite widespread state legalization, the risk remains that a shift in the regulatory or political realm could occur and have a drastic impact on the industry as a whole, adversely impacting the Company’s business, results of operations, financial condition or prospects.

Delays in enactment of or changes in new state regulations, or changes in federal laws or enforcement priorities, could restrict the Company’s ability to reach strategic growth targets and lower return on investor capital. The strategic growth strategy of the Company will be reliant upon state regulations being implemented to facilitate the operation of medical and adult-use cannabis in California. If such regulations are not timely implemented, or are subsequently repealed or amended, or contain prolonged or problematic phase-in or transition periods or provisions, the Company’s ability to achieve its growth targets, and thus, the return on investor capital, could be adversely affected. The Company is unable to predict with certainty when and how the outcome of these complex regulatory and legislative proceedings will affect its business and growth.

Further, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Company’s business, results of operations, financial condition and prospects would be materially adversely affected. It is also important to note that local and city ordinances may strictly limit and/or restrict cannabis businesses in a manner that will make it extremely difficult or impossible to transact business that is necessary for the continued operation of the cannabis industry, including the Company. Federal actions against individuals or entities engaged in the cannabis industry or a repeal of applicable cannabis related legislation could adversely affect the Company and its business, results of operations, financial condition and prospects.

The medical and adult-use cannabis industries are in their infancy and the Company anticipates that the current California regulations will be subject to change as California’s regulation of the cannabis industry matures. The Company’s compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and other inventory from cultivation to sale or disposal. Additionally, Lowell Farms has created standard operating procedures that include descriptions and instructions for monitoring inventory at all stages of cultivation, processing, manufacturing, distribution, transportation and delivery. The Company will continue to monitor compliance on an ongoing basis in accordance with its compliance program, standard operating procedures, and any changes to applicable regulation.

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Overall, the medical and adult-use cannabis industry is subject to significant regulatory change at each of the local, state and federal level. The inability of the Company to respond to the changing regulatory landscape may cause it to be unsuccessful in capturing significant market share and could otherwise harm its business, results of operations, financial condition or prospects.

Investors Could Be Disqualified from Ownership in the Company.

The Company’s business is in a highly regulated industry in which many states have enacted extensive rules for ownership of a participant company. Investors in the Company could become disqualified from having an ownership stake in the Company under relevant laws and regulations of applicable state and/or local regulators, if the applicable owner is convicted of a certain type of felony or fails to meet the requirements for owning equity in a company in the cannabis industry.

Government policy changes or public opinion may result in a significant influence over the regulation of the cannabis industry in Canada, the United States or elsewhere. The Company believes the medical and adult-use cannabis industry is highly dependent on consumer perception regarding the safety and efficacy of such cannabis. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of cannabis are mixed and evolving. Public opinion and support for medical and adult-use cannabis has traditionally been inconsistent and varied from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing medical and adult-use cannabis, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical cannabis as opposed to legalization in general). A negative shift in the public’s perception of cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical and/or adult-use cannabis, or could result in adverse regulatory changes in California, thereby limiting the Company’s growth prospects and number of new state jurisdictions into which the Company could expand. Any inability to fully implement the Company’s expansion strategy may have a material adverse effect on its business, results of operations or prospects.

Significant Licensure Requirements and Limitations in States Where Cannabis is Legal Could Impact the Company’s Ability to Maintain its Operations.

The Company’s business is subject to a variety of laws, regulations and guidelines relating to the cultivation, manufacture, management, transportation, extraction, storage and disposal of cannabis, including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. Achievement of the Company’s business objectives are contingent, in part, upon compliance with applicable regulatory requirements and obtaining all requisite regulatory approvals. Changes to such laws, regulations and guidelines due to matters beyond the control of the Company may cause adverse effects to the Company.

The Company will be required to obtain or renew government permits and licenses for its current and contemplated operations. Obtaining, amending or renewing the necessary governmental permits and licenses can be a time-consuming process involving numerous regulatory agencies, involving public hearings and costly undertakings on the Company’s part. The duration and success of the Company’s efforts to obtain, amend and renew permits and licenses will be contingent upon many variables not within its control, including the interpretation of applicable requirements implemented by the relevant permitting or licensing authority. The Company may not be able to obtain, amend or renew permits or licenses that are necessary to its operations. Any unexpected delays or costs associated with the permitting and licensing process could impede the ongoing or proposed operations of the Company. To the extent permits or licenses are not obtained, amended or renewed, or are subsequently suspended or revoked, the Company may be curtailed or prohibited from proceeding with its ongoing operations or planned renovation, development and commercialization activities. Such curtailment or prohibition may result in a material adverse effect on the Company’s business, financial condition, results of operations or prospects. California state licenses, and some local licenses, are renewed annually. Each year, licensees are required to submit a renewal application per guidelines published by the Department of Cannabis Control (for state licenses) or the applicable local regulatory body (for local licenses), including the DCR. While renewals are annual, there is no ultimate expiry after which no renewals are permitted. Additionally, with respect to the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner and there are no material violations noted against the applicable license, the Company would expect to receive the applicable renewed license in the ordinary course of business.

Under MAUCRSA (as defined below), after January 1, 2018, only license holders are permitted to engage in commercial cannabis activities. A prerequisite to obtaining a California state license is obtaining a valid license, permit or authorization from a local municipality. The process associated with acquiring a permanent state license is onerous and there are no assurances that the Company, or any subsidiary or entity to which the Company will provide or intends to provide services, will be granted any licenses or any renewals thereof. Because there are different licenses for different types of commercial cannabis activities, even if the Company, any subsidiary and/or any such entity to which the Company will provide services or intends to provide services is granted one or more licenses, there are no assurances that they will be granted all of the licenses they will need to effectuate the Company’s business plan. Further, as part of the permitting and licensing process in California, state and local officials may conduct both random and scheduled inspections of cannabis operations. The Company is required to comply with both state laws and regulations and applicable local ordinances and codes. Compliance with both state and local laws may be burdensome and failure to do so could result in the loss of licenses, civil penalties and possibly criminal prosecution. While the compliance controls of Lowell Farms have been developed to mitigate the risk of any material violations of any license it holds arising, there is no assurance that the Company’s licenses will be renewed by each applicable regulatory authority in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process for any of the licenses held or to be held by the Company could impede the ongoing or planned operations of the Company and have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

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The Company may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm the Company’s reputation, require the Company to take, or refrain from taking, actions that could harm its operations or require the Company to pay substantial amounts of money, harming its financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources or have a material adverse impact on the Company’s business, financial condition, results of operations or prospects.

Reclassification of Cannabis in the United States Could Adversely Impact the Company’s Business and Growth Strategy.

If marijuana is re-categorized as a Schedule II or lower controlled substance, the ability to conduct research on the medical benefits of cannabis would most likely be improved; however, if cannabis is re-categorized as a Schedule II or other controlled substance, and the resulting re-classification would result in the requirement for FDA approval if medical claims are made for the Company’s products such as medical cannabis, then as a result, such products may be subject to a significant degree of regulation by the FDA and United States Drug Enforcement Administration (“DEA”). In that case, the Company may be required to be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. Obtaining the necessary registrations may result in delay of the cultivation, manufacturing or distribution of the Company’s anticipated products. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Failure to maintain compliance could have a material adverse effect on the Company’s business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings. Furthermore, if the FDA, DEA, or any other regulatory authority determines that the Company’s products may have potential for abuse, it may require the Company to generate more clinical or other data than the Company currently anticipates in order to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of that product.

Service Providers May Suspend or Withdraw Services if an Adverse Change in Cannabis Regulation Occurs.

As a result of any adverse change to the approach in enforcement of United States cannabis laws, adverse regulatory or political change, additional scrutiny by regulatory authorities, adverse change in public perception in respect of the consumption of marijuana or otherwise, third party service providers to the Company could suspend or withdraw their services, which may have a material adverse effect on the Company’s business, revenues, operating results, financial condition or prospects.

Increasing Legalization of Cannabis and Rapid Growth and Consolidation in the Cannabis Industry may Further Intensify Competition.

The cannabis industry is undergoing rapid growth and substantial change, and the legal landscape for medical and recreational cannabis is rapidly changing internationally. An increasing number of jurisdictions globally are passing legislation allowing for the production and distribution of medical and/or recreational cannabis in some form or another. Entry into the cannabis market by international competitors might lower the demand for our products.

The foregoing legalization and growth trends in the cannabis industry has resulted in an increase in competitors, consolidation and formation of strategic relationships. Such acquisitions or other consolidating transactions could harm us in a number of ways, including by losing strategic partners if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing us to expend greater resources to meet new or additional competitive threats, all of which could harm our operating results. As competitors enter the market and become increasingly sophisticated, competition in the cannabis industry may intensify and place downward pressure on retail prices for products and services, which could negatively impact profitability.

The Company May Encounter Difficulties Enforcing its Contracts in Federal and Some State Courts.

Due to the nature of the Company’s business and the fact that its contracts involve cannabis and other activities that are not legal under federal law, the Company may face difficulties in enforcing its contracts in federal and certain state courts. The inability to enforce any of the Company’s contracts could have a material adverse effect on the Company’s business, operating results, financial condition or prospects. California enacted a law that provides that notwithstanding any other law, commercial activity relating to medicinal cannabis or adult-use cannabis conducted in compliance with California law and any applicable local standards, requirements, and regulations shall be deemed to be all of the following: (1) a lawful object of a contract, (2) not contrary to, an express provision of law, any policy of express law, or good morals, and (3) not against public policy.

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The Company’s articles provide that unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of the Province of British Columbia, Canada and the appellate Courts therefrom are the sole and exclusive forum for any derivative action brought on behalf of the Company, which may limit our investors’ flexibility in selecting a forum for any future disputes.

However, the Company’s articles do not limit the ability of investors to bring direct actions outside of British Columbia, Canada, including those arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”). Section 27 of the Securities Act creates exclusive federal jurisdiction over actions brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Neither investors nor the Company and may waive compliance with the federal securities laws and the rules and regulations thereunder, and it is therefore uncertain whether the exclusive forum provision of the Company's articles would be enforced by a court as to derivative claims brought under the Exchange Act or the Securities Act. Furthermore, the exclusive forum provision of the Company’s articles may increase the costs to investors in bringing claims, may discourage investors from bringing claims and may limit investors’ ability to bring claims in a judicial forum that they find favorable.

The COVID-19 Pandemic May Adversely Affect Our Business and Financial Condition.

The COVID-19 pandemic has adversely impacted commercial and economic activity and contributed to significant volatility in the equity and debt markets in the U.S. and Canada. In the early stages of the pandemic, many jurisdictions, including the State of California and local municipalities, instituted quarantines, mask mandates, prohibitions on travel and the closure of offices, businesses, schools, retail stores and other public venues. Individual businesses and industries also implemented similar precautionary measures. Those measures created significant disruption in supply chains and economic activity which were further complicated by the identification of new strains of the virus originating in the U.S. and elsewhere. Increased vaccination rates have coincided with the rollback of certain of these precautionary measures and increased commercial activity. The Company has continuously sought to assess the potential impact of the pandemic on its financial condition and operating results, any assessment is subject to extreme uncertainty as to probability, severity and duration of the pandemic. Despite increased vaccination rates and the rollback of certain precautionary measures, the continued spread of the virus globally could result in a protracted world-wide economic downturn, the effects of which could last for some period after the pandemic is controlled and/or abated and our business, financial condition, results of operations and cash flows could be materially adversely affected. The impact of COVID-19 could have the effect of heightening many of the other risk factors described herein.

Wildfire Risks in Certain Areas of California Could Adversely Impact the Company’s Operations.

Certain areas of California, including certain areas nearby the Company’s cultivation facility in Monterey County, can be negatively impacted by wildfires. Wildfires can cause smoke and ash to pass through greenhouse vents and cause cannabis plants to fail testing. As a result, the Company will close the greenhouse vents when needed to prohibit smoke and ash from entering the greenhouses at its cultivation facility. However, closing the greenhouse vents may cause elevated temperatures within the greenhouses and as a result induced plant stress, thereby negatively affecting plant yields. Wildfires can also cause essential sunlight to be blocked out, thereby negatively affecting plant yields in another manner. Overall, such wildfires can materially disrupt the Company’s ability to harvest cannabis crops, significantly diminishing both the size and quality of the crops harvested, the Company’s supply chain, and other operations and as a result can negatively impact the Company’s business, financial position, results of operations and cash flows. Wildfires that occurred in late summer, early fall 2020 negatively impacted the Company’s business, financial position, results of operations and cash flows during the third and fourth quarters of 2020. In the fourth quarter of 2020, the Company installed automated environmental control systems within individual grow rooms at its cultivation facility. While the Company believes that the addition of such systems should mitigate future negative effects of wildfires that may occur nearby the Company’s cultivation facility, there is no guarantee that such negative effects would in fact be mitigated. The extent to which any such future wildfires or any other natural disaster impacts the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted.  The Company experienced no adverse implications from wildfires in 2021.

The Company’s business is subject to the risks inherent in agricultural operations.

The Company’s business involves the growing of cannabis, an agricultural product. The Company’s business is subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although the Company’s cultivation is substantially completed indoors under climate control, some cultivation is completed outdoors, and there can be no assurance that natural elements will not have a material adverse effect on any future production.

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The Company may be adversely impacted by rising or volatile energy costs.

The Company’s cannabis growing operations consume considerable energy, which makes it vulnerable to rising energy costs. Accordingly, rising or volatile energy costs may adversely affect the business of the Company and our ability to operate profitably.

We are dependent on key inputs, suppliers and skilled labor and fluctuations in the cost or availability of materials we use in our products and supply chain could negatively affect our results.

The cannabis industry is dependent on a number of key inputs and their related costs, including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs, such as the raw material cost of cannabis, materials we use in our products and for the construction and development of our facilities, or natural or other disruptions to power or other utility systems, could materially impact our business, financial condition, results of operations or prospects. Some of these inputs may only be available from a single supplier or a limited group of suppliers, or be sourced abroad. If a sole source supplier was to go out of business, we might be unable to find a replacement for such source in a timely manner, or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to us in the future. Manufacturing delays or unexpected transportation delays, particularly from materials we source abroad, can also cause us to incur significantly increased costs. Any of these fluctuations may increase our cost of products and have an adverse effect on our profit margins, results of operations and financial condition. Any inability to secure required supplies and services, or to do so on appropriate terms, could have a materially adverse impact on our operations.

Our ability to compete and grow will be dependent on us having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of skilled labor, equipment, parts and components. The imposition of health mandates due to COVID-19 or any other similar event may impact our ability to retain current employees and attract new employees.

Our sales are difficult to forecast.

As a result of recent and ongoing regulatory and policy changes in the medical and adult use cannabis industries and unreliable levels of market supply, the market data available is limited and unreliable. We must rely largely on our own market research to forecast sales, as detailed forecasts are not generally obtainable from other sources in the states in which our business operates. Additionally, any market research and our projections of estimated total retail sales, demographics, demand and similar consumer research, are based on assumptions from limited and unreliable market data. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations and financial condition.

Additionally, the U.S. has imposed and may impose additional quotas, duties, tariffs, retaliatory or trade protection measures or other restrictions or regulations and may adversely adjust prevailing quota, duty or tariff levels, which can affect both the materials that we use to package our products and the sale of finished products. For example, the tariffs imposed by the U.S. on materials from China are impacting materials that we import for use in packaging in the U.S. Measures to reduce the impact of tariff increases or trade restrictions, including geographical diversification of our sources of supply, adjustments in packaging design and fabrication or increased prices, could increase our costs, delay our time to market and/or decrease sales. Other governmental action related to tariffs or international trade agreements has the potential to adversely impact demand for our products and our costs, customers, suppliers and global economic conditions and cause higher volatility in financial markets. While we actively review existing and proposed measures to seek to assess the impact of them on our business, changes in tariff rates, import duties and other new or augmented trade restrictions could have a number of negative impacts on our business, including higher consumer prices and reduced demand for our products and higher input costs.

We may complete additional acquisitions, enter into new lines of business and expand into new geographic markets and businesses, each of which may result in upfront costs and additional risks and uncertainties in our businesses.

We intend, if market conditions warrant, to grow our businesses by acquiring additional businesses, expanding existing products lines, entering into new product lines and entering new geographic markets. Attempts to expand our businesses involve a number of special risks, including some or all of the following:

o	the required investment of capital and other resources;
o	the diversion of management’s attention from our existing businesses;
o	the assumption of liabilities in any acquired business;
o	the disruption of our ongoing businesses;
o	entry into markets or lines of business in which we may have limited or no experience;
o

compliance with or applicability to our businesses of regulations and laws, including, in particular, regulations and laws in new states and localities, and a lack of experience in interacting with the regulatory authorities responsible for enforcing these regulations and laws; and

o	increasing demands on our operational and management systems and controls.

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In addition, the acquisition of additional businesses would involve some or all of the integration risks identified below. Not all of our historical acquisitions have been successful. Because we have not yet identified these potential new acquisitions, product line expansions, and expansions into new geographic markets or lines of business, we cannot identify all of the specific risks we may face and the potential adverse consequences on us and their investment that may result from any attempted acquisition or expansion.

The integration of new businesses into the Company’s historical operations may present material challenges, including, without limitation:

o	combining the leadership teams and corporate cultures of the Company and Hacienda;
o	the diversion of management’s attention from other ongoing business concerns and performance shortfalls as a result of the devotion of management’s attention to the integration of the businesses;
o	managing a larger combined business;
o	maintaining employee morale and retaining key management and other employees at the combined company;
o	retaining existing business and operational relationships, and attracting new business and operational relationships;
o	the possibility of faulty assumptions underlying expectations regarding the integration process;
o	consolidating corporate and administrative infrastructures and eliminating duplicative operations;
o	managing expense loads and maintaining currently anticipated operating margins; and
o	unanticipated issues in integrating information technology, communications and other systems.

Some of these factors are outside of our control, and any one of them could result in delays, increased costs, decreases in the amount of potential revenues or synergies, potential cost savings, and diversion of management’s time and energy, which could materially affect our financial position, results of operations, and cash flows.

Risks Related to the Securities of the Company

Unpredictability caused by the Company’s capital structure could adversely impact the market for the Company’s securities.

Although other Canadian-listed companies have dual class or multiple voting and exchangeable share structures, given the other unique features of the capital structure of the Company, including the existence of a significant amount of redeemable equity securities that have been issued by, and are issuable pursuant to the exercise, conversion or exchange of the applicable convertible and exchangeable securities of Indus Holding Company, which equity securities are redeemable from time to time for Subordinate Voting Shares in accordance with their terms, the Company is not able to predict whether this structure will result in a lower trading price for or greater fluctuations in the trading price of the Subordinate Voting Shares or will result in adverse publicity to the Company or other adverse consequences.

Investors Could be Diluted by Future Financings.

The Company may need to raise additional financing in the future through the issuance of additional equity securities or convertible debt securities. If the Company raises additional funding by issuing additional equity securities or convertible debt securities, such financings may substantially dilute the interests of shareholders of the Company and reduce the value of their investment and the value of the Company’s securities.

The Market for Subordinate Voting Shares May be Illiquid and The Market Price of the Subordinate Voting Shares is Volatile.

There may not be an active, liquid market for the Subordinate Voting Shares. There is no guarantee that an active trading market for the Subordinate Voting Shares will be maintained on the CSE. Investors may not be able to sell their Subordinate Voting Shares quickly or at the latest market price if trading in the Subordinate Voting Shares is not active.

The market price of the Subordinate Voting Shares cannot be predicted and has been and may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control. This volatility may affect the ability of holders of Subordinate Voting Shares to sell their securities at an advantageous price. Market price fluctuations in the Subordinate Voting Shares may be due to the Company’s operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or competitive, regulatory or economic trends, adverse changes in the economic performance or market valuations of companies in the industry in which the Company operates, acquisitions, dispositions, strategic partnerships, joint ventures, capital commitments or other material public announcements by the Company or its competitors or government and regulatory authorities, operating and share price performance of the companies that investors deem comparable to the Company, addition or departure of the Company’s executive officers and other key personnel, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Subordinate Voting Shares.

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Financial markets have at times historically experienced significant price and volume fluctuations that have particularly affected the market prices of equity and convertible securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares and any other listed securities of the Company, from time to time, may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil arise or continue, the Company’s operations may be adversely impacted and the trading price of the Subordinate Voting Shares and such other securities may be materially adversely affected.

Future sales of Subordinate Voting Shares in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of the Subordinate Voting Shares.

As of June 30, 2022, there were 100,288,094 Subordinate Voting Shares outstanding and the following Subordinate Voting Shares are issuable upon the conversion, redemption, or exercise of derivate securities of Lowell Farms and Indus Holding Company:

o	11,737,862 Subordinate Voting Shares are issuable upon the redemption of all of the Class B Common Shares of Indus Holding Company (“Indus Class B Common Shares”);
o

77,442,527 Subordinate Voting Shares are issuable upon the redemption of all of the Class C Common Shares of Indus Holding Company (“Indus Class C Common Shares” and, together with the Indus Class B Common Shares, “Indus Redeemable Shares”) issuable upon conversion of convertible debentures of Indus Holding Company (excluding accrued and unpaid interest) and 78,442,527 Subordinate Voting Shares are issuable upon the exercise of warrants issued in the Convertible Debenture Offering;

o	9,000,000 Subordinate Voting Shares are issuable upon the exercise of the warrants (the “PIPE Warrants”) issued by the Company in the PIPE transaction;
o

11,500,000 Subordinate Voting Shares are issuable upon the exercise of the warrants (the “December 2020 Warrants”) issued by the Company (then named Indus Holdings, Inc.) in its December 2020 Unit offering described herein (the “December 2020 Unit Offering”);

o	2,411,516 Subordinate Voting Shares are issuable upon the exercise of warrants issued by Indus Holding Company prior to the RTO to investors in debentures of Indus Holding Company;
o	1,331,052 Subordinate Voting Shares are issuable upon the exercise of compensation options held by financial advisors to the Company and/or Indus Holding Company;
o	8,758,000 Subordinate Voting Shares are issuable upon the exercise of options issued pursuant to the Company’s equity incentive plans, of which 2,797,313 shares were vested as of June 30, 2022; and
o	486,667 Subordinate Voting Shares are subject to outstanding restricted stock units issued pursuant to the Company’s equity incentive plans, none of which were vested as of June 30, 2022.

Of our 100,288,094 outstanding Subordinate Voting Shares, 309,981 Subordinate Voting Shares issued in connection with the C Quadrant Acquisition were held in escrow, all of which were released from such escrow on June 29, 2022.

The Company has filed resale registration statements under the Securities Act covering the securities issued in the Lowell Acquisition, C Quadrant Acquisition, and PIPE transaction, and such registration statements have been declared effective. Accordingly, such securities may be resold pursuant to such registration statements, as well as any applicable exemption from registration, subject to the trading restrictions and expiration of the escrows noted above.

Future sales of Subordinate Voting Shares in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of the Subordinate Voting Shares.

The Company has experienced negative operating cash flows throughout its history and had negative operating cash flows for the years ended December 31, 2021, 2020, and 2019. Operating cash flows may decline in certain circumstances, many of which are beyond the Company’s control. As a result, the Company may need to allocate a portion of its existing working capital or a portion of the net proceeds of the Offering or any future securities issuance to fund any such negative operating cash flow in future periods.

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Loss of Foreign Private Issuer Status

As of January 1, 2021, the Company ceased to meet the definition of a “foreign private issuer” set out in Rule 405 of the Securities Act. As of that date, the aggregate number of Super Voting Shares and Subordinate Voting Shares, held of record, directly or indirectly, by U.S. Residents exceeded 50% of the aggregate number of Super Voting Shares and Subordinate Voting Shares issued and outstanding. As a result of the loss of foreign private issuer status and the filing of our Form 10 that became effective on May 8, 2021, we are subject to SEC disclosure rules and other rules and regulations applicable to domestic issuers. These obligations require significant financial and management resources. We are also subject to liability under the Securities Act and the Exchange Act. Liability under these acts can lead to monetary fines, limitations on future financings and, if imposed, may impede our ability to finance our business.

Risks Related to the Support Agreement

The Company and Indus Holding Company are parties to an amended and restated support agreement dated as of April 10, 2020 (the “Support Agreement”). The purpose of the Support Agreement is to ensure that pro rata ownership of the Company’s operating subsidiaries by holders of Subordinate Voting Shares relative to holders of Indus Redeemable Shares is not diluted as Indus Class B Common Shares and Indus Class C Common Shares are redeemed for Subordinate Voting Shares or as other securities are issued by the Company. In order to avoid such dilution, the Support Agreement provides that upon any redemption of Indus Class B Common Shares or Indus Class C Common Shares for Subordinate Voting Shares, or upon any issuance of additional Subordinate Voting Share by the Company, an equivalent number of Indus Class A Common Shares will be issued to the Company by Indus Holding Company. If the Support Agreement does not operate as intended, and in particular if the Indus Class A Common Shares issued to the Company in the future are not sufficient to maintain an equivalent per share interest of the Subordinate Voting Shares and the Indus Redeemable Shares in the Company’s operating subsidiaries, the participation of holders of Subordinate Voting Shares in any dividends and liquidating distributions by such operating subsidiaries could be adversely impacted.

Risk Relating to Taxation

The Company is a tax resident of both the U.S. and Canada and is, therefore, generally subject to both U.S. and Canadian taxation, which may adversely affect its results of operations.

The Company is treated as a United States company for U.S. Federal income tax purposes under section 7874 of the Code and is subject to United States Federal income tax on its worldwide income. However, for Canadian income tax purposes, the Company is, regardless of any application of section 7874 of the Code, treated as a resident of Canada for purposes of the Income Tax Act (Canada). As a result, the Company is subject to taxation both in Canada and the United States, which could have a material adverse effect on its financial condition and results of operations.

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USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of securities by the Selling Securityholder.

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SELLING SECURITYHOLDER

The Selling Securityholder may from time to time offer and sell any or all of our securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholder’s interests in our securities other than through a public sale.

The following table sets forth, as of the date of this prospectus:

•	the name of the Selling Securityholder for whom we are registering shares for resale to the public,
•	the number of shares that the Selling Securityholder beneficially owned prior to the offering for resale of the securities under this prospectus,
•	the number of shares that may be offered for resale for the account of the Selling Securityholder pursuant to this prospectus, and
•

the number and percentage of shares to be beneficially owned by the Selling Securityholder after the offering of the resale securities (assuming all of the offered shares are sold by the Selling Securityholder).

This table is prepared solely based on information supplied to us by the listed Selling Securityholder.

Selling Securityholder	Number of Subordinate Voting Shares Owned Prior to Offering	Percentage of Subordinate Voting Shares Owned Prior to Offering	Number of Subordinate Voting Shares Offered for Sale	Number of Shares of Subordinate Voting Shares Owned Assuming Sale of All Shares Offered	Percentage of Subordinate Voting Shares Owned Assuming Sale of All Shares Offered
C Quadrant LLC(1)	7,997,520	7.97%	7,997,520	0	0%

(1)	The business address of the Selling Securityholder is: 43264 Business Park Dr, Temecula, CA 92590.

Acquisition of Resale Securities

7,997,520 Subordinate Voting Shares of Lowell Farms Inc. will be offered for resale by the Selling Securityholder. The Selling Securityholder acquired the 7,997,520 Subordinate Voting Shares as part of the consideration for the acquisition of real property and related assets of a cannabis drying and midstream processing facility located in Monterey County. The consideration consisted of $9,000,000 in cash and 7,997,520 of the Company’s Subordinate Voting Shares.

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DESCRIPTION OF BUSINESS

General

We are a California-based cannabis company with vertically integrated operations including large scale cultivation, extraction, processing, manufacturing, branding, packaging and wholesale distribution to retail dispensaries. We manufacture and distribute proprietary and select third-party brands throughout the State of California, the largest cannabis market in the world. We also provide manufacturing, extraction and distribution services to select third-party cannabis and cannabis branding companies and sell proprietary bulk flower and broker third-party bulk flower to licensed distribution and manufacturing companies in California.

On February 25, 2021, we completed the Lowell Acquisition and acquired the Lowell Herb Co. and Lowell Smokes trademark brands, product portfolio and production assets from The Hacienda Company and its subsidiaries. The Lowell Acquisition expanded our product offerings by adding a highly regarded, mature line of premium branded cannabis pre-rolls, including infused pre-rolls, to our product portfolio under the Lowell Herb Co. and Lowell Smokes brands. The Lowell Acquisition also expanded our offerings of premium packaged flower, concentrates, and vape products. We believe our pre-existing strengths in cultivation and sourcing will enhance the value of the brands and products acquired in the Lowell Acquisition. Additionally, we presently license the Lowell Herb Co. and Lowell Smokes brands to Ascend Wellness Holdings, LLC at their retail locations in Illinois and Massachusetts, and are in discussion with regard to Michigan.

The Lowell Acquisition also substantially broadened our customer base by adding highly developed direct-to-consumer channels to complement our pre-existing network of retail dispensary customers. This addition to our customer base has resulted in broader geographic coverage in California by the combined business.

On June 29, 2021, we announced the C Quadrant Acquisition, pursuant to which we acquired real property and related assets of a cannabis drying and midstream processing facility located in Monterey County, nearby our flagship cultivation operation. The 10-acre, 40,000 square foot processing facility provides drying, bucking, trimming, sorting, grading, and packaging operations for up to 250,000 pounds of wholesale cannabis flower annually. The new facility will process nearly all the cannabis that we grow at our existing cultivation operations. Additionally, we have commissioned the LFS business unit, which engages in fee-based processing services for regional growers throughout California.

In addition to the processing facility acquired in the C Quadrant Acquisition, we operate a 225,000 square foot greenhouse cultivation facility in Monterey County, a 15,000 square foot manufacturing and laboratory facility in Salinas, California, a separate 20,000 square foot distribution facility in Salinas, California and a warehouse depot and distribution vehicles in Los Angeles, California.

Product Offerings

Our product offerings include flower, vape pens, oils, extracts, chocolate edibles, mints, gummies, tinctures and pre-rolls. We sell our products under owned and third-party brands.

Brands we own include the following:

o	Lowell Herb Co. and Lowell Smokes - premium packaged flower, pre-roll, concentrates, and vape products.

o	House Weed - a value driven flower, vape and concentrates offering, delivering a flavorful and potent experience with dependable quality.

o	Kaizen - a premium brand offering a full spectrum of cannabis concentrates.

o	Moon - offers a range of cannabis bars, bites and fruit chews in a variety of flavors, focusing on high - potency, high-quality and high-value.

o	Original Pot Company - infuses its baked edibles with high quality cannabis.

o	Cypress Reserve - a premium flower brand reserved for the Company’s highest potency harvests from its greenhouses.

o

Flavor Extracts - provides crumble and terp sugar (which is an edible cannabis product with isolated and enhanced flavor and aromas) products that are hand-selected for optimum flavor and premium color.

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The Lowell Herb Co. and Lowell Smokes brands were acquired in the Lowell Acquisition. Our remaining brands were developed prior to such acquisition.

We exclusively manufacture and distribute Dr. May tinctures and topicals in California. We also provide third party extraction processing and third-party distribution services, and bulk extraction concentrates and flower to licensed manufacturers and distributors. Our focus during 2021 was on our owned brands and limiting the number of third-party brands manufactured and distributed. The Lowell Acquisition is a significant expansion of this strategy.

Cultivation

We conduct cannabis cultivation operations located in Monterey County, California. We currently operate a cultivation facility which includes four greenhouses totaling approximately 225,000 square feet sited on 10 acres located on Zabala Road. Farming cannabis at this scale enables us to curate specialized strains and maintain greater control over the quantity and quality of cannabis available for our products, preserving the consistency of our flower and cannabis feedstocks for our extraction laboratory and product manufacturing operations.

The first harvest was in the third quarter of calendar 2017. In 2021 we completed a series of facility upgrades to our greenhouses and supporting infrastructure, which will increase facility output approximately four times from that generated in 2019. These facility improvements include separate grow rooms configured with drop-shades, supplemental lighting, upgraded electrical capability with environmental controls and automated fertigation, and raised gutter height in two of the greenhouses. We harvested approximately 9,000, 17,000 and 32,000 pounds of flower in 2019, 2020 and 2021, respectively, and are currently projecting to harvest between 35,000 and 40,000 pounds in 2022 as a result of these facility upgrades and improvements. We have invested approximately $7.2 million in our greenhouse renovations to date. The completion and commissioning of the renovated greenhouses is expected to further reduce unit costs of cultivation and make available additional cannabis flower and feedstocks for our extraction and processing, packaging and distribution operations. In 2022 we expect to complete the headhouse which will include redundant drying and processing capacity should LFS reach processing capacity during the fall outdoor harvesting season.

We maintain a strict quality control process which facilitates a predictable output yield of pesticide-free products.

Extraction

Extraction operations were first launched by us in the third quarter of 2017 with the commissioning of our 5,000 square foot licensed laboratory within our Salinas manufacturing facility. The lab contains six separate rooms that can each house one independent closed loop volatile extraction machine (meaning that the machine does not expose the products to open air), which are designed to process the cannabis through the application of hydrocarbon or ethanol solvents, to extract certain concentrated resins and oils from the dried cannabis. This process is known as volatile extraction, which is an efficient and rapid method of extracting cannabis. These resins, oils and concentrates are sold as ingestible products known as “shatter,” rosin, wax, sugar, diamonds, “caviar,” and “crumble”.

We currently own and operate five closed loop volatile extraction machines, each housed in a separate room, and each having the capacity to process approximately 100 pounds of dry product per day yielding approximately 5 kilograms of cannabis concentrates. We also currently own and operate 14 purge ovens to work in conjunction with the 5 extraction units in the laboratory. Purge ovens, also known as vacuum ovens, are used after the processing by the extraction units to remove the solvents from the end-product in a low pressure and high heat environment.

In 2021 we commenced solventless extraction activities with the capacity to process approximately 120 pounds of biomass daily yielding approximately 4 kilograms of cannabis concentrates. We currently own and operate one extraction unit which works in conjunction with 5 freeze dryers, 2 ice machines, 3 water filtration systems, 1 UV sterilizer, 2 rosin presses and an 80 square foot walk-in freezer. The solventless process yields a superior product to the volatile extraction process and is the fastest growing category in concentrates.

The extraction operations utilize cannabis feedstocks from our cultivation site, supplemented with feedstock acquired from multiple third-party cultivations. Concentrate production is packaged as branded extracts, such as crumble, shatter, wax and sugar for distribution, incorporated into its manufactured edible products and sold in bulk to other licensed enterprises. In addition, extraction is provided on a fee-based service on third-party material.

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Manufacturing

Our manufacturing facility is located in Salinas, California and houses our edible product operations and extraction and distillation operations. The edible product operations utilize internally produced cannabis oil, which can also be supplied from multiple external sources. Our manufacturing operations produce a wide variety of cannabis-infused products and occupies 10,000 square feet in our 15,000 square foot manufacturing facility in Salinas. Our products include chocolate confections, baked goods, hard and soft non-chocolate confections, and topical lotions and balms. Lowell Farms utilizes modern commercial production equipment and employs food grade manufacturing protocols, including industry-leading standard operating procedures designed so that its products meet stringent quality standards. We have implemented updated compliance, packaging and labeling standards to meet all regulatory requirements, including the California Medicinal and Adult-Use Cannabis Regulation and Safety Act.

We also operate an automated flower filling and packaging line and an automated pre-roll assembly line for making finished goods in those respective categories with feedstock grown by the Lowell Farms cultivation operations.

Processing

On June 29, 2021 we announced that we acquired real property and related assets of a cannabis drying and midstream processing facility located in Monterey County, nearby our flagship cultivation operation. The 10-acre, 40,000 square foot processing facility provides drying, bucking, trimming, sorting, grading, and packaging operations for up to 250,000 pounds of wholesale cannabis flower annually. The new facility processes nearly all the cannabis that we grow at our existing cultivation operations. Additionally, we commissioned the new business unit LFS, which engages in fee-based processing services for regional growers from primarily the Salinas Valley area, one of the largest and fastest growing cannabis cultivation regions in the country, as well as throughout California. LFS operations became operational during the third quarter of 2021.

Distribution and Distribution Services

We have a primary distribution center, warehouse and packing facility located in Salinas, California and a service center and distribution depot in Los Angeles, California. We provide physical warehousing and delivery to retail dispensary customers throughout the State of California for our manufactured products as well as third party branded products distributed on behalf of other licensed product manufacturers. Deliveries are made daily to over 80% of the licensed dispensaries in California utilizing a fleet of 21 owned and leased vehicles. We provide warehousing, delivery, customer service and collection services for select third-party brands. We will increase our fleet of vehicles as necessary to meet delivery requirements from increased proprietary and third-party brand sales.

Technology Platform

We maintain an automated, on-demand supply chain logistics platform, utilizing e-commerce, enterprise resource planning and other technology to manage product movement, order taking and logistics needs.

Inventory Management

We have comprehensive inventory management procedures, which are compliant with the rules set forth by the California Department of Cannabis Control (formerly the California Department of Consumer Affairs’ Bureau of Cannabis Control) and all other applicable state and local laws, regulations, ordinances, and other requirements. These procedures ensure strict control over Lowell Farms’ cannabis and cannabis product inventory from cultivation or manufacture to sale and delivery to a licensed dispensary, distributor or manufacturer, or disposal as cannabis waste. Such inventory management procedures also include measures to prevent contamination and maintain the quality of the products cultivated, manufactured or distributed.

Sources, Pricing and Availability of Raw Materials, Component Parts or Finished Products

We presently source flower feedstock for sale primarily from our cultivation facility. We have developed relationships with local cannabis growers whereby flower quantities are readily available at competitive prices should the sourcing need arise. We source our biomass needs in extraction from our cultivation facility and from third-party suppliers. Remaining biomass material is readily available from multiple sources at competitive prices. Lowell Farms manufactures substantially all cannabis oil and distillate needs from its internal extraction operations. A small amount of specialized cannabis oil is procured from multiple external sources at competitive prices. Lowell Farms manufactures all finished goods for its proprietary brands. Third party distributed brand product is sourced directly from third party partners.

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U.S. Cannabis Market

The emergence of the legal cannabis sector in the United States, both for medical and adult use, has been rapid as more states adopt regulations for its production and sale. A majority of Americans now live in a state where cannabis is legal in some form and approximately one-third of the population lives in states in which adult or recreational use is permitted as a matter of, and in accordance with, applicable state and local laws.1 According to Fortune Business Insights, the global legal marijuana market is anticipated to reach a value of US$97.35 billion by the end of 2026 from US$10.60 billion in 2018. The market is predicted to rise at a compounded annual growth rate of 32.6% during the period 2019 to 2026.2

The use of cannabis and cannabis derivatives to treat or alleviate the symptoms of a wide variety of chronic conditions, while not recognized by the FDA, has been accepted by a majority of citizens with a growing acceptance by the medical community. A review of the research, published in 2015 in the Journal of the American Medical Association, found solid evidence that cannabis can treat pain and muscle spasms.3 The pain component is particularly important, because other studies have suggested that cannabis can replace pain patients’ use of highly addictive, potentially deadly opiates.4 Although hemp, defined as cannabis and derivatives of cannabis with not more than 0.3% THC, has been descheduled from the Controlled Substances Act, the FDA has regulatory oversight over foods drugs and cosmetics containing such products under the Food, Drug and Cosmetics Act of 1938. It is possible that as the federal and state agencies legalize certain products, the FDA may issue rules and regulations, including good manufacturing practices related to the growth, cultivation, harvesting and processing of such products, even if they are not marketed as drugs. It is also possible that the FDA would require that facilities where medical-use cannabis is grown to register with the FDA and comply with certain federally prescribed regulations, certifications, testing, or other requirements. The potential impact on the cannabis industry is uncertain and could include the imposition of new costs, requirements, and prohibitions.

Although we are not currently engaged in the production or distribution of medical marijuana products, the FDA has exerted regulatory oversight over hemp-derived CBD products, especially as it pertains to packaging and labeling requirements under the Food & Drug Cometic Act. The FDA is currently taking action in the form of Warning Letters, but may also take more extreme enforcement such as recalls, disgorgement or penalties. If we are unable to comply with regulations or facility registration as prescribed by the FDA, it may have an adverse effect on our business, operating results, and financial condition.

Polls conducted throughout the United States consistently show overwhelming support for the legalization of medical cannabis, together with strong majority support for the full legalization of recreational adult-use cannabis. As of November 11, 2019, “Around nine-in-ten Americans favor legalization for recreational or medical purposes” and “Only fewer than one-in-ten say it should not be legal.”5 These are large increases in public support over the past 40 years in favor of legal cannabis use.

Currently, in the United States, the majority of states, as well as the territories of Guam, the U.S. Virgin Islands Puerto Rico and the District of Columbia have legalized cannabis in some form, and 18 states - Alaska, Arizona, California, Colorado, Connecticut, Illinois, Maine, Massachusetts, Michigan, Montana, Nevada, New York, New Jersey, New Mexico, Oregon, Vermont, Virginia, and Washington, as well as the District of Columbia - have legalized cannabis for adult or recreational use.

With respect to medical marijuana, as more research centers study the effects of cannabis-based products in treating or addressing therapeutic needs, and assuming that research findings demonstrate that such products are effective in doing so, management believes that the size of the U.S. medical cannabis market will also continue to grow as more States expand their medical marijuana programs and new States legalize medical marijuana. Although the Company only operates in the State of California, it may seek opportunities to expand into other States within the United States that have legalized cannabis use either medicinally or recreationally.

Americans overwhelmingly say marijuana should be legal for recreational or medical use. Retrieved from https://www.pewresearch.org/fact-tank/2021/04/16/americans-overwhelmingly-say-marijuana-should-be-legal-for-recreational-or-medical-use/

Notwithstanding the fact that a majority of states and the District of Columbia have now legalized adult-use and/or medical cannabis, cannabis remains illegal under U.S. federal law with cannabis listed as a Schedule I drug under the CSA. See “United States Regulatory Environment”.

______________________

1 Nichols, Chris (2018). Do a majority of Americans live in states with legal marijuana. https://www.politifact.com/california/statements/2018/apr/19/john-chiang/do-majority-americans-live-states-legal-marijuana/. See also Fertig, Natalie and Mona Zhang (2020). 1 in 3 Americans now lives in a state where recreational marijuana is legal. https://www.politico.com/news/2020/11/04/1-in-3-americans-lives-where-recreational-marijuana-legal-434004

2 Cannabis/Marijuana Market Size. (August 2019) Retrieved from https://www.fortunebusinessinsights.com/industry-reports/cannabis-marijuana-market-100219

3 Grant, Igor MD (2015). Medical Use of Cannabinoids. Journal of American Medical Association, 314: 16, 1750-1751. doi: 10.1001/jama.2015.11429.

4 Bachhuber, MA, Saloner B, Cunningham CO, Barry CL. (2014). Medical Cannabis Laws and Opioid Analgesic Overdose Mortality in the United States, 1999-2010. JAMA Intern Med. 174(10):1668-1673. doi: 10.1001/jamainternmed.2014.4005.

5 Pew Research Organization (April 16, 2021).

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Growth Strategy

While the legalization of cannabis throughout the United States continues to expand both in the adult use (recreational) and medical markets, and the size of the U.S. cannabis market will continue to provide growth opportunities, management believes that focusing on the substantial California market and becoming profitable and self-sustaining is the appropriate near-term growth strategy for the Company.

We plan to capitalize on the significant increase in cannabis consumption in California through the robust marketing of the recently acquired Lowell branded products and our other proprietary brands, the continued expansion of our brand and distribution footprint and the exploitation of our increased cultivation capacity. We will selectively seek opportunities to further expand our brands and operations in California through acquisitions or alliances. We currently license the Lowell brand in Illinois and Massachusetts and we plan on exploring additional licensing of our marque Lowell brand in additional states.

We may also seek to expand our cultivation footprint within California by either purchasing an existing cultivation business or by entering into a lease arrangement with a suitable property to develop cultivation facilities.

We currently have no retail facilities within the state of California but continue to evaluate such opportunities and could seek to enter retail at a future date.

Also, we may consider, but do not currently have definitive plans or timelines for our expansion beyond California as these markets continue to expand.

Competitive Conditions

We compete with other branded licensed cultivators, manufacturers and distributors, offering similar products and services, within California.

Currently, the California cannabis industry is largely comprised of small to medium-sized entities. We believe that the vast majority of our competitors are relatively small operations. Over time, it is expected that within California the industry will begin to consolidate as market-share will increasingly favor larger and more sophisticated operators.

We expect to face additional competition from new entrants. To remain competitive, we expect to invest in scale, people, processes and technology to maintain cost and product leadership over our competitors.

We may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis, which could materially and adversely affect our business, financial condition, results of operations or prospects.

Also, we expect to face continued competition from the illicit or “black-market” commercial activities that still operate within the state. Despite state-level legalization of cannabis in the United States, such operations remain abundant and present substantial competition to Lowell Farms. In particular, illicit operations, because they are largely clandestine, are not required to comply with the extensive regulations with which we must comply in order to conduct business, and accordingly may have significantly lower costs of operation. It is estimated that the current illicit cannabis market in California exceeds $8.5 billion.6

Intangible Property

To date, we have 12 registered federal trademarks with the United States Patent and Trademark Office, 6 California state trademark registrations and 2 Illinois state trademark registrations. In addition, we have 2 federal trademark applications pending and 2 pending Canadian applications. We own over 100 website domains, including www.lowellfarms.com, and numerous social media accounts across all major platforms. Lowell Farms maintains strict standards and operating procedures regarding its intellectual property, including the regular use of nondisclosure, confidentiality, and intellectual property assignment agreements.

Lowell Farms has developed numerous proprietary technologies and processes. These proprietary technologies and processes include its information system software, cultivation, edible manufacturing and extraction techniques, quality and compliance processes and new product development processes. While actively exploring the patentability of these techniques and processes, Lowell Farms relies on non-disclosure/confidentiality arrangements and trade secret protection. Lowell Farms has invested significant resources towards developing recognizable and unique brands consistent with premium companies in analogous industries.

__________________________

6 https://www.northbaybusinessjournal.com/article/business/analyst-california-cannabis-market-isnt-slowed-by-covid-and-should-reach/

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The United States Patent and Trademark Office (“USPTO”) may deny federal trademark registration to any name, product, or other assets that violate the law, including cannabis products. However, hemp-derived goods and CBD products with less than 0.3% THC, as well as ancillary products or services, may be eligible for federal trademark registration. Additionally, the USPTO may accept trademark applications for consulting services or goods that do not directly involve the cannabis flower, such as computer software, educational platforms, and brand apparel. Cannabis products, goods, and services that do not meet the USPTO standard for trademark registration may qualify for state trademark registration in states where such products, goods, and services have been legalized.

No guarantee can be given that Lowell Farms will be able to successfully assert its trademark rights, nor can the Company guarantee that its trademark registrations will not be invalidated, circumvented or challenged. Any such invalidity, particularly with respect to a product name, or a successful intellectual property challenge or infringement proceeding against the company, could have a material adverse effect on Lowell Farms’ business.

Employees

Lowell Farms employs personnel with a wide range of skill sets, including those with masters’ and bachelors’ degrees in their respective fields. With respect to cultivation, Lowell Farms recruits individuals with plant science and agricultural experience, and personnel have the practical experience necessary to cultivate high yielding, multiple strain variety cannabis plants and to develop new cannabis strains through selective horticultural practices. With regard to extraction, Lowell Farms recruits individuals with extraction and distillation experience for its product lines, and personnel have the practical experience and knowledge necessary to process the raw, dried cannabis product through volatile and solventless extraction processes, thereby generating high yields of cannabis extracts and distillates. In addition, Lowell Farms personnel have the practical experience and knowledge necessary to conduct secondary processing of cannabis biomass into crude cannabis oil, distillate, and concentrates, including shatter, wax and crystals, and to utilize the natural terpenes in cannabis to formulate premium vaporizer oils. Terpenes are the oils that give cannabis plants their smell. They come from the same components as tetrahydrocannabinol (“THC”) and cannabidiol (“CBD”).

With regard to product development and manufacturing, Lowell Farms recruits individuals with professional culinary education for edibles product development for its edibles division, and personnel have extensive experience in confectionary product development and manufacturing, particularly with regard to cannabis edibles, including chocolates, candies, cookies, gummies, beverages and tinctures.

With regard to sales and distribution, we recruit employees who retain a high degree of industry awareness and knowledge who can interface with dispensaries state-wide and introduce our products with the intention of retaining and potentially increasing shelf-space and the intention of maintaining or increasing market share. Our sales and distribution teams are important conduits for collecting intelligence on consumer behavior and trends. Our distribution capabilities are critical to building trust with dispensaries that they will receive inventory on a timely and consistent basis.

Lowell Farms currently possesses all specialized skills and knowledge it requires, but will continue to compete with other cannabis and manufacturing companies to secure and retain such staff.

As of March 15, 2022, we had 201 full-time employees and 2 part-time employees, all of whom are located in California. Additionally, Lowell Farms utilizes contract employees in security, cultivation, packaging and warehousing activities. The use of contract employees enables Lowell Farms to manage variable staffing needs and in the case of cultivation and security personnel, access to experienced, qualified and readily available human resources.

In 2018, the manufacturing personnel of Lowell Farms were organized by UFCW Local 5. In 2020, prior to the completion of a collective bargaining agreement, the union workers voted to decertify UFCW Local 5. Under California law, the holder of a cannabis license with 20 or more employees must enter into a “labor peace agreement” with a union or provide a notarized statement to the Department of Cannabis Control that it will do so. A “labor peace agreement” is a private contract between an employer and a union that requires both parties to waive certain rights under federal labor law in connection with union organizing activities. Following the decertification of UFCW Local 5, Lowell Farms provided such a notarized statement to the Department of Cannabis Control. There has been no further union organizing activity of which the Company is aware involving its employees.

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United States Regulatory Environment

Below is a discussion of the federal and state-level U.S. regulatory regimes in those jurisdictions where Lowell Farms is currently involved, directly or through its subsidiaries in the cannabis industry. Lowell Farms is directly engaged in the manufacture, extraction, cultivation, package, sale or distribution of cannabis in the adult-use and/or medical industries in the State of California. The Company derives all of its revenues from the cannabis industry in the State of California, which industry is illegal under U.S. federal law. The Company’s cannabis-related activities are compliant with applicable State and local law, and the related licensing framework, and the Company is not aware of any non-compliance with applicable State and local law, and the related licensing framework, by any of the Company’s clients to whom the Company renders services. Nonetheless, such activities remain illegal under U.S. federal law. The enforcement of relevant laws is a significant risk.

The Company evaluates, monitors and reassesses this disclosure, and any related risks, on an ongoing basis, and the same will be supplemented and amended to investors in public filings, including in the event of government policy changes or the introduction of new or amended guidance, laws or regulations regarding marijuana regulation. Any non-compliance, citations or notices of violation which may have an impact on the Company’s licenses, business activities or operations will be promptly disclosed by the Company.

United States Federal Overview

The United States federal government regulates drugs in large part through the CSA. Marijuana, which is a form of cannabis, is classified as a Schedule I controlled substance. As a Schedule I controlled substance, the federal Drug Enforcement Agency, or DEA, considers marijuana to have a high potential for abuse; no currently accepted medical use in treatment in the United States; and a lack of accepted safety for use of the drug under medical supervision. According to the U.S. federal government, cannabis having a concentration of tetrahydrocannabinol, or THC, greater than 0.3% on a dry weight basis is marijuana. Cannabis with a THC content below 0.3% is classified as hemp. The scheduling of marijuana as a Schedule I controlled substance is inconsistent with what we believe to be widely accepted medical uses for marijuana by physicians, researchers, patients, and others. Moreover, despite the clear conflict with U.S. federal law, currently the majority of states, as well as the territories of Guam, the U.S. Virgin Islands, Puerto Rico and the District of Columbia have legalized cannabis in some form, and 18 states, as well as the District of Columbia, have legalized cannabis for adult or recreational use. As further evidence of the growing conflict between the U.S. federal treatment of cannabis and the societal acceptance of cannabis, the FDA on June 25, 2018 approved Epidiolex. Epidiolex is an oral solution with an active ingredient derived from the cannabis plant for the treatment of seizures associated with two rare and severe forms of epilepsy, Lennox-Gastaut syndrome and Dravet syndrome, in patients two years of age and older. This was the first FDA-approved drug that contains a purified substance derived from the cannabis plant. In this case, the substance is cannabidiol, or CBD, a chemical component of marijuana that does not contain the psychoactive properties of THC.

Unlike in Canada, which uniformly regulates the cultivation, distribution, sale and possession of marijuana at the federal level under the Cannabis Act (Canada), marijuana is largely regulated at the state level in the United States. State laws regulating marijuana are in conflict with the CSA, which makes marijuana use and possession federally illegal. Although certain states and territories of the United States authorize medical or adult-use marijuana production and distribution by licensed or registered entities, under United States federal law, the possession, use, cultivation, and transfer of marijuana and any related drug paraphernalia is illegal. Although our activities are compliant with the applicable state and local laws in California, strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under United States federal law nor provide a defense to any federal criminal action that may be brought against us.

In 2013, as more and more states began to legalize medical and/or adult-use marijuana, the federal government attempted to provide clarity on the incongruity between federal law and these State-level regulatory frameworks. Until 2018, the federal government provided guidance to federal agencies and banking institutions through a series of Department of Justice, or DOJ, memoranda. The most notable of this guidance came in the form of a memorandum issued by former U.S. Deputy Attorney General James Cole on August 29, 2013, which we refer to as the Cole Memorandum.

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The Cole Memorandum offered guidance to federal agencies on how to prioritize civil enforcement, criminal investigations and prosecutions regarding marijuana in all states and quickly set a standard for marijuana-related businesses to comply with. The Cole Memorandum put forth 8 prosecution priorities:

1.	Preventing the distribution of marijuana to minors;

2.	Preventing revenue from the sale of marijuana from going to criminal enterprises, gang and cartels;

3.	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

4.	Preventing the state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

5.	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;

6.	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

7.	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and

8.	Preventing marijuana possession or use on federal property.

On January 4, 2018, former United States Attorney General Jeff Sessions rescinded the Cole Memorandum by issuing a new memorandum to all United States Attorneys, which we refer to as the Sessions Memo. Rather than establishing national enforcement priorities particular to marijuana-related crimes in jurisdictions where certain marijuana activity was legal under State law, the Sessions Memo simply rescinded the Cole Memorandum and instructed that “[in] deciding which marijuana activities to prosecute... with the [DOJ’s] finite resources, prosecutors should follow the well-established principles that govern all federal prosecutions.” Namely, these include the seriousness of the offense, history of criminal activity, deterrent effect of prosecution, the interests of victims, and other principles.

Neither Attorney General William Barr, who succeeded Attorney General Sessions, nor any subsequent Acting Attorney General provided a clear policy directive for the United States as it pertains to State-legal marijuana-related activities. Merrick Garland currently serves as Attorney General and it is not yet known whether the Department of Justice will re-adopt the Cole Memorandum or announce a substantive marijuana enforcement policy. Mr. Garland indicated at a confirmation hearing before the United States Senate that it did not seem to him to be a good use of limited resources to pursue prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise.

Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of marijuana will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to marijuana (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law. Currently, in the absence of uniform federal guidance, as had been established by the Cole Memorandum, enforcement priorities are determined by respective United States Attorneys.

As an industry best practice, despite the recent rescission of the Cole Memorandum, the Company abides by the following standard operating policies and procedures to ensure compliance with the guidance provided by the Cole Memorandum:

1.

ensure that its operations are compliant with all licensing requirements as established by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions;

2.

ensure that its cannabis related activities adhere to the scope of the licensing obtained (for example: in the states where cannabis is permitted only for adult-use, the products are only sold to individuals who meet the requisite age requirements);

3.	implement policies and procedures to ensure that cannabis products are not distributed to minors;

4.	implement policies and procedures to ensure that funds are not distributed to criminal enterprises, gangs or cartels;

5.

implement an inventory tracking system and necessary procedures to ensure that such compliance system is effective in tracking inventory and preventing diversion of cannabis or cannabis products into those states where cannabis is not permitted by state law, or across any state lines in general;

6.

ensure that its state-authorized cannabis business activity is not used as a cover or pretense for trafficking of other illegal drugs, is engaged in any other illegal activity or any activities that are contrary to any applicable anti-money laundering statutes; and

7.

ensure that its products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

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In addition, the Company conducts background checks to ensure that the principals and management of its operating subsidiaries are of good character, have not been involved with other illegal drugs, engaged in illegal activity or activities involving violence, or use of firearms in cultivation, manufacturing or distribution of cannabis. The Company will also conduct ongoing reviews of the activities of its cannabis businesses, the premises on which they operate and the policies and procedures that are related to possession of cannabis or cannabis products outside of the licensed premises, including the cases where such possession is permitted by regulation. See “Risk Factors”.

Significantly, companies authorized to operate in states with medical marijuana laws and robust regulatory schemes enjoy additional protection under the Amendment. The Amendment was first approved in 2014 and prevents the U.S. Department of Justice from using federal funds to prosecute state-compliant medical marijuana operators in states that have legal (medical) cannabis programs.  Moreover, the Amendment has been included in the federal budget approved by Congress since its introduction. It should be noted; however, that the Amendment must be renewed each fiscal year in order to remain in effect.

United States Border Entry

The United States Customs and Border Protection (“CBP”) enforces the laws of the United States as they pertain to lawful travel and trade into and out of the U.S. Crossing the border while in violation of the CSA and other related United States federal laws may result in denied admission, seizures, fines, and apprehension. CBP officers determine the admissibility of travelers who are non-U.S. citizens into the United States pursuant to the United States Immigration and Nationality Act. An investment in our Subordinate Voting Shares, if it became known to CBP, could have an impact on a non-U.S. citizen’s admissibility into the United States and could lead to a lifetime ban on admission.

Because marijuana remains illegal under United States federal law, those investing in Canadian companies with operations in the United States cannabis industry could face detention, denial of entry, or lifetime bans from the United States for their business associations with United States marijuana businesses. Entry happens at the sole discretion of CBP officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a non-US citizen or foreign national. The government of Canada has previously warned travelers that previous use of marijuana, or any substance prohibited by United States federal laws, could mean denial of entry to the United States. Business or financial involvement in the marijuana industry in the United States could also be reason enough for CBP to deny entry. On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that Canada’s legalization of cannabis will not change CBP enforcement of United States laws regarding controlled substances and because marijuana continues to be a controlled substance under United States law, working in or facilitating the proliferation of the legal marijuana industry in U.S. states where it is deemed legal may affect admissibility to the United States. As a result, CBP has affirmed that, employees, directors, officers, managers and investors of companies involved in business activities related to marijuana in the United States (such as Lowell Farms), who are not United States citizens, face the risk of being barred from entry into the United States.

Anti-Money Laundering Laws and Access to Banking

The Company is subject to a variety of laws and regulations in the United States that involve anti-money laundering, financial recordkeeping and the proceeds of crime, including the Currency and Foreign Transactions Reporting Act of 1970 (referred to herein as the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States.

Additionally, under United States federal law, it may potentially be a violation of federal anti-money laundering statutes for financial institutions to take any proceeds from the sale of any Schedule I controlled substance. Banks and other financial institutions could potentially be prosecuted and convicted of money laundering under the Bank Secrecy Act for providing services to cannabis businesses. Therefore, under the Bank Secrecy Act, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other financial service could be charged with money laundering or conspiracy.

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While there has been no change in U.S. federal banking laws to accommodate businesses in the large and increasing number of U.S. states that have legalized medical or adult-use marijuana, the Financial Crimes Enforcement Network within the U.S. Department of the Treasury (“FinCEN”), in 2014, issued guidance (the “FinCEN Guidance”) to prosecutors of money laundering and other financial crimes. The FinCEN Guidance advised prosecutors not to focus their enforcement efforts on banks and other financial institutions that serve marijuana-related businesses so long as that marijuana-related business activities are legal in their state and none of the federal enforcement priorities referenced in the Cole Memorandum are being violated (such as keeping marijuana out of the hands of organized crime). The FinCEN Guidance also clarifies how financial institutions can provide services to marijuana-related businesses consistent with their Bank Secrecy Act obligations, including thorough customer due diligence, but makes it clear that they are doing so at their own risk. The customer due diligence steps typically include:

1.	Verifying with the appropriate State authorities whether the business is duly licensed and registered;

2.	Reviewing the license application (and related documentation) submitted by the business for obtaining a State license to operate its marijuana-related business;

3.	Requesting available information about the business and related parties from State licensing and enforcement authorities;

4.

Developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus adult-use customers);

5.	Ongoing monitoring of publicly available sources for adverse information about the business and related parties;

6.	Ongoing monitoring for suspicious activity, including for any of the red flags described in the FinCEN Guidance; and

7.	Refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk.

With respect to information regarding State licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where States make such information available.

While the FinCEN Guidance decreased some risk for banks and financial institutions considering servicing the cannabis industry, in practice it has not increased banks’ willingness to provide services to marijuana-related businesses. This is because current U.S. federal law does not guarantee banks immunity from prosecution, and it also requires banks and other financial institutions to undertake time-consuming and costly due diligence on each marijuana-related business they accept as a customer.

Those State-chartered banks and/or credit unions that have agreed to work with marijuana businesses are typically limiting those accounts to small percentages of their total deposits to avoid creating a liquidity risk. Since, theoretically, the federal government could change the banking laws as it relates to marijuana-related businesses at any time and without notice, these banks and credit unions must keep sufficient cash on hand to be able to return the full value of all deposits from marijuana-related businesses in a single day, while also keeping sufficient liquid capital on hand to service their other customers. Those State-chartered banks and credit unions that do have customers in the marijuana industry can charge marijuana businesses high fees to cover the added cost of ensuring compliance with the FinCEN Guidance.

As an industry best practice and consistent with its standard operating procedures, Lowell Farms adheres to all customer due diligence steps in the FinCEN Guidance and any additional requirements imposed by those financial institutions it utilizes. However, in the event that any of our operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be in violation of anti-money laundering legislation or otherwise, such transactions could be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize our ability to declare or pay dividends or effect other distributions.

In the United States, the “SAFE Banking Act” has been put forth which would grant banks and other financial institutions immunity from federal criminal prosecution for servicing marijuana-related businesses if the underlying marijuana business follows State law. The SAFE Banking Act has been adopted by the House of Representatives multiple times since its initial introduction. Furthermore, the House of Representatives has passed other pieces of legislation key to marijuana reforms, such as the Marijuana Opportunity Reinvestment and Expungement (MORE) Act. The MORE Act would remove marijuana from the CSA and eliminate criminal penalties for individuals who manufacture, distribute or possess marijuana. While there is strong support in the public and within Congress for legislation such as the Safe Banking Act and the MORE Act, there can be no assurance that any such legislation will be adopted by both the House of Representatives and Senate. In both Canada and the United States, transactions involving banks and other financial institutions are both difficult and unpredictable under the current legal and regulatory landscape. Legislative changes could help to reduce or eliminate these challenges for companies in the cannabis space and would improve the efficiency of both significant and minor financial transactions.

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Tax Concerns

An additional challenge for marijuana-related businesses is that the provisions of Internal Revenue Code Section 280E are being applied by the IRS to businesses operating in the medical and adult-use marijuana industry. Section 280E prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing them to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of non-deductible expenses is to its total revenues. Therefore, businesses in the legal cannabis industry may be less profitable than they would otherwise be. Furthermore, although the IRS issued a clarification allowing the deduction of cost of goods sold, the scope of such eligible cost items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be capitalized as part of inventory cost basis and deducted as part of cost of goods sold, or otherwise deducted from gross profit, in determining taxable income.

The 2018 Farm Bill

CBD is a non-psychoactive chemical found in cannabis and is often derived from hemp, which contains, at most, only trace amounts of THC. On December 20, 2018, the Agriculture Improvement Act of 2018 (popularly known as the 2018 Farm Bill) was signed into law. Until the 2018 Farm Bill became law, hemp fell within the definition of “marijuana” under the CSA and the DEA classified hemp as a Schedule I controlled substance because hemp is part of the cannabis plant.

The 2018 Farm Bill defines hemp as the plant Cannabis sativa L. and any part of the plant with a delta-9 THC concentration of not more than 0.3% by dry weight and removes hemp from the CSA. The 2018 Farm Bill requires the U.S. Department of Agriculture, or USDA, to, among other things: (1) evaluate and approve regulatory plans approved by individual states for the cultivation and production of industrial hemp, and (2) promulgate regulations and guidelines to establish and administer a program for the cultivation and production of hemp in the U.S. The regulations promulgated by the USDA will be in lieu of those States not adopting State-specific hemp regulations. Hemp and products derived from it, such as CBD, may then be sold into commerce and transported across State lines provided that the hemp from which any product is derived was cultivated under a license issued by an authorized state program approved by the USDA and otherwise meets the definition of hemp. The 2018 Farm Bill also explicitly preserved the authority of the FDA to regulate hemp-derived products under the U.S. Food, Drug and Cosmetic Act. Many have expected that the FDA will promulgate its own rules for the regulation of hemp-derived products. Notwithstanding the anticipated FDA rules, on October 29, 2019, the USDA published its proposed rules for the regulation of hemp, (referred to herein as the “USDA Rule”). The USDA Rule will go into effect immediately upon the conclusion of the public comment period and publication in the federal register by the USDA. The USDA Rule, among other things, sets minimum standards for the cultivation and production of hemp, as well as requirements for laboratory testing of hemp.

State Level Overview and Compliance Summary

In the United States, cannabis is largely regulated at the State level. Although California authorizes medical and adult-use marijuana production and distribution by licensed entities, and numerous other states have legalized marijuana in some form, under U.S. federal law, the possession, use, cultivation, and transfer of marijuana and any related drug paraphernalia remains illegal, and any such acts are criminal acts under U.S. federal law. Although we believe that our business activities are compliant with applicable State and local laws, strict compliance with State and local laws with respect to marijuana may neither absolve us of liability under U.S. federal law, nor provide a defense to any federal proceeding which may be brought against us. Any such proceedings brought against us may result in a material adverse effect on our business.

California Regulatory Landscape

In 1996, California was the first State to legalize medical marijuana through Proposition 215, the Compassionate Use Act of 1996. This provided an affirmative defense for defendants charged with the use, possession and cultivation of medical marijuana by patients with a physician recommendation for treatment of cancer, anorexia, AIDS, chronic pain, spasticity, glaucoma, arthritis, migraine, or any other illness for which marijuana provides relief. In 2003, Senate Bill 420 was signed into law, decriminalizing the use, possession, and collective cultivation of medical marijuana, and establishing an optional identification card system for medical marijuana patients.

In September 2015, the California legislature passed three bills collectively known as the “Medical Marijuana Regulation and Safety Act,” or MCRSA. The MCRSA established a licensing and regulatory framework for medical marijuana businesses in California. The system created testing laboratories and distributors. Edible infused product manufacturers would require either volatile solvent or non-volatile solvent manufacturing licenses depending on their specific extraction methodology. Multiple agencies would oversee different aspects of the program and businesses would require a State license and local approval to operate. However, in November 2016, voters in California overwhelmingly passed Proposition 64, the “Adult Use of Marijuana Act,” or AUMA, creating an adult-use marijuana program for adult-use 21 years of age or older. In June 2017, the California State Legislature passed Senate Bill No. 94, known as Medicinal and Adult-Use Marijuana Regulation and Safety Act, or MAUCRSA, which amalgamated MCRSA and AUMA to provide a set of regulations to govern the medical and adult-use licensing regime for marijuana businesses in the State of California. MAUCRSA went into effect on January 1, 2018. In 2021, the three primary licensing agencies that regulated marijuana at the state level were the Bureau of Cannabis Control, or BCC, California Department of Food and Agriculture, or CDFA, and the California Department of Public Health, or CDPH.

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On January 10, 2020, the three cannabis licensing agencies announced that California Governor Gavin Newsom’s budget proposal for cannabis industry regulation and taxation included plans to consolidate the three licensing entities into a single Department of Cannabis Control by July 2021. With the passage of AB 141 on July 12, 2021, the California Licensing Agencies were consolidated into the Department of Cannabis Control (“DCC”).  On September 8, 2021, the DCC announced proposed emergency regulations to move all cannabis regulations into Title 4 of the California Code of Regulations, with a stated goal of consolidating and improving the regulations. The proposed emergency regulations were in the review and comment period which closed on September 20, 2021.

One of the central features of MAUCRSA is known as “local control.” In order to legally operate a medical or adult-use marijuana business in California, an operator must have both a local and State license. This requires license-holders to operate in cities or counties with marijuana licensing programs. Cities and counties in California are allowed to determine the number of licenses they will issue to marijuana operators, or, alternatively, can choose to ban marijuana licenses.

Licenses

Once an operator obtains local approval, the operator must obtain State licenses before conducting any commercial marijuana activity. There are multiple license categories that cover all commercial activity. Lowell Farms and its subsidiaries are licensed to operate Medical and Adult-Use Manufacturing, Nursery, Cultivation, Processing and Distribution facilities under applicable California and local jurisdictional law. Lowell Farms’ licenses permit it to possess, cultivate, process, manufacture and wholesale medical and adult-use cannabis and cannabis goods in the State of California pursuant to the terms of the various licenses issued by the Department of Cannabis Control. The licenses are independently issued for each approved activity for use at the Lowell Farms facilities in California.

The following licenses are held by the Company:

Agency	License	City/County	Type of License
CDFA	CCL18-0003496	Monterey County	Nursery
CDFA	CCL18-0003514	Monterey County	Processor
CDFA	CCL-21-0004259 - CCL-21-0004262	Monterey County	Cultivation: Small Mixed-Light Tier 2
CDFA	CCL 18-0001803 and 1804, CCL18-0003497 - CCL 18-0003503	Monterey County	Cultivation: Small Mixed-Light Tier 2
BCC	C11 0000816 LIC	City of Salinas	Distributor Provisional (Salinas)
BCC	C11 0000685	City of Los Angeles	Distributor Provisional (Los Angeles)
CDPH	CDPH-10002196	City of Salinas	Manufacturing Type 7: Volatile Extraction

The following license is held by 20800 Spence Road LLC, a wholly owned subsidiary of Lowell SR LLC:

Agency	License	City/County	Type of License
CDFA	CCL20-0002424	Monterey County	Processor

California State and local licenses, including for the City of Los Angeles, are renewed annually. Each year, licensees are required to submit a renewal application per published guidelines. While renewals are annual, there is no limit on the number of permitted annual renewals. To renew a City of Los Angeles license with the Department of Cannabis Regulation, DCR, a renewal application and renewal fee are required to be paid by the licensee no earlier than 120 calendar days before the expiration of the license, and no later than 60 calendar days before the expiration of the license. At the time of a license renewal application, a licensee must include updated annual licensing documents. As part of the renewal process, the DCR may require modification to the licensee’s security plan. To renew a license, a licensee must be in good standing as required by the DCR and shall not be delinquent on any City tax or fee.

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In respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable license, Lowell Farms would expect to receive the applicable renewed license in the ordinary course of business. While Lowell Farms’ compliance controls have been developed to mitigate the risk of any material violations of a license arising, there is no assurance that Lowell Farms’ licenses will be renewed in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process could impede the ongoing or planned operations of Lowell Farms and have a material adverse effect on Lowell Farms’ business, financial condition, results of operations or prospects.

California License and Regulations

The Adult-Use and Medicinal Cultivation licenses that have been granted to Lowell Farms permit cannabis cultivation activity, which means any activity involving the planting, growing, harvesting, drying, curing, grading or trimming of cannabis. Such licenses further permit the production of a limited number of non-manufactured cannabis products and the sales of cannabis to certain licensed entities within the State of California for resale or manufacturing purposes.

Lowell Farms’ Adult-Use and Medicinal Manufacturing licenses permit Lowell Farms to extract concentrated cannabis, THC, CBD and other cannabis extracts from cannabis plants, then convert them to cannabis concentrates, edibles, balms, beverages, vapes and a variety of other consumer goods. Lowell Farms also packages and labels these goods, including processed flower (the smokable part of the cannabis plant) for wholesale delivery.

The Adult-Use and Medicinal Distribution licenses permit Lowell Farms to complete cannabis related distribution activity which means the procurement, sale, and transportation of cannabis and cannabis products between licensed entities. Distribution activity is permissible to and from certain Lowell Farms and non-Lowell Farms licensees.

In the State of California, only cannabis that is grown in California can be sold in the state. Although California is not a vertically integrated system, Lowell Farms is vertically integrated and has the capabilities to cultivate, harvest, manufacture and wholesale cannabis and cannabis products to licensed retail dispensaries. Under manufacturing, distribution and cultivation licenses, the State of California also allows Lowell Farms to make a wholesale purchase of cannabis from, or a distribution of cannabis and cannabis product to, another licensed entity within the state.

California - Local Licensure, Zoning and Land Use Requirements

To obtain a State license, cannabis operators must first obtain local authorization, which is a prerequisite to obtaining State licensure. California’s DCC requires confirmation from the applicable locality that an applicant is in compliance with local requirements and has either been granted authorization to, upon State licensure, continue previous cannabis activities or commence cannabis operations. One of the basic aspects of obtaining local authorization is compliance with all local zoning and land use requirements. Local governments are permitted to prohibit or otherwise regulate the types and number of cannabis businesses allowed in their locality. Some localities have limited the number of authorizations an entity may hold in total or for various types of cannabis activity. Others have tiered the authorization process, granting the initial rounds of local authorization to applicants that previously conducted cannabis activity pursuant to the CUA or those that meet the locality’s definition of social equity.

California - Record-Keeping and Continuous Reporting Requirements

California’s State license application process additionally requires comprehensive criminal history, regulatory history and personal disclosures for all beneficial owners. Any criminal convictions or civil penalties or judgments occurring after licensure must promptly be reported to the regulatory agency from which the licensee holds a license. State licenses must be renewed annually. Disclosure requirements for local authorization may vary, but generally tend to mirror the State’s requirements.

Licensees must also keep detailed records pertaining to various aspects of the business for up to 7 years. Such records must be easily accessible by the regulatory agency from which the licensee holds a license. Additionally, licensees must record all business transactions, which must be uploaded to METRC, the statewide traceability system. Lowell Farms is in compliance in all material respects with these record-keeping and disclosure requirements.

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Storage and Security

To ensure the safety and security of cannabis business premises and to maintain adequate controls against the diversion, theft, and loss of cannabis or cannabis products, Lowell Farms is required to do the following:

o	maintain fully operational security alarm systems;

o	contract for state-certified security guard services;

o	maintain video surveillance systems that records continuously 24 hours a day and maintains those recordings for at least 90 days;

o	ensure that the facility’s outdoor premises have sufficient lighting;

o	store cannabis and cannabis product only in areas per the premises diagram submitted to the State of California during the licensing process;

o	store all cannabis and cannabis products in a secured, locked room or a vault;

o	report to local law enforcement within 24 hours after being notified or becoming aware of the theft, diversion, or loss of cannabis; and

o

ensure the safe transport of cannabis and cannabis products between licensed facilities, maintain a delivery manifest in any vehicle transporting cannabis and cannabis products. Only vehicles registered with the DCC, that meet DCC distribution requirements, are to be used to transport cannabis and cannabis products.

Marijuana Taxes in California

Several types of taxes are imposed in California for adult use sale. For 2020 and 2021, cultivators had the choice of being taxed at $9.65, per dry-weight ounce of cannabis flowers or $1.35 per ounce of wet-weight plants. Further, cultivators were required to pay $2.87 per ounce for cannabis leaves. Effective January 1, 2022, taxes increased to $10.08 per dry-weight ounce of cannabis flowers or $1.41 per ounce of wet-weight plants and cultivators are required to pay $3.00 per ounce for cannabis leaves, representing an increase of 3.2% - 4.5%. California also imposes an excise tax of 15%. Cities and counties apply their sales tax along with the state’s excise and many cities and counties have also authorized the imposition of special cannabis business taxes which can range from 2% to 10% of gross receipts of the business.

The Company has retained legal counsel and/or other advisors in connection with California’s marijuana regulatory program. The Company has developed standard operating procedures for licenses that are operational.

California - Operating Procedure Requirements

License applicants must submit standard operating procedures describing how the operator will, among other requirements, secure the facility, manage inventory, comply with the State’s seed-to-sale tracking requirements, dispense cannabis, and handle waste, as applicable to the license sought. Once the standard operating procedures are determined compliant and approved by the applicable State regulatory agency, the licensee is required to abide by the processes described and seek regulatory agency approval before any changes to such procedures may be made. Licensees are additionally required to train their employees on compliant operations and are only permitted to transact with other legal and licensed businesses.

Lowell Farms complies with these operational and training requirements by systematically training employees in various aspects of regulatory requirements, ensuring that operational and business practices are aligned with regulatory requirements, and by conducting internal audits to ensure compliance and identify areas for further training.

California - Site-Visits & Inspections

As a condition of State licensure, operators must consent to random and unannounced inspections of the commercial cannabis facility as well as the facility’s books and records to monitor and enforce compliance with State law. Many localities have also enacted similar standards for inspections, and the State of California has already commenced site-visits and compliance inspections for operators who have received State temporary or annual licensure.

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California - Compliance Procedures

Lowell Farms utilizes MAX ERP, an integrated enterprise compliance platform, which integrates Lowell Farms’ inventory management program and standard operating procedures with the software’s compliance and quality features to facilitate compliance with State and local requirements. MAX ERP features include a compliance software solution that offers lot and batch control, recall management, document control and quality analysis. Additionally, Lowell Farms utilizes standard operating procedure building tools to facilitate the implementation and maintenance of compliant operations and tracks all required licensing maintenance criteria.

City of Los Angeles - Compliance Procedures

Following submission of a pre-application request and once compliance with the business premises location is completed, including all zoning requirements and sensitive use restrictions, the City of Los Angeles DCR will request and review attestations from primary personnel and owner(s) associated with the application. Following such review, the DCR will issue a determination of eligibility/ineligibility for further processing. A determination of eligibility is based on, among other things, an initial inspection and environmental clearance. Following a determination of eligibility, the DCR reviews the application for completeness, including the status of state licenses and verification of local compliance under way with the state agencies. Following temporary approval, applicants may apply for an annual license.

Continued compliance includes ongoing, unannounced inspections, investigations and audits conducted by the employees or agents of the Los Angeles County Department of Public Health or the following City departments: the DCR, the Department of Building and Safety, the Department of City Planning, the Police Department, the Fire Department and the Office of Finance. Inspections may include an examination of employee practice; cannabis safety; proper storage; equipment/utensils; facility; plumbing fixtures; sign/license requirements; record keeping; compliance and enforcement; and requirements for manufacturing.

Lowell Farms has developed a robust compliance program designed to ensure operational and regulatory requirements continue to be satisfied, and has retained outside counsel to monitor its compliance with U.S. State and local law on an ongoing basis. Lowell Farms will continue to work closely with its legal counsel to develop and improve its internal compliance program and will defer to their legal opinions and risk mitigation guidance regarding California’s complex regulatory framework. The internal compliance program requires continued monitoring by managers and executives of Lowell Farms to ensure all operations conform to and comply with required laws, regulations and legally compliant standard operating procedures.

DESCRIPTION OF PROPERTY

Lowell Farms presently leases its facilities through its subsidiaries other than the processing facility it owns in Salinas, California. The following table sets forth information about our properties. We believe that these facilities are generally suitable to meet our needs.

Location	Square Feet	Purpose	Lease Expiration Dates
Salinas	15,000	Manufacturing	June 30, 2029(1)
Salinas	8,000	Administrative	December 31, 2025
Salinas	20,000	Distribution and Flower Packaging	December 31, 2023(2)
Monterey County	225,000	Cultivation	December 31, 2034(3)
Los Angeles	10,000	Distribution	November 30, 2024
Salinas	40,000	Processing	Owned
Total square footage	318,000

_________________

(1) Lowell Farms has two 4-year extension options.

(2) Lowell Farms has three 2-year extension options.

(3) Lowell Farms has five 5-year extension options.

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CORPORATE INFORMATION

General

We are governed by the laws of British Columbia, Canada. On April 26, 2019, we completed a reverse takeover transaction (the “Business Combination” or the “RTO”) with Indus Holding Company, a Delaware corporation. On February 25, 2021, we completed the Lowell Acquisition. Effective March 1, 2021, in connection with the Lowell Acquisition, we changed our name to Lowell Farms Inc.

The Company was incorporated under the Business Corporations Act (Ontario) on October 27, 2005, under the name Zoolander Corporation and changed its name to “Mezzotin Minerals Inc.” on September 10, 2013.

Prior to the Business Combination, the Company engaged in the acquisition, exploration and development of properties prospective for rare earth metals in Zimbabwe. In October 2018, the Company sold all of its exploration property interests in Zimbabwe and had no commercial operations or operating revenues at the time of the Business Combination.

Indus Holding Company was formed as a Delaware corporation on January 2, 2015. Indus Holding Company owns all of our operating subsidiaries.

Corporate Structure

Set forth below is the organization chart of the Company, setting out all material subsidiaries of the Company and their jurisdiction of incorporation, formation or organization. Each of the subsidiaries of Indus Holding Company is wholly-owned by it. The Company is presently carrying on active business operations solely in California.

SUBORDINATE VOTING SHARES
(class being registered on this Form 10)
SUPER VOTING SHARES
(BRITISH COLUMBIA)
LOWELL FARMS INC.
INDUS SUB CLASS A SHARES
(held solely by Lowell Farms Inc.)
INDUS SUB CLASS B SHARES
(redeemable for Subordinate Voting Shares or, at the Company's option, cash)
INDUS SUB CLASS C SHARES
(issuable upon conversion of convertible debentures; redeemable for Subordinate Voting Shares)
(DELAWARE)
INDUS HOLDING COMPANY
INDUS LF LLC
(CALIFORNIA)
WELLNESS INNOVATION GROUP INCORPORATED
(CALIFORNIA)
LOWELL SR LLC
(SPENCE ROAD REAL PROPERTY)
CYPRESS HOLDING COMPANY, LLC
(DELAWARE)
CYPRESS MANUFACTURING COMPANY
(CALIFORNIA)
20800 SPENCE ROAD LLC
(SPENCE ROAD LICENSES)

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The primary purpose or main business of each entity is as follows:

•	Lowell Farms Inc. is the issuer of our shares traded on the CSE and OTCQX. Lowell Farms Inc. is a holding company and does not conduct material business activities.

•

Indus Holding Company is the owner of our principal brand intellectual property (other than the Lowell Herb Co. and Lowell Smokes brands acquired in the Lowell Acquisition) and an intermediate holding company for our operating entities.

•

Cypress Manufacturing Company conducts the majority of our cannabis operations, including cultivation, extraction, manufacturing and distribution, and holds all manufacturing and distribution licenses. Licensed activities acquired by Indus LF LLC in the Lowell Acquisition are being transitioned to Cypress Manufacturing Company.

•	Cypress Holding Company owns the majority of our equipment and is a lessee for facility and equipment leases.

•	Wellness Innovation Group Incorporated provides sales, marketing, administrative and managerial services to our other operating entities.

•	Indus LF LLC is the owner of the brands, product portfolio and assets acquired in the Lowell Acquisition.

•

Lowell SR LLC is the owner of our drying and midstream processing facility in Monterey County, located at 20800 Spence Road, and has a wholly owned subsidiary, 20800 Spence Road LLC, which holds certain permits related to the processing facility. LFS is operated under Lowell SR LLC.

The head office of the Company is located at 19 Quail Run Circle - Suite B, Salinas, California 93907 USA. The registered office of the Company is Suite 2200, HSBC Building, 885 West Georgia Street, Vancouver, BC V6C 3E8 Canada. Our website address is https://www.lowellfarms.com. No information available on or through our website shall be deemed to be incorporated into this Form prospectus.

The Business Combination

On March 29, 2019, the Company entered into a definitive agreement with Indus Holding Company and certain other parties pursuant to which the Company effected the Business Combination. The Business Combination resulted in a reverse take-over of the Company by the securityholders of Indus Holding Company.

In connection with the Business Combination:

Mezzotin created (i) the Subordinate Voting Shares as a new class of equity securities and all outstanding common shares of Mezzotin were reclassified as Subordinate Voting Shares at a ratio of one Subordinate Voting Share for every 485.3 common shares and (ii) a new class of non-participating securities of Mezzotin designated super voting shares (“Super Voting Shares”) (collectively, the “Share Terms Amendment”).

Indus Holding Company was recapitalized by an amendment and restatement of its certificate of incorporation. Pursuant to the recapitalization, the voting Class A Common Shares (“Indus Class A Common Shares”) and the non-voting Class B Common Shares (“Indus Class B Common Shares”) of Indus Holding Company were created, and all outstanding shares of stock of Indus Holding Company were reclassified as Indus Class B Common Shares on a one-for-one basis. Indus Class B Common Shares are redeemable at the option of the holder for Subordinate Voting Shares on a one-for-one basis or, at Indus Holding Company’s option, for cash.

Simultaneously, the Company subscribed for and became the sole holder of the Indus Class A Common Shares. The purchase price for the Class A Common Shares was paid from the proceeds of a subscription receipts financing conducted in connection with the Business Combination.

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The Convertible Debenture Offering

Effective April 16, 2020, in connection with the completion of a private placement of convertible debentures (the “Convertible Debenture”) and warrants (the “Convertible Debenture Offering”), the articles of the Company (at that time named Indus Holdings, Inc.) were amended to create a class of non-voting Class C Common Shares. The Convertible Debentures issued in the Convertible Debenture Offering are convertible into Indus Class C Common Shares. The Indus Class C Common Shares are redeemable at the option of the holder for Subordinate Voting Shares on a one-for-one basis.

Name Change

Effective March 1, 2021, in connection with the Lowell Acquisition, the Company changed its name from Indus Holdings, Inc. to Lowell Farms Inc. On March 5, 2021, the Subordinate Voting Shares began trading on the CSE under the ticker symbol LOWL and the warrants (the “December 2020 Warrants”) issued by the Company (then named Indus Holdings, Inc.) in connection with the December 2020 Unit Offering began trading on the CSE under the ticker symbol LOWL.WT. Also on March 5, 2021, the Subordinate Voting Shares began trading on the OTCQX under the ticker symbol LOWLF.

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LEGAL PROCEEDINGS

There are no legal proceedings material to the Company to which the Company or a subsidiary thereof is a party or of which any of their respective property is the subject matter, nor are there any such proceedings known to the Company to be contemplated, and there have been no such legal proceedings during the Company’s most recently completed financial year.

MARKET PRICE AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Market Information

The Subordinate Voting Shares are listed for trading on the CSE under the symbol “LOWL” and the warrants are listed on the CSE under the symbol “LOWL.WT.” The Subordinate Voting Shares commenced trading on the CSE effective April 30, 2019. Our shares are also traded over-the-counter in the United States on the OTCQX under the symbol “LOWLF.” Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

The following table sets forth trading information for the Subordinate Voting Shares for the periods indicated, as quoted on the CSE.

Period	High Trading Price C($)	Low Trading Price C($)
Q2 2022 (through June 30, 2022)	$0.53	$0.250
Q1 2022	$0.64	$0.285
Q4 2021	$1.37	$0.39
Q3 2021	$1.72	$1.14
Q2 2021	$2.00	$1.13
Q1 2021	$2.73	$1.31
Q4 2020	$2.33	$1.17
Q3 2020	$1.99	$0.64
Q2 2020	$1.06	$0.295
Q1 2020	$1.15	$0.24

The following table sets forth trading information for the Subordinate Voting Shares for the periods indicated, as quoted on the OTCQX.

Period	High Trading Price US ($)	Low Trading Price US($)
Q2 2022 (through June 30, 2022)	$0.459	$0.187
Q1 2022	$0.525	$0.227
Q4 2021	$1.10	$0.34
Q3 2021	$1.38	$0.89
Q2 2021	$1.56	$0.92
Q1 2021	$2.15	$1.01
Q4 2020	$1.78	$0.95
Q3 2020	$1.53	$0.50
Q2 2020 starting 5/7/20	$0.79	$0.29

Shareholders

We had approximately 349 shareholders of record as of June 30, 2022. This does not include shares held in the name of a broker, bank or other nominees (typically referred to as being held in “street name”).

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Dividends

The Company has not paid dividends and currently intends to reinvest any future earnings to finance the development and growth of its business. As a result, the Company does not intend to pay dividends on the Subordinate Voting Shares in the foreseeable future. Any future determination to pay distributions will be at the discretion of the Board and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of distributions and any other factors that the Board deems relevant. Apart from the requirement to comply with applicable corporate law in connection with the declaration of any dividend, Lowell Farms is restricted from declaring any dividends or other distributions pursuant to the terms and conditions of the purchase agreement relating to the Convertible Debenture Offering.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2021, concerning our compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by stockholders(1)	7,333,793	$1.01	4,694,331
Equity compensation plans not approved by stockholders	-	-	-

____________

(1) In connection with the RTO, the Company assumed the 2016 stock incentive plan of Indus Holding Company and outstanding option awards thereunder became exercisable for Subordinate Voting Shares. Of the Company’s 7,333,793 outstanding awards on December 31, 2021, 747,000 were issued under the legacy 2016 stock incentive plan and the remainder were issued under the Company’s 2019 stock incentive plan. No further awards will be made pursuant to the 2016 stock incentive plan.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management's discussion and analysis (“MD&A”) of the financial condition and results of operations of the Company is for the three months ended March 31, 2022 and March 31, 2021 and the years ended December 31, 2021, 2020 and 2019. It is supplemental to, and should be read in conjunction with, the Company’s consolidated financial statements and the accompanying notes for the three months ended March 31, 2022, and March 31, 2021, and the years ended December 31, 2021, 2020 and 2019. All dollar amounts in this MD&A are expressed in thousands of United States dollars (“$” or “US$”), unless otherwise indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Annual Report on Form 10-K and, in particular, the risks discussed under the heading “Risk Factors” in Part I, Item 1A of this Annual Report on Form 10-K and those discussed in other documents we file with the SEC. We undertake no obligation, and specifically disclaim any obligation, to revise or publicly release the results of any revision to these and any other forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

OVERVIEW OF THE COMPANY

We are a California-based cannabis company with vertically integrated operations including large scale cultivation, extraction, processing, manufacturing, branding, packaging and wholesale distribution to retail dispensaries. We manufacture and distribute proprietary and a limited number of third-party brands throughout the State of California, the largest cannabis market in the world. We also provide manufacturing, extraction and distribution services to several third-party cannabis and cannabis branding companies. We operate a 225,000 square foot greenhouse cultivation facility and a 40,000 square foot processing facility in Monterey County, a 15,000 square foot manufacturing and laboratory facility in Salinas, California, a separate 20,000 square foot distribution facility in Salinas, California and a warehouse depot and distribution vehicles in Los Angeles, California. Additionally, we presently license the Lowell Smokes brand to Ascend Wellness Holdings, LLC, at their retail locations in Illinois and Massachusetts.

Our present product offerings include flower, pre-rolls, vape pens, oils, extracts, chocolate edibles, mints, gummies, topicals and tinctures. We sell our products under owned and third-party brands. Brands we own include the following: Lowell Herb Co. and Lowell Smokes (premium packaged flower, pre-roll, concentrates, and vape products); Cypress Reserve (a premium flower brand); Flavor Extracts (crumble and terp sugar products): Kaizen (premium brand cannabis concentrates); House Weed (a value driven flower, vapes and concentrates offering delivering a flavorful and potent experience); Moon (a range of high-potency, high-quality and high-value edibles); Altai (hand-crafted and award-winning edibles); Humble Flower (a premium brand offering cannabis-infused topical creams, balms and oils); Original Pot Company (baked edibles) and CannaStripe (gummy edibles). We also exclusively manufacture and distribute for several third party brands in California and provide third party extraction processing and distribution services and bulk extraction concentrates and flower to licensed manufacturers and distributors.

We conduct cannabis cultivation operations located in Monterey County, California. We currently operate a cultivation facility which includes four greenhouses totaling approximately 225,000 square feet sited on 10 acres located on Zabala Road. Farming cannabis at this scale enables us to curate specialized strains and maintain greater control over the quantity and quality of cannabis available for our products, preserving the consistency of our flower and cannabis feedstocks for our extraction laboratory and product manufacturing operations. We maintain a strict quality control process which facilitates a predictable output yield of pesticide-free products.

Our manufacturing facility is located in Salinas, California and houses our edible product operations and extraction and distillation operations. The edible product operations utilize internally produced cannabis oil, which can also be supplied from multiple external sources. Our manufacturing operations produce a wide variety of cannabis-infused products in our 15,000 square foot manufacturing facility in Salinas. Our products include chocolate confections, tinctures, baked goods, hard and soft non-chocolate confections, and topical lotions and balms. Lowell Farms utilizes modern commercial production equipment and employs food grade manufacturing protocols, including industry-leading standard operating procedures designed so that its products meet stringent quality standards. We have implemented updated compliance, packaging and labeling standards to meet the requirements of the California Medical and Adult-Use Cannabis Regulation and Safety Act with the advent of adult use legalization in California.

We also operate an automated flower packaging line and a pre-roll assembly line for making finished goods in those respective categories with feedstock grown at our cultivation operations.

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On June 29, 2021 we announced that we acquired real property and related assets of a first-of-its-kind cannabis drying and midstream processing facility located in Monterey County, nearby our flagship cultivation operation. The 10-acre, 40,000 square foot processing facility provides drying, bucking, trimming, sorting, grading, and packaging operations for up to 250,000 pounds of wholesale cannabis flower annually. The new facility processes nearly all the cannabis that we grow at our existing cultivation operations. Additionally, we commissioned a new business unit called Lowell Farm Services (“LFS”), which engages in fee-based processing services for regional growers from primarily the Salinas Valley area, one of the largest and fastest growing cannabis cultivation regions in the country. LFS operations became operational during the third quarter of 2021.

Our business is conducted by the following subsidiaries of the Company:

•

Indus Holding Company is the owner of our principal brand intellectual property (other than the Lowell Herb Co. and Lowell Smokes brands) and an intermediate holding company for our operating entities.

•

Cypress Manufacturing Company conducts the majority of our cannabis operations, including cultivation, extraction, manufacturing and distribution, and holds all manufacturing and distribution licenses.

•	Cypress Holding Company owns the majority of our equipment and is a lessee for facility and equipment leases.

•	Wellness Innovation Group Incorporated provides sales, marketing, administrative and managerial services to our other operating entities.

•

Indus LF LLC is the owner of the brands and assets acquired in the Lowell Acquisition. Licensed activities acquired by Indus LF LLC in the Lowell Acquisition have been transitioned to Cypress Manufacturing Company.

•

Lowell SR LLC is the owner of our drying and midstream processing facility located in Monterey County, located at 20800 Spence Road, and through its wholly owned subsidiary 20800 Spence Road LLC, which holds certain permits and licenses related to the processing facility. LFS is operated under Lowell SR LLC.

 The Company's corporate office and principal place of business is located at 19 Quail Run Circle, Salinas, California. As of December 31, 2021, we had 244 full-time employees and 1 part time employee, substantially all of whom are located in California. Additionally, Lowell Farms utilizes contract employees in security, cultivation, processing, packaging and warehousing activities. The use of contract employees enables Lowell Farms to manage variable staffing needs and in the case of cultivation and security personnel, access to experienced, qualified and readily available human resources.

Recent Developments

Acquisitions

On February 25, 2021, we acquired the Lowell Herb Co. and Lowell Smokes trademark brands, product portfolio and production assets from The Hacienda Group, a California limited liability company (“Hacienda”), and its subsidiaries. The acquisition is referred to in this Form 10-K as the “Lowell Acquisition.” The Lowell Acquisition expanded our product offerings by adding a highly regarded, mature line of premium branded cannabis pre-rolls, including infused pre-rolls, to our product portfolio under the Lowell Herb Co. and Lowell Smokes brands. The Lowell Acquisition also expanded our offerings of premium packaged flower, concentrates, and vape products. Upon the completion of the acquisition of certain regulatory assets in the Lowell Acquisition, we acquired certain non-hydrocarbon extraction assets used for the production of oils, water hashish, bubble hashish and rosin. The acquisition was valued at approximately $41 million, comprised of $4.1 million in cash and the issuance of 22,643,678 Subordinate Voting Shares. In connection with this acquisition, the Company changed its corporate name to Lowell Farms Inc. effective March 1, 2021.

On June 29, 2021, we acquired real property and related assets, and commissioned a cannabis drying and midstream processing facility located in Monterey County. The 10-acre, 40,000 square foot processing facility provides drying, bucking, trimming, sorting, grading, and packaging operations for up to 250,000 pounds of wholesale cannabis flower annually. The new facility processes nearly all the cannabis that we grow at our existing cultivation operations. Additionally, we commissioned a new business unit called Lowell Farm Services (“LFS”), which engages in fee-based processing services for regional growers from the Salinas Valley area. LFS operations became operational during the third quarter of 2021.

Non-GAAP Financial Measures

The Company has provided certain supplemental non-GAAP financial measures in this MD&A. Where the Company has provided such non-GAAP financial measures, we have also provided a reconciliation below to the most comparable GAAP financial measure, see “Reconciliations of Non-GAAP Financial and Performance Measures” in this MD&A. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should only be considered in conjunction with, the GAAP financial measures presented herein.

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In this MD&A, reference is made to adjusted EBITDA and working capital which are not measures of financial performance under GAAP. The Company calculates each as follows:

•

EBITDA is net income (loss), excluding the effects of income taxes (recovery); net interest expense; depreciation and amortization; and adjusted EBITDA also includes non-cash fair value adjustments on investments; unrealized foreign currency gains/losses; share-based compensation expense; and other transactional and special expenses, such as out-of-period insurance recoveries and acquisition costs and expenses related to the markup of acquired finished goods inventory, which are inconsistent in amount and frequency and are not what we consider as typical of our continuing operations. Management believes this measure provides useful information as it is a commonly used measure in the capital markets and as it is a close proxy for repeatable cash generated by operations. We use adjusted EBITDA internally to understand, manage, make operating decisions related to cash flow generated from operations and evaluate our business. In addition, we use adjusted EBITDA to help plan and forecast future periods.

•

Working capital is current assets less current liabilities. Management believes the calculation of working capital provides additional information to investors about the Company’s liquidity. We use working capital internally to understand, manage, make operating decisions related to cash flow required to fund operational activity and evaluate our business cash flow needs. In addition, we use working capital to help plan and forecast future periods.

These measures are not necessarily comparable to similarly titled measures used by other companies.

The table below reconciles Net loss to Adjusted EBITDA for the periods indicated:

	Three Months Ended
	March 31,	March 31,
(in thousands)	2022	2021
Net loss	$(4,057)	$(6,719)
Interest expense	1,310	831
Provision for income taxes	75	63
Depreciation and amortization in cost of goods sold	1,260	584
Depreciation and amortization in operating expenses	108	324
Depreciation and amortization in other income (expense)	143	-
EBITDA(1)	(1,161)	(4,917)
Investment and currency (gains)/ losses	70	(106)
Share-based compensation	161	287
Net effect of cost of goods on mark-up of acquired finished goods inventory	-	167
Transaction and other special charges	30	-
Adjusted EBITDA(1)	$(900)	$(4,569)

(1) Non-GAAP measure

	Years Ended
	December 31,	December 31,
(in thousands)	2021	2020
Net loss	$(24,677)	$(21,910)
Interest expense	4,492	3,331
Provision for income taxes	213	224
Depreciation and amortization in cost of goods sold	2,336	2,830
Depreciation and amortization in operating expenses	1,313	1,082
Depreciation and amortization in other income (expense)	587	-
EBITDA(1)	(15,736)	(14,443)
Investment and currency (gains)/ losses	60	548
Goodwill impairment	357	-
Share-based compensation	1,355	2,200
Net effect of cost of goods on mark-up of acquired finished goods inventory	662	-
Transaction and other special charges	(1,103)	4,200
Adjusted EBITDA(1)	$(14,405)	$(7,495)

_____________

(1) Non-GAAP measure

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RESULTS OF OPERATIONS

Three Months Ended March 31, 2022, Compared to Three Months Ended March 31, 2021

Revenue

We derive our revenue from sales of extracts, distillates, branded and packaged cannabis flower, pre-rolls, concentrates and edible products to retail licensed dispensaries and bulk flower, biomass and concentrates to licensed manufacturers and distributors in the state of California. In addition, we distribute proprietary and several third-party brands throughout the state of California, and commencing in the quarter ended September 30, 2021, we began providing fee services for drying and processing third-party product for licensed cultivators in the State of California and as well as licensing the Lowell Smokes brand in Illinois and Massachusetts. The Company recognizes revenue upon delivery of goods to customers since at this time performance obligations are satisfied.

The Company classifies its revenues into the following major categories: Consumer Packaged Goods (“CPG”) revenue, Bulk revenue, Lowell Farm Services revenue, and Licensing revenue.

•	CPG products are primarily sales of proprietary brands of the Company.

•	Bulk product includes revenue from flower, biomass and distillates sales.

•	Lowell Farm Services revenue is related to our processing facility that provides drying, bucking, trimming, sorting, grading, and packaging services.

•	Licensing revenue includes fees from licensing the Lowell Smokes brand and sales of packaging and support services associated with non-California based activities.

Previously the Company categorized its revenues as owned, agency and distributed brands and has reclassified the prior period categorization to conform with current period presentation.

Revenue by Category

Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021:

	Three Months Ended
	March 31,	March 31,
(in thousands)	2022	2021	% Change	$ Change
CPG	$9,077	$6,224	46%	$2,853
Bulk	2,259	4,802	-53%	(2,543)
Lowell Farm Services	350	-	N/A	350
Licensing	723	-	N/A	723
Net revenue	$12,409	$11,026	13%	$1,383

CPG revenues increased as a result of acquiring the Lowell Smokes and Lowell Herb Co. brands in February 2021. Lowell brand revenues for the three months ended March 31, 2022 were $5.0 million and represented 55% of CPG revenues. House Weed brand sales increased $2.5 million in the three months ended March 31, 2022 compared to the same period last year, reflecting increased packaged flower sales and introducing new vape and concentrates offerings in the House Weed brand. Offsetting the addition of Lowell brands and increased House Weed sales was a decline in third-party agency and distributed brand revenue from $1.4 million in the first quarter of 2021 to $0.2 million in the first quarter of 2022, a $1.5 million decline in Cypress Reserve packaged flower sales which were replaced by Lowell and House Weed flower sales, and a $0.9 million decline in the flavor concentrates brands as we reorganized our concentrates brand offerings.

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Bulk sales decreased in the first quarter of 2022, compared to the same period in the prior year, primarily reflecting lower sales of third party flower and a decline in average bulk sales prices for Lowell - cultivated flower between periods. Bulk flower prices in the three months ended March 31, 2022, declined approximately 48% from the same period in the prior year, while increasing approximately 27% compared to the fourth quarter of 2021.

LFS and licensing revenues were new activities initiated in the second half of 2021, with LFS generating $350 in the first quarter of 2022, and licensing revenues were $723 for the same period. LFS revenues are expected to be seasonal in alignment with outdoor harvest yields, with the first quarter being the lowest revenue and the fourth quarter being the highest.

A strategic decision was made in 2021 to focus only on agency and distributed brands that realize a higher per order sales level.

Cost of Sales, Gross Profit and Gross Margin

Cost of goods sold consist of direct and indirect costs of production processing and distribution, and includes amounts paid for direct labor, raw materials, packaging, operating supplies, and allocated overhead, which includes allocations of right of use asset depreciation, insurance, managerial salaries, utilities, and other expenses, such as employee training, cultivation taxes and product testing. The Company manufactures for a few brands and processes for cultivators that do not have the capability, licensing or capacity to process their own products. The fees earned for these activities absorbs fixed overhead in manufacturing and generates service revenue. Our focus in 2022 is expected to be on flower, pre-rolls and concentrates, on processing owned and third party product at our recently acquired processing facility, and on increased vertical integration utilizing greater internally sourced biomass for concentrates, edible and vape products. We are focusing on executing smaller, more frequent production runs to lower inventory working capital, optimize efficiencies and expedite product getting to the market faster, while continuing to decrease third party manufacturing activities.

Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021:

	Three Months Ended
	March 31,	March 31,
(in thousands)	2022	2021
Net revenue	$12,409	$11,026
Cost of goods sold	10,835	12,503
Gross profit	$1,574	$(1,477)
Gross margin	12.7%	-13.4%

Gross margin was 12.7% and -13.4% in the three months ended March 31, 2022 and 2021, respectively. The change between periods in gross profit and gross margin is primarily due to higher margin CPG products representing 73% of net revenue compared to 56% in the same period last year, the addition of licensing revenue in the current period and a reduction of lower margin third party flower sales in the current period compared to the same period last year.

We expect to realize improved gross margin throughout 2022 as a result of the continuing growth of retail flower and pre-roll products and concentrates from biomass produced at our cultivation facility, an anticipated increase in LFS revenues, and an increase in licensing fees. While we experienced a modest increase in bulk flower pricing in the first quarter, we expect that pricing will remain soft in the first half of 2022, and modestly increase from current period pricing, and will than maintain relatively stable throughout the fall outdoor crop harvesting season.

Total Operating Expenses

Total operating expenses consist primarily of costs incurred at our corporate offices; personnel costs; selling, marketing, and other professional service costs including legal and accounting; and licensing costs. Sales and marketing expenses consist of selling costs to support our customer relationships, including investments in marketing and brand activities and corporate infrastructure required to support our ongoing business. We expect marketing expenses to decline from 2021 levels while we continue to invest in the development of our proprietary brands. Selling costs as a percentage of retail revenue are expected to decrease as our business continues to grow, due to efficiencies associated with scaling the business, and reduced focus on non-core brands. We expect to incur periodic acquisition and transaction costs related to expansion efforts and to continue to invest where appropriate in the general and administrative function to support the increasing complexity of the cannabis business.

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Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021:

	Three Months Ended
	March 31,	March 31,
(in thousands)	2022	2021
Total operating expenses	$4,033	$4,225

Total operating expenses decreased $0.2 million for the three months ended March 31, 2022 compared to the same period of the prior year, primarily reflecting increased sales and marketing activity supporting the Lowell brands offset in part by lower depreciation, professional fees and stock compensation expense. Operating expenses decreased as a percentage of sales from 38.3% for the three months ended March 31, 2021, to 32.5% for the three months ended March 31, 2022. Operating expenses in 2022 are expected to be relatively flat or decline slightly year over year despite continuing investment in owned brand marketing and infrastructure expenditures in support of revenue increases, and operating expenses as a percentage of retail sales are expected to continue to decline.

Other Income (Expense)

Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021:

	Three Months Ended
	March 31,	March 31,
(in thousands)	2022	2021
Total other income (expense)	$(1,523)	$(954)

Other income (expense) increased $0.6 million for the three months ended March 31, 2022 compared to the same period of the prior year, primarily due to an increase in interest expense of $0.5 million related to the mortgage on the new Lowell Farm Services processing facility.

Net Income (Loss)

Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021:

	Three Months Ended
	March 31,	March 31,
(in thousands)	2022	2021
Net income (loss)	$(4,057)	$(6,719)

We generated a net loss of $4.1 million in the quarter ended March 31, 2022 compared to a net loss of $6.7 million for the same period of the prior year, as a result of the factors noted above.

LIQUIDITY AND CAPITAL RESOURCES

Our primary need for liquidity is to fund the working capital requirements of our business, capital expenditures, general corporate purposes, and debt service. Historically our primary source of liquidity has been funds generated by financing activities. Our ability to fund our operations, to make planned capital expenditures, to make scheduled debt payments and to repay or refinance indebtedness depends on our future operating performance and cash flows, and ability to obtain equity or debt financing, which are subject to prevailing economic conditions, as well as financial, business and other factors, some of which are beyond our control. Cash generated from operations, while positive in March 2022, were not sufficient in the quarter to fund operations, capital expenditures and debt service. For the balance of 2022 we expect our primary source of liquidity will be funds generated by operations, supported in part by financing should it be available and economically feasible.

At March 31, 2022, we had $5.9 million in cash and cash equivalents and $18.0 million of working capital, compared to $7.9 million of cash and cash equivalents and $21.3 million of working capital at December 31, 2021. Cash and cash equivalents in the quarter funded operations, capital expenditures and debt service.

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The Company is focused on improving its balance sheet by improving accounts receivable collections, right-sizing inventories and increasing gross profits. We have taken a number of steps to improve our ability to fund operations and capital expenditures including:

•	Accelerated cultivation facility and operating assets renovations to increase flower and trim output,

•	Developed new cultivation genetics focused on increasing yields and potency,

•	Scaled back our investment in and support for non-core brands,

•	Focused marketing and brand development activities on significantly growing the Lowell brands acquired in the first quarter of 2021,

•	Restructured our organization and identified operating, selling and administrative expense cost efficiencies, including a 15% headcount reduction in January 2022,

•	Developed LFS, which commenced operations in the third quarter of 2021 to add revenue and cash flow generation,

•	Licensed the Lowell Smokes brand through affiliations with Ascend Wellness LLC in Illinois and Massachusetts, and,

The Company anticipates continued improvement in 2022 due in large part to yield improvements in cultivation, greater revenues from LFS and licensing operations and improved operational efficiency.

Cash Flows

The following table presents the Company’s net cash inflows and outflows from the condensed interim consolidated financial statements of the Company for the three months ended March 31, 2022 and 2021:

	Three Months Ended
	March 31,	March 31,	Change
(in thousands)	2022	2021	$	%
Net cash used in operating activities	$(874)	$(9,271)	$8,397	91%
Net cash used in investing activities	(483)	(2,962)	2,479	84%
Net cash (used) provided by financing activities	(644)	54	(698)	-1,293%
Change in cash and cash equivalents	$(2,001)	$(12,179)	$10,178	84%

Cash used in operating activities

Net cash used in operating activities was $0.9 million for the three months ended March 31, 2022, a decrease in cash used of $8.4 million or 91%, compared to the three months ended March 31 2021. The decrease was primarily driven by net loss decreasing $2.7 million for the three months ended March 31, 2022, compared to the same period in 2021, accounts receivable decreasing by $2.3 million in the three months ended March 31, 2022, compared to an increase of $2.5 million in the same period in 2021, primarily reflecting increased collection efforts, and accounts payable and accrued expenses increasing $2.0 million in the three months ended March 31, 2022, compared to a reduction of $2.1 million in the same period of 2021. These changes were partially off-set by an increase in inventory of $2.5 million in the three months ended March 2022, primarily due an increase in pre-roll manufacturing volumes and third party bulk flower purchases, compared to a increase of $0.7 million in the first three months of 2021.

Cash used in investing activities

Net cash used in investing activities was $0.5 million for the three months ended March 31, 2022, a decrease in cash used of $2.5 million or 84%, compared to the same period of the prior year. The change in cash used was primarily due to the Lowell brand acquisition of $4.6 million which was off-set by net proceeds of $2.0 million from the sale of assets, during the three months ended March 31, 2021.

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Cash (used in) provided by financing activities

Net cash used by financing activities was $0.6 million for the three months ended March 31, 2022, compared to net cash provided by financing activities of $54 for the three months ended March 31, 2021, an increase of cash used of $0.7 million. The change was primarily due to proceeds from exercise of warrants and options of $0.7 million during the three months ended March 31, 2021.

We expect that our cash on hand and cash flows from operations will be adequate to meet our current operational needs for the next 12 months.

Working Capital and Cash on Hand

The following table presents the Company’s cash on hand and working capital position as of March 31, 2022 and December 31, 2021:

	March 31,	December 31,	Change
(in thousands)	2022	2021	$	%
Working capital(1)	$17,993	$21,305	$(3,312)	-15.5%

Cash and cash equivalents	$5,886	$7,887	$(2,001)	-25.4%

_________________

(1) Non-GAAP measure - see Non-GAAP Financial Measures in this MD&A.

At March 31, 2022, we had $5.9 million in cash and cash equivalents and $18.0 million of working capital, compared to $7.9 million of cash and cash equivalents and $21.3 million of working capital at December 31, 2021. The decrease in cash and cash equivalents was primarily due to funding operational losses.

The Company’s future working capital is expected to be significantly impacted by the growth in operations, increased cultivation output, and continuing margin improvement.

CHANGES IN OR ADOPTION OF ACCOUNTING PRONOUNCEMENTS

This MD&A should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2021. Also see Note 1 to the unaudited condensed consolidated financial statements for the three months ended March 31, 2022 and 2021 for changes of adoption of accounting pronouncements.

CRITICAL ACCOUNTING ESTIMATES

The preparation of the Company’s condensed consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

•

Estimated Useful Lives and Depreciation of Property and Equipment - Depreciation of property and equipment is dependent upon estimates of useful lives which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

•

Estimated Useful Lives and Amortization of Intangible Assets - Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any.

•	Identifiable assets acquired and liabilities assumed are recognized at the acquisition date fair values as defined by accounting standards related to fair value measurements.

49

•

Fair Value of Investments in Private Entities - The Company uses discounted cash flow model to determine fair value of its investment in private entities. In estimating fair value, management is required to make certain assumptions and estimates such as discount rate, long term growth rate and, estimated free cash flows.

•

Share-Based Compensation - The Company uses the Black-Scholes option-pricing model to determine the fair value of stock options and warrants granted. In estimating fair value, management is required to make certain assumptions and estimates such as the expected life of units, volatility of the Company’s future share price, risk free rates, future dividend yields and estimated forfeitures at the initial grant date. Changes in assumptions used to estimate fair value could result in materially different results.

•

Deferred Tax Asset and Valuation Allowance - Deferred tax assets, including those arising from tax loss carry-forwards, requires management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

FINANCIAL INSTRUMENTS AND FINANCIAL RISK

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities; current portion of long-term debt; and long-term debt. The carrying values of these financial instruments approximate their fair values.

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs used to make the measurements. The hierarchy is summarized as follows:

•	Level 1 - Quoted prices (unadjusted) that are in active markets for identical assets or liabilities

•

Level 2 - Inputs that are observable for the asset or liability, either directly (prices) for similar assets or liabilities in active markets or indirectly (derived from prices) for identical assets or liabilities in markets with insufficient volume or infrequent transactions

•	Level 3 - Inputs for assets or liabilities that are not based upon observable market data

The Company has exposure to the following risks from its use of financial instruments and other risks to which it is exposed and assess the impact and likelihood of those risks.

These risks include: market, credit, liquidity, asset forfeiture, banking and interest rate risk.

Credit Risk

•

Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The maximum credit exposure at March 31, 2022 and December 31, 2021 is the carrying amount of cash and cash equivalents and accounts receivable. All cash and cash equivalents are placed with U.S. and Canadian financial institutions.

•

The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk but has limited risk as a significant portion of its sales are transacted with cash.

Liquidity Risk

•

Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.

•	In addition to the commitments outlined in Note 15, the Company has the following contractual obligations at March 31, 2022 and December 31, 2021:

	Maturity: < 1 Year		Maturity: > 1 Year
	March 31,	December 31,	March 31,	December 31,
(in thousands)	2022	2021	2022	2021
Accounts payable and Other accrued liabilities	$8,541	$6,808	$-	$-

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Market Risk

•

Strategic and operational risks arise if the Company fails to carry out business operations and/or to raise sufficient equity and/or debt financing. These strategic opportunities or threats arise from a range of factors that might include changing economic and political circumstances and regulatory approvals and competitor actions. The risk is mitigated by consideration of other potential development opportunities and challenges which management may undertake.

Interest Rate Risk

•

Interest rate risk is the risk that the fair value or the future cash flows of a financial instrument will fluctuate as a result of changes in market interest rates. The Company’s interest-bearing loans and borrowings are all at fixed interest rates; therefore, the Company is not exposed to interest rate risk on these financial liabilities. The Company considers interest rate risk to be immaterial.

Price Risk

•

Price risk is the risk of variability in fair value due to movements in equity or market prices. Cannabis is a developing market and subject to volatile and possibly declining prices year over year, including volatility in bulk flower pricing, as a result of increased competition and other factors. Because adult-use cannabis is a newly commercialized and regulated industry in the State of California, historical price data is either not available or not predictive of future price levels. There may be downward pressure on the average price for cannabis. There can be no assurance that price volatility will be favorable or in line with expectations. Pricing will depend on general factors including, but not limited to, the number of licenses granted by the local and state governments, the supply such licensees are able to generate, activity by unlicensed producers and sellers and consumer demand for cannabis. An adverse change in cannabis prices, or in investors’ beliefs about trends in those prices, could have a material adverse outcome on the Company and its valuation.

Asset Forfeiture Risk

•

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

Banking Risk

•

Notwithstanding that a majority of states have legalized medical marijuana, there has been no change in U.S. federal banking laws related to the deposit and holding of funds derived from activities related to the marijuana industry. Given that U.S. federal law provides that the production and possession of cannabis is illegal, there are arguments that financial institutions cannot accept for deposit funds from businesses involved with the marijuana industry and legislative efforts to provide greater certainty to financial institutions have not been successful. Consequently, businesses involved in the marijuana industry often have difficulty accessing the U.S. banking system and traditional financing sources. The inability to open bank accounts with certain institutions may make it difficult to operate the business of the Company, its subsidiaries and investee companies, and leaves their cash holdings vulnerable.

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SELECTED FINANCIAL DATA

Consolidated Financial Position	March 31,	December 31,
(in thousands)	2022	2021
Cash	$5,886	$7,887
Current assets	$30,039	$31,428
Property, plant and equipment, net	$63,833	$64,779
Total assets	$134,892	$137,379
Current liabilities	$12,046	$10,123
Working capital	$17,993	$21,305
Long-term notes payable including current portion	$107	$249
Capital lease obligations including current portion	$35,910	$36,496
Mortgage obligation	$8,813	$8,857
Total stockholders’ equity	$66,411	$70,307

OUTSTANDING SHARE DATA

As of May 9, 2022, the Company had the following securities issued and outstanding:

Number of Shares
(in thousands)	(on an as converted basis)
Issued and Outstanding
Subordinate voting shares	100,288
Class B shares (1)	11,738
Super voting shares	203
Reserved for Issuance
Options	8,994
Restricted Stock Units	487
Warrants	24,243
Convertible debenture shares	77,443
Convertible debenture warrants	78,443
301,839

(1) Class B shares reserved for conversion to Subordinate voting shares.

RESULTS OF OPERATIONS

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020 and Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

Revenue

We derive our revenue from sales of extracts, distillates, branded and packaged cannabis flower, pre-rolls, concentrates and edible products to retail licensed dispensaries and bulk flower, biomass and concentrates to licensed manufacturers and distributors in the state of California. In addition, we distribute proprietary and several third-party brands throughout the state of California, and commencing in the quarter ended September 30, 2021, we began providing fee services for drying and processing third-party product for licensed cultivators in the State of California and as well as licensing the Lowell Smokes brand in Illinois and Massachusetts. The Company recognizes revenue upon delivery of goods to customers since at this time performance obligations are satisfied.

The Company classifies its revenues into the following major categories: Consumer Packaged Goods (“CPG”) revenue, Bulk revenue, Lowell Farm Services revenue, and Licensing revenue.

•	CPG products are primarily sales of proprietary brands of the Company.

•	Bulk product includes revenue from flower, biomass and distillates sales.

•	Lowell Farm Services revenue is related to our processing facility that provides drying, bucking, trimming, sorting, grading, and packaging services.

•	Licensing revenue includes fees from licensing the Lowell Smokes brand and sales of packaging and support services associated with non-California based activities.

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Previously the Company categorized its revenues as owned, agency and distributed brands and has reclassified the prior year categorization to conform with 2021 presentation.

Revenue by Category

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020:

	Years Ended
	December 31,	December 31,
(in thousands)	2021	2020	% Change	$ Change
CPG	$33,649	$31,623	106%	$2,026
Bulk	14,455	10,995	131%	3,460
Lowell Farm Services	3,957	-	N/A	3,957
Licensing	1,662	-	N/A	1,662
Net revenue	$53,723	$42,618	126%	$11,105

CPG revenues increased as a result of acquiring the Lowell Smokes and Lowell Herb Co. brands in February 2021. Lowell brand revenues were $17.6 million and represented 52% of CPG revenues. House Weed brand sales increased $4.3 million in 2021 reflecting increased packaged flower sales and introducing new vape and concentrates offerings in the House Weed brand. Offsetting the addition of Lowell brands and increased House Weed sales in 2021 was a decline in third-party agency and distributed brand revenue from $10.7 million in 2020 to $2.7 million in 2021, a $7.3 million decline in Cypress Reserve packaged flower sales which were replaced by Lowell and House Weed flower sales, and a $3 million decline in concentrates brands Flavor and Kaizen as we reorganized our concentrates brand offerings in 2021.

Bulk sales increased in 2021 primarily reflecting increased flower yield from our cultivation as we recovered from the impact from wildfires in 2020. Flower pounds harvested increased from approximately 17,000 pounds in 2020 to over 32,000 pounds in 2021, some of which was sold as CPG packaged flower and some as bulk. Offsetting the increase in flower pounds was a significant industry-wide decline in bulk flower pricing in the second half of 2021 when prices in the third quarter of 2021 declined approximately 70% from the 2020 third quarter and prices sequentially declined approximately 40% in the fourth quarter of 2021 from the third quarter.

LFS and licensing revenues were new activities initiated in the second half of 2021, with LFS generating $3.1 million in revenue in the fourth quarter reflecting the traditional fall harvest season.

A strategic decision was made in 2021 to focus only on agency and distributed brands that realize a higher per order sales level.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019:

	Years Ended
	December 31,	December 31,
(in thousands)	2020	2019	% Change	$ Change
CPG	$31,623	$28,708	110%	$2,915
Bulk	10,995	8,337	132%	2,658
Lowell Farm Services	-	-	N/A	N/A
Licensing	-	-	N/A	N/A
Net revenue	$42,618	$37,045	115%	$5,573

CPG revenues increased primarily as a result of an increase of $2.6 million in Cypress Reserve and House Weed packaged flower, $2.1 million in Flavor concentrates revenue and $1.5 million in Kaizen concentrates sales, which was acquired in May 2019, offset by a decline in agency and distributed brand revenues.

Bulk revenues increased $2.7 million reflecting increased flower output from renovated cultivation greenhouses.

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Lowell expects to focus on profitable sales growth in 2022 primarily through a full year of LFS, licensing and, to a lesser extent, Lowell brand sales which were acquired February 25, 2021. Flower capacity in 2022 is expected to increase to 35,000 - 40,000 pounds harvested compared to approximately 32,000 harvested pounds in 2021. The increased output also increases internally sourced materials for distillation and concentrate products. Revenues are also expected to increase, although at a slower pace, through improved penetration of Lowell brand pre-rolls, including new infused products, House Weed vapes and concentrates and Kaizen concentrates. LFS revenue is expected to be seasonal with nominal revenue early in the year and begin to ramp up mid-year and peak in the fourth quarter as new customers are onboarded, and third-party outdoor cultivations harvest. We expect bulk flower prices to increase modestly from the lows experienced in December 2021 and be relatively stable throughout 2022.

Cost of Sales, Gross Profit and Gross Margin

Cost of goods sold consist of direct and indirect costs of production processing and distribution, and includes amounts paid for direct labor, raw materials, packaging, operating supplies, and allocated overhead, which includes allocations of right of use asset depreciation, insurance, managerial salaries, utilities, and other expenses, such as employee training, cultivation taxes and product testing. The Company manufactures for several brands and processes for cultivators that do not have the capability, licensing or capacity to process their own products. The fees earned for these activities absorbs fixed overhead in manufacturing and generates service revenue. Our focus in 2022 is expected to be on flower, pre-rolls and concentrates, on processing owned and third party product at our recently acquired processing facility, and on increased vertical integration utilizing greater internally sourced biomass for edible and vape products. We are focusing on executing smaller, more frequent production runs to lower inventory working capital, optimize efficiencies and expedite product getting to the market faster, while continuing to decrease third party manufacturing activities.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020:

	Years Ended
	December 31,	December 31,
(in thousands)	2021	2020
Net revenue	$53,723	$42,618
Cost of goods sold	51,246	40,413
Gross profit	$2,477	$2,205
Gross margin	4.6%	5.2%

Gross margin was 4.6% and 5.2% in the years ended December 31, 2021 and 2020, respectively. The change between periods in gross profit and gross margin is primarily due to a significant industry wide reduction in bulk flower pricing of approximately 70% between periods on our approximately 50% greater amount of harvested pounds in the current year, and on start-up costs associated with the new processing facility.

We expect to realize improved gross margin in 2022 as a result of the continuing growth of retail flower and pre-roll products and concentrates from biomass produced at our cultivation facility, the anticipated increase in LFS revenues, and a full year of licensing fees from two states. We expect that bulk flower pricing will remain soft in the first half of 2022 but modestly increase from December 2021 pricing, and maintain relatively stable through the fall outdoor crop harvesting season.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019:

	Years Ended
	December 31,	December 31,
(in thousands)	2020	2019
Net revenue	$42,618	$37,045
Cost of goods sold	40,413	47,790
Gross profit (loss)	$2,205	$(10,745)
Gross margin	5.2%	-29.0%

Gross margin was 5.2% and (29.0%) in the year ended December 31, 2020 and 2019, respectively. The improvement between periods in gross profit and gross margin is primarily due to efficiencies from the $5.6 million, or 15% increase in revenue, reflecting increased cultivation output of flower and biomass which approximately doubled in 2020 compared to the prior year, on a similar cost base.

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Total Operating Expenses

Total operating expenses consist primarily of costs incurred at our corporate offices; personnel costs; selling, marketing, and other professional service costs including legal and accounting; and licensing costs. Sales and marketing expenses consist of selling costs to support our customer relationships, including investments in marketing and brand activities and corporate infrastructure required to support our ongoing business. We expect marketing expenses to decline from 2021 levels while we continue to invest in the development of our proprietary brands. Selling costs as a percentage of retail revenue are expected to decrease as our business continues to grow, due to efficiencies associated with scaling the business, and reduced focus on non-core brands. We expect to incur periodic acquisition and transaction costs related to expansion efforts and to continue to invest where appropriate in the general and administrative function to support the increasing complexity of the cannabis business.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020:

	Years Ended
	December 31,	December 31,
(in thousands)	2021	2020
Total operating expenses	$23,779	$18,013

Total operating expenses increased $5.8 million for the year ended December 31, 2021, compared to the prior year, primarily as a result of our acquisition of the Lowell brands and the associated marketing support and administrative infrastructure. Operating expenses increased as a percentage of sales from 42.3% in the year ended December 31, 2020, to 44.3% in the year ended December 31, 2021. Stock based compensation expense for the year ended December 31, 2021 decreased compared to the prior year by $0.8 million. Operating expenses in 2022 are expected to be relatively flat year over year despite continuing investment in owned brand marketing and infrastructure expenditures in support of revenue increases, and operating expenses as a percentage of retail sales are expected to decline.

 Year Ended December 31, 2020 Compared to Year Ended December 31, 2019:

	Years Ended
	December 31,	December 31,
(in thousands)	2020	2019
Total operating expenses	$18,013	$34,836

Total operating expenses decreased $16.8 million for year ended December 31, 2020, compared to the prior year. Stock based compensation expense for the year ended December 31, 2020 decreased compared to the prior year by $1.2 million as restricted stock unit grants associated with the reverse takeover fully vested in 2020. Operating expenses decreased as a percentage of sales from 94.0% in the year 2019 to 42.3% in the year 2020.

Other Income (Expense)

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020:

	Years Ended
	December 31,	December 31,
(in thousands)	2021	2020
Total other expense	$(3,162)	$(5,878)

Interest expense increased $1.2 million in the year ended December 31, 2021 primarily related to mortgage interest on the new processing facility and a full year of convertible debenture interest. Other income (expense) in the year ended December 31, 2020 included a $4.4 million loss on termination of an investment and also includes insurance recoveries of $2.6 million and $1.4 million in 2021 and 2020, respectively, associated with claims filed.

55

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019:

	Years Ended
	December 31,	December 31,
(in thousands)	2020	2019
Total other income (expense)	$(5,878)	$(4,148)

Other income (expense) in the year ended December 31, 2020 included a $4.4 million loss on termination of an investment and also includes a $1.4 million insurance recovery associated with claims filed.

Provision for Income Taxes

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020:

	Years Ended
	December 31,	December 31,
(in thousands)	2021	2020
Provision for income taxes	$213	$224
Effective Tax Rate	-0.9%	-1.0%

Provision for income taxes for the year ended December 31, 2021, is comparable to the prior year and primarily reflect state and franchise taxes due to existing net operating losses.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019:

	Years Ended
	December 31,	December 31,
(in thousands)	2020	2019
Provision for income taxes	$224	$205
Effective Tax Rate	-1.0%	-0.4%

Provision for income taxes for the year ended December 31, 2020, is comparable to the prior year and primarily reflect state and franchise taxes due to existing net operating losses.

Net Loss

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020:

	Years Ended
	December 31,	December 31,
(in thousands)	2021	2020
Net loss	$(24,677)	$(21,910)

We incurred a net loss of $24.6 million in the year ended December 31, 2021 compared to a net loss of $21.9 million in the prior year, as a result of the factors noted above.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019:

	Years Ended
	December 31,	December 31,
(in thousands)	2020	2019
Net loss	$(21,910)	$(49,934)

We incurred a net loss of $21.9 million in the year ended December 31, 2020, compared to a net loss of $49.9 million in the prior year, as a result of the factors noted above.

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LIQUIDITY AND CAPITAL RESOURCES

Our primary need for liquidity is to fund the working capital requirements of our business, capital expenditures, general corporate purposes, and debt service. Our primary source of liquidity is funds generated by financing activities. Our ability to fund our operations, to make planned capital expenditures, to make scheduled debt payments and to repay or refinance indebtedness depends on our future operating performance and cash flows, and ability to obtain equity or debt financing, which are subject to prevailing economic conditions, as well as financial, business and other factors, some of which are beyond our control. Cash generated from ongoing operations were not sufficient to fund operations and, in particular, to fund the Company’s cultivation capital expenditures in the short-term, and growth initiatives in the long-term. The Company raised additional funds from a $16.1 million convertible debenture and warrant financing which was initially funded in April 2020 and finalized in May 2020 and $25.0 million and $18.0 million unit financings, (with each unit consisting of one Subordinate Voting Share and one-half of one warrant, each whole warrant exercisable for one Subordinate Voting Share), in December 2020 and August 2021, respectively.

As of December 31, 2021, the Company had $7.9 million of cash and cash equivalents and $21.3 million of working capital, compared to $25.8 million of cash and cash equivalents and $30.9 million of working capital as of December 31, 2020.

The Company is focused on improving its balance sheet by improving accounts receivable collections, right-sizing inventories and increasing gross profits. We have taken a number of steps to improve our cash position and to continue to fund operations and capital expenditures including:

•	Accelerated cultivation facility renovations which resulted in an increase in flower and trim output by approximately 90% in 2020 and an additional 90% in 2021,

•	Installation of new automated environmental and irrigation equipment designed to improve yields and optimize greenhouse environmental conditions,

•	Developed new cultivation genetics focused on increasing yields and potency,

•	Scaled back our investment in and support for non-core brands,

•	Focused marketing and brand development activities on significantly growing the Lowell brands acquired in the first quarter of 2021,

•	As a result of the Lowell brand acquisition, restructured our organization and identified operating, selling and administrative expense cost efficiencies,

•	Developed LFS, which commenced operations in the third quarter of 2021 to add revenue and cash flow generation,

•	Licensed the Lowell Smokes brand through affiliations with Ascend Wellness LLC in Illinois and Massachusetts, and,

•	In January 2022 we reduced headcount by 15% and significantly decreased our seasonal workforce as we focus on necessary infrastructure to support our current operations.

During 2021 the Company substantially completed greenhouse renovations, low profit agency and distributed brands were eliminated, and operational efficiencies improved. The Company anticipates improvement in 2022 due in large part to yield improvements in cultivation, greater revenues from LFS and licensing operations and improved operational efficiency.

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Cash Flows

 The following table presents the Company's net cash inflows and outflows from the consolidated financial statements of the Company for the years ended December 31, 2021, 2020 and 2019:

	Years Ended				Years Ended
	December 31,	December 31,	Change		December 31,	December 31,	Change
(in thousands)	2021	2020	$	%	2020	2019	$	%
Net cash used in operating activities	$(26,048)	$(7,752)	$(18,296)	-236%	$(7,752)	$(39,323)	$31,571	80%
Net cash used in investing activities	(7,771)	(5,607)	(2,164)	-39%	(5,607)	(10,061)	4,454	44%
Net cash provided by financing activities	15,955	37,766	(21,811)	-58%	37,766	40,418	(2,652)	-7%
Change in cash and cash equivalents and restricted cash	$(17,864)	$24,407	$(42,271)	-173%	$24,407	$(8,966)	$33,373	372%

Cash used in operating activities

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020:

Net cash used in operating activities was $26.0 million for the year ended December 31, 2021, compared to $7.8 million or (236%) change, for the year ended December 31, 2020. The change was primarily driven by operating losses of $24.5 million, accounts receivable increasing by $4.2 million in the year ended December 31, 2021, reflecting increased sales in the period, compared to a decrease of $1.0 million in the year ended December 31, 2020, and accounts payable and accrued expenses decreasing $6.3 million in the year ended December 31, 2021, primarily due to excise and cultivation tax payments in the period, compared to an increase of $2.2 million in the year ended December 31, 2020.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019:

Net cash used in operating activities was $7.8 million for the year ended December 31, 2020, a decrease of $31.6 million or 80%, compared to the year ended December 31, 2019. The reduction was primarily driven by the $28.0 million reduction in net loss. Inventory decreased $0.5 million in the current year compared to a reduction of $1.6 million in 2019, reflecting a continuing focus on reducing inventory days on hand for manufactured product. Accounts receivable decreased by $1.0 million in 2020 compared to an increase of $6.2 million in 2019 reflecting significant collections focus in the current year.

Cash used in investing activities

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020:

Net cash used in investing activities was $7.8 million for the year ended December 31, 2021, compared to $5.6 million or a (39%) change, for the year ended December 31, 2020. Cash used in the Lowell brand acquisition was $5.8 million in the year ended December 31, 2021, which was off-set by $2 million in proceeds received from the termination in 2020 of the W Vapes acquisition agreement. Capital expenditures in the year ended December 31, 2021 were $3.6 million, compared to $6.9 million in the year ended December 31, 2020. The capital expenditure decline in 2021 is principally associated with the completion of a substantial portion of the greenhouse renovations in 2020.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019:

Net cash used in investing activities was $5.6 million for the year ended December 31, 2020, a decrease of $4.5 million, compared to the prior year. Capital expenditures of $6.9 million, principally associated with greenhouse renovations, were comparable to $10.0 million in capital expenditures in the same period last year. Capital expenditures in 2019 included a $4.1 million purchase of a building in Nevada which was sold in 2020, and the Company received $0.5 million of proceeds in the current year and an additional $2.8 million in January 2021. Greenhouse renovations were substantially completed in 2020.

Cash (used in) provided by financing activities

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020:

 Net cash provided by financing activities was $16.0 million for the year ended December 31, 2021, compared to net cash provided by financing activities of $37.8 million or a (58%) change compared to the year ended December 31, 2020. The year ended December 31, 2021 includes $17.9 million in net proceeds from a subordinate share offering. The year ended December 31, 2020 includes $15.3 million in net proceeds from a convertible debenture offering and $25.0 million in net proceeds from a subordinate share offering.

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Year Ended December 31, 2020 Compared to Year Ended December 31, 2019:

Net cash provided by financing activities was $37.8 million for the year ended December 31, 2020, compared to $40.4 million in the prior year. The inflow consisted primarily of $15.3 million in net proceeds from the convertible debenture financing and $25.0 million in net proceeds from the subordinate voting share offering. The inflow in 2019 was primarily the result of net proceeds of $38.3 million from a private placement financing.

Working Capital and Cash on Hand

The following table presents the Company's cash on hand and working capital position as of December 31, 2021 and 2020:

	Years Ended
	December 31,	December 31,	Change
(in thousands)	2021	2020	$	%
Working capital(1)	$21,305	$30,882	$(9,577)	-31.0%
Cash and cash equivalents	$7,887	$25,751	$(17,864)	-69.4%

_____________

(1) Non-GAAP measure - see Non-GAAP Financial Measures in this MD&A.

At December 31, 2021, we had $7.9 million in cash and cash equivalents and $21.3 million of working capital, compared to $25.8 million of cash and cash equivalents and $30.9 million of working capital at December 31, 2020. The decrease in cash and cash equivalents in the year ended December 31, 2021 was primarily due to funding operational losses and cash used in the Lowell brand asset acquisition, offset in part by proceeds from the $18 million subordinate voting share offering.

The Company’s future working capital is expected to be significantly impacted by the growth in operations, increased cultivation output, and continuing margin improvement.

We expect that our cash on hand and cash flows from operations will be adequate to meet our operational needs for the next 12 months.

CHANGES IN OR ADOPTION OF ACCOUNTING PRONOUNCEMENTS

This MD&A should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2021. See Note 1 of the notes to our consolidated financial statements for the years ended December 31, 2021, 2020 and 2021 for changes of adoption of accounting pronouncements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

A descriptions of significant accounting policies are described in Note 1 to our consolidated financial statements included in Part II, Item 8 of this Annual Report on Form 10-K.

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

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Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

•

Estimated Useful Lives and Depreciation of Property and Equipment - Depreciation of property and equipment is dependent upon estimates of useful lives which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

•

Estimated Useful Lives and Amortization of Intangible Assets - Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any.

•	Identifiable assets acquired and liabilities assumed are recognized at the acquisition date fair values as defined by accounting standards related to fair value measurements.

•

Fair Value of Investments in Private Entities - The Company uses discounted cash flow model to determine fair value of its investment in private entities. In estimating fair value, management is required to make certain assumptions and estimates such as discount rate, long term growth rate and, estimated free cash flows.

•

Share-Based Compensation - The Company uses the Black-Scholes option-pricing model to determine the fair value of stock options and warrants granted. In estimating fair value, management is required to make certain assumptions and estimates such as the expected life of units, volatility of the Company’s future share price, risk free rates, future dividend yields and estimated forfeitures at the initial grant date. Changes in assumptions used to estimate fair value could result in materially different results.

•

Deferred Tax Asset and Valuation Allowance - Deferred tax assets, including those arising from tax loss carry-forwards, requires management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

CONSOLIDATED FINANCIAL POSITION

	December 31,	December 31,
Consolidated Financial Position	2021	2020
Cash	$7,887	$25,751
Current assets	$31,428	$46,604
Property, plant and equipment, net	$64,779	$49,243
Total assets	$137,379	$97,416
Current liabilities	$10,123	$15,723
Working capital	$21,305	$30,882
Long-term notes payable including current portion	$249	$1,516
Capital lease obligations including current portion	$36,496	$38,834
Total stockholders' equity	$70,307	$31,156

OUTSTANDING SHARE DATA

As of March 31, 2022, the Company had the following securities issued and outstanding:

Number of Shares
(in thousands)	(on an as converted basis)
Issued and Outstanding
Subordinate voting shares	100,288
Class B shares(1)	11,738
Super voting shares	203
Reserved for Issuance
Options	8,994
Restricted Stock Units	487
Warrants	24,243
Convertible debenture shares	77,443
Convertible debenture warrants	78,443
301,839

_____________

(1) Class B shares reserved for conversion to Subordinate voting shares.

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Seasonality, Cyclicality and Quarterly Revenue Trends

Our quarterly results reflect a pattern of increased customer buying and processing seasonality at year-end, which has positively impacted revenue activity in the fourth quarter. In the first quarter, we generally experience lower sequential customer buying, followed by an increase in buying in the second quarter. Although these seasonal factors are common in the industry, historical patterns should not be considered a reliable indicator of future revenue activity or performance.

Off-Balance Sheet Arrangements

During 2021 and 2020, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Risks include, but are not limited to, those discussed in this Annual Report on Form 10-K and, in particular, the risks discussed under the heading “Risk Factors” above.

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities; current portion of long-term debt; and long-term debt. The carrying values of these financial instruments approximate their fair values.

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs used to make the measurements. The hierarchy is summarized as follows:

•	Level 1 - Quoted prices (unadjusted) that are in active markets for identical assets or liabilities

•

Level 2 - Inputs that are observable for the asset or liability, either directly (prices) for similar assets or liabilities in active markets or indirectly (derived from prices) for identical assets or liabilities in markets with insufficient volume or infrequent transactions

•	Level 3 - Inputs for assets or liabilities that are not based upon observable market data

The Company has exposure to the following risks from its use of financial instruments and other risks to which it is exposed and assess the impact and likelihood of those risks.

These risks include: market, credit, liquidity, asset forfeiture, banking and interest rate risk.

Credit Risk

•

Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The maximum credit exposure at December 31, 2021 and December 31, 2020 is the carrying amount of cash and cash equivalents and accounts receivable. All cash and cash equivalents are placed with U.S. and Canadian financial institutions.

•

The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk but has limited risk as a significant portion of its sales are transacted with cash.

Liquidity Risk

•

Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.

•	In addition to the commitments outlined in Note 15, the Company has the following contractual obligations at December 31, 2021 and 2020:

	Maturity: < 1 Year		Maturity: > 1 Year
	December 31,		December 31,
(in thousands)	2021	2020	2021	2020
Accounts payable and Other accrued liabilities	$6,808	$10,996	$-	$-

Market Risk

•

Strategic and operational risks arise if the Company fails to carry out business operations and/or to raise sufficient equity and/or debt financing. These strategic opportunities or threats arise from a range of factors that might include changing economic and political circumstances and regulatory approvals and competitor actions. The risk is mitigated by consideration of other potential development opportunities and challenges which management may undertake.

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Interest Rate Risk

•

Interest rate risk is the risk that the fair value or the future cash flows of a financial instrument will fluctuate as a result of changes in market interest rates. The Company’s interest-bearing loans and borrowings are all at fixed interest rates; therefore, the Company is not exposed to interest rate risk on these financial liabilities. The Company considers interest rate risk to be immaterial.

Price Risk

•

Price risk is the risk of variability in fair value due to movements in equity or market prices. Cannabis is a developing market and subject to volatile and possibly declining prices year over year, including volatility in bulk flower pricing, as a result of increased competition and other factors. Because adult-use cannabis is a newly commercialized and regulated industry in the State of California, historical price data is either not available or not predictive of future price levels. There may be downward pressure on the average price for cannabis. There can be no assurance that price volatility will be favorable or in line with expectations. Pricing will depend on general factors including, but not limited to, the number of licenses granted by the local and state governments, the supply such licensees are able to generate, activity by unlicensed producers and sellers and consumer demand for cannabis. An adverse change in cannabis prices, or in investors’ beliefs about trends in those prices, could have a material adverse outcome on the Company and its valuation.

Asset Forfeiture Risk

•

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

Banking Risk

•

Notwithstanding that a majority of states have legalized medical marijuana, there has been no change in U.S. federal banking laws related to the deposit and holding of funds derived from activities related to the marijuana industry. Given that U.S. federal law provides that the production and possession of cannabis is illegal, there are arguments that financial institutions cannot accept for deposit funds from businesses involved with the marijuana industry and legislative efforts to provide greater certainty to financial institutions have not been successful. Consequently, businesses involved in the marijuana industry often have difficulty accessing the U.S. banking system and traditional financing sources. The inability to open bank accounts with certain institutions may make it difficult to operate the business of the Company, its subsidiaries and investee companies, and leaves their cash holdings vulnerable.

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DIRECTORS

Our business and affairs are managed, and all corporate powers are exercised, under the direction of our Board. Our Board establishes fundamental corporate policies and oversees our performance and the performance of our Chief Executive Officer and the other officers to whom our Board has delegated authority to manage day-to-day business operations.

The following table provides information with respect to our directors:

Name	Age	Position
George Allen	47	Chairman
Mark Ainsworth	47	Chief Executive Officer and Director
Stephanie Harkness	78	Director
William Anton	80	Director
Brian Shure	45	Chief Financial Officer and Director
Bruce Gates	61	Director
Jeffrey Monat	43	Director

Biographical Information

The biographies of the Board are set out below.

George Allen

George Allen has served as the non-executive Chairman and Director of the Company since April 2020. Mr. Allen is the Founder of Geronimo Capital LLC, a cannabis-industry investment firm, and has been its Managing Member since April 2019. Mr. Allen was the President of Acreage Holdings, a cannabis multi-state operator, from August 2017 to April 2019. At the time of his departure from Acreage Holdings, it was the largest multi-state operator with the broadest footprint in the United States. Mr. Allen was the Chief Investment Officer of Cambridge Information Group, a family investment office, from July 2015 to August 2017. Mr. Allen holds a Bachelor of Science degree in Mechanical Engineering from Yale University. From 2011 to 2014, Mr. Allen led an acquisition-driven restructuring of Blucora (NASDAQ: BCOR) into a leading provider of wealth management and tax software. Prior to Blucora, Mr. Allen spent nine years at Warburg Pincus, where he managed investments in the communication, media, and technology sectors. He also worked at Goldman Sachs in New York and Hong Kong, where he invested capital in distressed securities. The Company believes that Mr. Allen’s extensive public company and executive-level experience and his expertise in strategy, mergers and acquisitions, and corporate finance qualify him to serve as our Chairman.

Mark Ainsworth

Mark Ainsworth serves as Chief Executive Officer of the Corporation and has also served as a director of the Corporation since April 2019. Mr. Ainsworth previously served as the Company’s Chief Operating Officer (November 2019 to April 2020) and Executive Vice President (April 2019 to April 2020) and as Executive Vice President of Indus Holding Company (inception to April 2019). In 2006, Mr. Ainsworth founded Pastry Smart, an American Humane Certified and Organic bakery and confectionery manufacturer. He has been a member of the American Culinary Federation since 2013. The Company believes that Mr. Ainsworth’s long history as an entrepreneur and as a co-founder of the Company as well as his executive-level experience qualify him to serve as a member of our Board.

Stephanie Harkness

Stephanie Harkness has served as an independent director of the Company since April 2019. Ms. Harkness is the Managing General Partner of OPES Holdings, LLC, a venture capital and private equity firm. From 1980 to 2011, Ms. Harkness was CEO of Pacific Plastics & Engineering, a leading medical device manufacturer in the San Francisco Bay area. Ms. Harkness was formerly the Chairperson of the National Association of Manufacturers, a member of the Board of Directors for Dignity Health Hospital, and Chair of the Silicon Valley Capital Club Board of Governors. Ms. Harkness holds a B.S. degree from California Polytechnic State University. The Company believes that Ms. Harkness’ extensive experience as a senior executive and director and her long history of value creation with companies at both early and later stages of their development qualify her to serve as a member of our Board.

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William Anton

William Anton has served as an independent director of the Company since April 2019. Mr. Anton has served as Chairman and CEO of Anton Enterprises, Inc. since 2005 and Managing Partner of Anton Venture Capital Fund LLC since 2004. Prior to Anton Enterprises, he was Chairman of Anton Airfood, Inc. from 1989 to 2005, the airport foodservice company he founded. Mr. Anton is Chairman Emeritus of the Board of Trustees of the Culinary Institute of America. He also serves on the Board of Trustees of Media Research Corporation, the Board of Directors of QSpex Technologies Inc., and is a member of the Board of Governors of the Thalians Foundation for Mental Health at Cedars-Sinai. Mr. Anton formerly served on the Board of Directors of Air Chef Corporation, a leading private aviation catering firm in North America, the Board of Directors for Morton’s Restaurant Group, the Board of the British Restaurant Association, the Board of Trustees of the William F. Harrah College - University of Nevada in Las Vegas, and the National Restaurant Association Education Foundation. The Company believes that Mr. Anton’s extensive experience as a senior executive and director and his lengthy history of value-creation as a founder and entrepreneur qualify him to serve as a member of our Board.

Brian Shure

Brian Shure has served as a director of the Company since April 2020 and was appointed as Chief Financial Officer in November 2020. Mr. Shure leads Ambrose Capital Partners, an investment management firm, directing public and private investments where he has served as President since 2008. Mr. Shure served as Chief Financial Officer of MedData, a revenue cycle management company in the healthcare industry, where he oversaw significant organic and M&A growth. Mr. Shure joined MedData following the company’s acquisition of Cardon Outreach, where he led finance and M&A strategy as Chief Financial Officer. The Company believes that Mr. Shure’s extensive experience as a financial executive and his expertise in mergers and acquisitions and corporate finance qualify him to serve as a member of our Board.

Bruce Gates

Bruce Gates has served as an independent director of the Company since October 2020. Mr. Gates founded and since November 2017 has served as the President of Three Oaks Strategies, LLC, a multi-disciplined consultancy firm, and of Three Oaks Asset Management, LLC, a family office and venture capital firm. Mr. Gates was the Senior Vice President, External Affairs for Altria Group, Inc. from 2008 until October 2017. Mr. Gates served as a director of Cronos Group Inc. (Nasdaq: CRON) and as the Chair of its compensation committee from March 2019 to March 2020. Mr. Gates received his B.A. from the University of Georgia. The Company believes that Mr. Gates’ extensive experience as a senior executive and director qualifies him to serve as a member of our Board.

Jeffrey Monat

Jeffrey Monat has served as an independent director of the Company since January 2022. Mr. Monat has been an investor in cannabis companies since 2013, funding both cultivation and ancillary businesses. Since 2018, he has been a Senior Partner at Merida Capital Holdings, a private equity firm targeting fundamental growth drivers underpinning the rapid development of the cannabis industry. He also sits on Merida Capital's Investment Committee. From 2000 to 2002, he was with Goldman Sachs, where he advised clients on M&A transactions, financial valuation, and corporate governance issues. He worked in the Goldman Sachs Principal Strategies Group from 2002 to 2003, analyzing public-market opportunities for the firm’s proprietary investment fund. From 2003 to 2010, he was an investment analyst at Rockbay Capital, where he helped grow the firm to $1 billion in assets under management. From 2010 to 2012, he was with FrontPoint Rockbay, an event-driven hedge fund in New York where he evaluated prospective investments and helped build the firm’s investment analysis infrastructure. Mr. Monat also served as a Senior Analyst at Seven Locks Capital, a long/short equity hedge fund from 2012 to 2016 and was a Senior Analyst at Sage Rock Capital, an event-driven hedge fund based in New York from 2016 to 2018.  In addition to his professional accomplishments, Mr. Monat serves as treasurer and trustee of the Friends Grow Friends Foundation, Inc., an after-school program that helps children with special needs improve their social skills. Jeff has a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania.

Code of Conduct

The Board has adopted a Code of Conduct for directors, officers, and employees. The Code of Conduct is available on our website at https://ir.lowellfarms.com/corporate-governance/governance-documents. In addition, the Code of Conduct has been filed on, and is accessible through, Canada’s SEDAR. The Corporation will, upon request at ir@lowellfarms.com, provide a copy of the Code of Conduct free of charge to any shareholder. The information on our website is not deemed to be incorporated in this Annual Report on Form 10-K or to be part of this Annual Report on Form 10-K.

The Board expects its directors, officers, and employees to act ethically at all times and to acknowledge their adherence to the policies comprising the Code of Conduct. Any material issues regarding compliance with the Code of Conduct are required to be brought forward by management at either the Board or appropriate Board committee meetings or are referred to the executive officers of the Company, as may be appropriate in the circumstances. The Board or appropriate committee or executive officers determine what remedial steps, if any, are required. Any waivers from the Code of Conduct that are granted for the benefit of a director or executive officer may be granted only by the Board (or a committee thereof, as designated by the Board). No material waiver has ever been granted under the Code of Conduct.

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Each director of the Corporation must disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest. In addition, the director must excuse themselves from any discussion or decision on any matter in which the director is precluded from voting as a result of a conflict of interest.

Our Articles provide that the quorum necessary for the transaction of the business of the Board is a majority of the number of directors in office or such greater number as the directors may determine from time to time.

The Canadian Securities Administrators has issued corporate governance guidelines pursuant to Canadian National Policy 58-201-Corporate Governance Guidelines (the “Corporate Governance Guidelines”), together with certain related disclosure requirements pursuant to Canadian National Instrument 58-101-Disclosure of Corporate Governance Practices (“NI 58-101”). The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value. Accordingly, we have adopted certain corporate governance policies and practices that reflect our consideration of the recommended Corporate Governance Guidelines.

Role of the Board of Directors

Our Board is responsible for the stewardship of the Corporation and managing and supervising the management of our business and affairs, including providing guidance and strategic oversight to management. Our Board has the authority to exercise all such powers of the Corporation as are not, by the BCBCA or by our Articles, required to be exercised by the shareholders of the Corporation.

Board Leadership

The positions of Chairman of the Board and Chief Executive Officer are held by different individuals: George Allen serves as Chairman and Mark Ainsworth serves as Chief Executive Officer. Our Board has concluded that our current leadership structure is appropriate at this time and takes advantage of these persons’ respective strengths and perspectives. However, our Board will continue to review our leadership structure periodically and may make changes in the future as it deems appropriate.

Risk Oversight

Our Board is responsible for the general oversight of risks that affect us and oversees our enterprise risk management. Our Board receives regular reports on our operations from our Chief Executive Officer and other members of management. Our Board reviews these reports and makes inquiries in their business judgment.

Our Board also fulfills its oversight role through two committees, the Audit Committee and the Compensation and Corporate Governance Committee. Our Board receives periodic reports on each committee’s activities. Our Audit Committee has responsibility for risk oversight in connection with its review of our financial reports filed with the SEC and the applicable Canadian securities commissions or similar regulatory authorities. Additionally, our Audit Committee receives reports from our Chief Financial Officer and our independent auditors in connection with the review of our quarterly and annual financial statements regarding significant financial transactions, accounting and reporting matters, critical accounting estimates, and management’s exercise of judgment in accounting matters. When reporting on such matters, our independent auditors also provide their assessment of management’s report and conclusions.

Orientation and Continuing Education

Each new director is given an outline of the nature of the Corporation’s business, its corporate strategy and current issues within the Corporation. New directors are also required to meet with management of the Corporation to discuss and better understand the Corporation’s business and are given the opportunity to meet with counsel to the Corporation to discuss their legal obligations as director of the Corporation.

In addition, management of the Corporation takes steps to ensure that its directors and officers are continually updated as to the latest corporate and securities policies which may affect the directors, officers and committee members of the Corporation as a whole. The Corporation continually reviews the latest securities rules and stock exchange policies. Any changes or new requirements are then brought to the attention of the Corporation’s directors either by way of director or committee meetings or by direct communications from management to the directors.

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Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Corporation’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Corporation. Further, the Corporation’s auditor has full and unrestricted access to the Audit Committee at all times to discuss the audit of the Corporation’s financial statements and any related findings as to the integrity of the financial reporting process.

Nomination of Directors

Please refer to “- Board Committees - Compensation and Corporate Governance Committee” for a description of the process undertaken to identify new candidates for board nomination.

Assessments

The Board monitors the adequacy of information given to directors, communication between the Board and management and the strategic direction and processes of the Board and committees.

Board and Committee Meetings; Executive Sessions

At regularly scheduled board and committee meetings, directors review and discuss management reports regarding our performance, prospects, and plans, as well as significant opportunities and immediate issues facing us. At least once a year, our Board also reviews management’s long-term strategic and financial goals. The Chair, in consultation with the committee chairs and other directors, as appropriate, establishes the agenda for meetings of the Board. Committee agendas and schedules are set by or in consultation with the committee chair. During the year ended December 31, 2021, our Board held 5 meetings, and all directors attended at least 75% of all applicable Board and committee meetings during the year that ended December 31, 2021.

Board Attendance at Annual Meeting of Shareholders

The Board’s unwritten policy regarding director attendance at the annual meeting of shareholders is that directors are encouraged to attend. All members of the Board attended the 2021 annual meeting of shareholders.

Director Independence

Our Board of Directors includes George Allen, Mark Ainsworth, Stephanie Harkness, William Anton, Brian Shure, Bruce Gates and Jeff Monat, of which all members except George Allen, Mark Ainsworth, and Brian Shure are deemed to be independent. George Allen is not considered independent because of his position as the founder of Geronimo Capital, LLC, the lead lender that participated in the Convertible Debenture Offering. Mark Ainsworth and Brian Shure are not considered independent because of their executive positions with the Corporation. Although our securities are not listed on any U.S. national securities exchange, we use the definition of independence applied by the New York Stock Exchange (“NYSE”) to determine which directors are “independent.” We also use the definition of independence under NI 58-101.

None of the directors are presently directors of other reporting issuers.

Board Committees

Audit Committee

The Audit Committee is appointed annually by the Board to assist the Board in fulfilling its oversight responsibilities relating to:

•	the quality and integrity of the Corporation’s financial statements;

•	the Corporation’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the independent registered public accounting firm (the “Independent Auditors”);

•	the oversight and performance of the Corporation’s internal audit function and the Independent Auditors; and

•	any other matters delegated to the Committee by the Board.

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As further described in the Audit Committee Charter, the Committee’s primary duties and responsibilities relate to:

•	maintenance by management of the reliability and integrity of the accounting policies and financial reporting and financial disclosure practices of the Corporation;

•	establishment and maintenance by management of processes to assure that an adequate system of internal controls is functioning within the Corporation; and

•	retention and termination of the Independent Auditors.

Our Audit Committee consists of William Anton, George Allen and Jeffrey Monat. William Anton serves as the chair of our Audit Committee and has been identified as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The members of our Audit Committee are “financially literate” within the meaning of the applicable NYSE rules and NI 52-110. William Anton and Jeffrey Monat are “independent” within the meaning of the applicable NYSE rules and NI 52-110. The following chart sets forth the composition of our Audit Committee:

Name of Member	Independent(1)	Financially Literate(2)
William Anton (Chair)	Yes	Yes
George Allen	No(3)	Yes
Jeff Monat	Yes	Yes

_______________

Notes:

(1)

A member of the Audit Committee is independent if they have no direct or indirect ‘material relationship’ with the Corporation. A material relationship is a relationship that could, in the view of the Board, reasonably interfere with the exercise of a member’s independent judgment. An executive officer of the Corporation, such as the Chief Executive Officer, is deemed to have a material relationship with the Corporation.

(2)

A member of the Audit Committee is financially literate if they have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements.

(3)	Mr. Allen is not independent as permitted by the exemptions from the independence requirements of Rule 10A-3 of the Exchange Act, NI 52-110 and the OTCQX listing standards.

The education and experience of each member of the Audit Committee that is relevant to the performance of their responsibilities as a member of the Audit Committee is described above under the heading “Board of Directors.”

Our Board has adopted a written charter for the Audit Committee, which sets out the Audit Committee’s responsibilities, consistent with the Canadian National Instrument 52-110 - Audit Committees (“NI 52-110”) a current copy of which is available on our website at https://ir.lowellfarms.com/corporate-governance/board-committees. The Audit Committee has access to all books, records, facilities, and personnel and may request any information about us as it may deem appropriate. It has the authority to retain and compensate special legal, accounting, financial, and other consultants or advisors to advise the Audit Committee.

Both our independent auditors and internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee. At no time since the commencement of the Corporation’s most recently completed fiscal year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board. Our Audit Committee held five (5) meetings during the year ended December 31, 2021.

The Corporation is a “venture issuer” as defined in NI 52-110 and as such is exempt from the requirements of Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

Compensation and Corporate Governance Committee

The Compensation and Corporate Governance Committee consists of Stephanie Harkness and William Anton. Stephanie Harkness serves as the Chair of our Compensation and Corporate Governance Committee. The Board has determined that Stephanie Harkness and William Anton are independent as defined by NYSE rules and applicable Canadian securities laws.

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The Compensation and Corporate Governance Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•	the Company’s overall approach to corporate governance;

•	subject to the requirements of the Voting Agreement, the size, composition, and structure of the Board and its committees;

•	executive and director compensation;

•	executive compensation disclosure;

•	management development and succession;

•	orientation and continuing education for directors;

•	subject to the requirements of the Voting Agreement, identifying and recommending new director nominees;

•	promotion of a culture of integrity throughout the Company;

•	related party transactions and other matters involving conflicts of interest; and

•	any additional matters delegated to the Compensation and Corporate Governance Committee by the Board.

Subject to the requirements of the Voting Agreement, the Compensation and Corporate Governance Committee formulate and administer criteria for identifying, evaluating and recommending director candidates to stand for election at a meeting of shareholders or to fill a vacancy existing on the Board, which will reflect, among other things:

•	competencies, skills, and personal qualities that the Board considers to be necessary for the Board, as a whole, to possess;

•	competencies, skills, and personal qualities that the Board considers each existing director to possess;

•	competencies, skills, and personal qualities that each new director would bring to the Board; and

•	responsibilities that would materially interfere with or be incompatible with Board membership.

The Compensation and Corporate Governance Committee will consider all qualified director candidates identified by various sources, including members of the board of directors, management and shareholders. Candidates for directors recommended by shareholders will be given the same consideration as those identified from other sources.

Subject to the requirements of the Voting Agreement, the Compensation and Corporate Governance Committee will recommend to the Board a list of candidates for nomination for election to the Board at the Company’s annual meeting of shareholders. In addition, as the need arises, it will identify and recommend to the Board new candidates for Board membership. Should the Compensation and Corporate Governance Committee recommend a Lead Director be appointed to the Board, or should a vacancy occur in the role of Lead Director, the Compensation and Corporate Governance Committee will recommend to the Board an Independent Director to fill such role. In making its recommendations to the Board, the Compensation and Corporate Governance Committee will provide an assessment of whether each candidate is or would be: (i) an independent director; and (ii) “financially literate” as defined in NI 52-110.

The Board has adopted a written charter setting forth the purpose, composition, authority, and responsibility of our Compensation and Corporate Governance Committee consistent with the guidance of the Canadian Securities Administrators, a current copy of which is available on our website at https://ir.lowellfarms.com/corporate-governance/board-committees.

Our Compensation and Corporate Governance Committee held no separate committee meetings during the year ended December 31, 2021, with its business being conducted with the entire Board.

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Other Board Committees

The Board has no committees other than the Audit Committee and the Compensation and Corporate Governance Committee.

Communications with the Board of Directors

Shareholders and other interested parties may contact any member (or all members) of our Board (including, without limitation, the non-management directors as a group), any committee of our Board, or the chair of any such committee. Written correspondence may be sent to our Board, any committee, or any individual director, c/o Corporate Secretary, Lowell Farms Inc., 19 Quail Run Circle, Suite B, Salinas, California 93907.

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EXECUTIVE OFFICERS

The following table provides information concerning our executive officers:

Name	Age	Position
George Allen	47	Chairman
Mark Ainsworth	47	Chief Executive Officer and Director
Brian Shure	45	Chief Financial Officer and Director
Jenny Montenegro	39	Chief Operating Officer

Biographical Information

The biographies of Mark Ainsworth, George Allen, and Brian Shure are under “Board of Directors.”  The biographical information for our other executive officer is below.

Jenny Montenegro

Jenny Montenegro joined the Company leadership team in June 2020. Previously Ms. Montenegro served as Vice President of Commercialization from August 2019 to June 2020. She was responsible for planning and managing the timeline of the launch of brand products into the market. Before joining Lowell Farms, Ms. Montenegro served as the Founding Vice President of Consumer Packaged Goods and Operations. Ms. Montenegro served as Vice President - Operations and Marketing of The Organic Coop from April 2016 to August 2019. Prior to that, Ms. Montenegro served as a regional buyer at Costco Wholesale, where she worked from October 2001 to April 2016.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors, executive officers and persons who beneficially own 10% or more of the Company’s common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the year ended December 31, 2021, all such filing requirements applicable to the Company’s directors, executive officers and greater than 10% beneficial owners were complied with except as follows: Messrs. Ainsworth, Allen, Anton, McGrath and McMillin and Geronimo Capital, LLC each filed one late initial statement of beneficial ownership due to delays in updating their SEC filing codes; and Mr. Gates and Gregory Heyman each inadvertently filed one late statement of change in beneficial ownership.

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EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The Corporation’s compensation practices are intended to retain, motivate and reward its executive officers for their performance and contribution to the Corporation’s success. Executive officers may be compensated through some combination of cash and equity or equity-linked incentives, both short and long-term in nature. To date, compensation of executive officers, including the NEOs, has been determined by way of negotiation with such officers.

The Compensation and Corporate Governance Committee, comprised of independent directors, is charged with oversight of compensation practices. The Compensation and Corporate Governance Committee is responsible for developing a compensation philosophy that rewards the achievement of corporate and individual performance objectives, and aligns executive officers’ incentives with shareholder value creation. The Compensation and Corporate Governance Committee will select components of compensation packages and the amounts of such components, as well as corporate and individual goals and objectives to be used in determining the level of certain of these components. The Compensation and Corporate Governance Committee may determine to use different compensation components and approach compensation in a manner that is different than that used by the Corporation to date.

We are an “emerging growth company,” as that term is used in the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

Summary Compensation Table

The following table provides the compensation paid to our principal executive officer and other executive officers whose total compensation exceeded $100,000 for the years ended December 31, 2021, December 31, 2020 and December 31, 2019.

						Nonequity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation
Name	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Total
Mark Ainsworth(1)	2021	$250,000	$-	$110,401	$-	$-	$-	$360,401
Chief Executive Officer	2020	$250,000	$15,000	$38,205	$85,427	$-	$-	$388,632

Brian Shure(2)	2021	$250,000	$-	$82,801	$-	$-	$-	$332,801
Chief Financial Officer	2020	$36,059	$-	$37,266	$158,114	$-	$-	$231,439

Jenny Montenegro(3)	2021	$225,000	$-	$93,841	$-	$-	$-	$318,841
Chief Operating Officer	2020	$121,875	$15,000			$-	$-	$136,875

______________

(1)	Appointed as Chief Executive Officer in April 2020
(2)	Appointed as Chief Financial Officer in November 2020
(3)	Appointed as Chief Operating Officer in June 2020

Narrative Disclosure to Summary Compensation Table

Executive Employment Agreements

Mark Ainsworth - The Company is a party to an employment agreement with Mark Ainsworth dated as of July 1, 2020. Mr. Ainsworth is entitled to an annual base salary of $250,000. He is also eligible to receive annual bonuses in such amounts and subject to such performance metrics or other criteria determined by the Board or its Compensation and Corporate Governance Committee from time to time, including performance-based bonuses or programs as determined at the discretion of the Board. Mr. Ainsworth is also eligible to receive discretionary grants of options. In the event of Mr. Ainsworth’s termination without cause, for a period of nine months from the date of such termination, he is entitled to receive continued payment of his base salary and continuation of health insurance benefits. In addition, in the event that, within six months following a “change of control” of the Company, Mr. Ainsworth’s title or responsibilities are materially diminished or Mr. Ainsworth is terminated without cause, he is entitled, upon notice to the Company given not later than thirty (30) days following such material diminishment or termination, to the acceleration of vesting of half of the remaining unvested portion of any stock options or restricted stock awards previously granted to him and any unvested portion shall continue to vest ratably, or be forfeited, in accordance with the terms of such grants.

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Brian Shure - The Company is a party to an employment agreement with Brian Shure dated as of November 10, 2020. Mr. Shure is entitled to an annual base salary of $250,000. He is also eligible to receive annual bonuses in such amounts and subject to such performance metrics or other criteria determined by the Board or its Compensation and Corporate Governance Committee from time to time, including performance-based bonuses or programs as determined at the discretion of the Board. Mr. Shure was granted options to purchase 300,000 Subordinate Voting Shares of the Company under its 2019 Stock Incentive Plan. 50,000 of the options were vested immediately upon grant. The remaining 250,000 options will vest in four equal annual installments on each anniversary of the date of the grant. In the event of Mr. Shure’s termination without cause, for a period of six months from the date of such termination, he is entitled to receive continued payment of his base salary and continuation of health insurance benefits. In addition, in the event that, within twelve months following a “change of control” of the Company, Mr. Shure’s title or responsibilities are materially diminished or Mr. Shure is terminated without cause, he is entitled, upon notice to the Company given not later than thirty (30) days following such material diminishment or termination, to the acceleration of vesting of the remaining unvested portion of the options granted.

Jenny Montenegro - The Company is a party to an employment agreement with Jenny Montenegro dated as of August 16, 2021. Ms. Montenegro is entitled to an annual base salary of $225,000. She is also eligible to receive annual bonuses in such amounts and subject to such performance metrics or other criteria determined by the Board or its Compensation and Corporate Governance Committee from time to time, including performance-based bonuses or programs as determined at the discretion of the Board. The employment agreement became effective August 16, 2021, upon completion of executive relocation, towards which Ms. Montenegro received $25,000 to defray expenses associated with the relocation. In the event of Ms. Montenegro’s termination without cause, for a period of three months from the date of such termination, she is entitled to receive continued payment of her base salary and continuation of health insurance benefits. In addition, in the event that, within twelve months following a “change of control” of the Company, Ms. Montenegro’s title or responsibilities are materially diminished or Ms. Montenegro is terminated without cause, she is entitled, upon notice to the Company given not later than thirty (30) days following such material diminishment or termination, to the acceleration of vesting of one half of the remaining unvested portion of the options granted and for a period of six months from the date of such termination, she is entitled to receive continued payment of her base salary and continuation of health insurance benefits.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity-based awards held by our named executive officers as of December 31, 2021.

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Option (#)	Option (#)	Exercise	Expiration	Have Not	Have Not
Officer	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)
Mark Ainsworth	12,500	37,500	$0.85	1/2/2026	66,667	$73,600
	187,500	312,500	$0.346	4/15/2026

Brian Shure	62,500	237,500	$1.35	11/9/2026	50,000	$55,200

Jenny Montenegro	20,000	20,000	$0.68	12/10/2025	56,667	$62,560
	3,750	11,250	$0.85	1/2/2026
	112,500	187,500	$0.346	4/15/2026

Stock Option Plan and Other Incentive Plans

Equity Incentive Plan

The Corporation has adopted the Equity Incentive Plan, which was approved by its shareholders at the special meeting of shareholders held on January 26, 2019, and amended on April 10, 2020, and again on February 24, 2021, pursuant to approvals by the Board and the holder of all of the Super Voting Shares. The principal terms of the Equity Incentive Plan are described below.

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Purpose

The purpose of the Equity Incentive Plan is to promote the interests of the Corporation and its Shareholders by aiding the Corporation in attracting and retaining employees, officers, consultants, advisors and nonemployee directors capable of assuring the future success of the Corporation, to offer such persons incentives to put forth maximum efforts for the success of the Corporation’s business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership in the Corporation, thereby aligning the interests of such persons with the Shareholders.

The Equity Incentive Plan permits the grant of (i) nonqualified stock options (“NQSOs”) and incentive stock options (“ISOs”) (collectively, “Options”), (ii) restricted stock awards, (iii) restricted stock units (“RSUs”), (iv) stock appreciation rights (“SARs”), (v) performance compensation awards (“Performance Awards”), (vi) payments (in cash, Subordinate Voting Shares, other securities, other awards or other property) equivalent to the amount of cash dividends paid by the Corporation to holders of Subordinate Voting Shares with respect to a number of Shares determined by the Compensation and Corporate Governance Committee (“Dividend Equivalents”), and (vii) other share-based awards, which are referred to herein collectively as “Awards,” as more fully described below.

The Compensation and Corporate Governance Committee may delegate to one or more officers or directors of the Corporation the authority to grant Awards, subject to such terms, conditions and limitations as the Compensation and Corporate Governance Committee may establish in its sole discretion and provided that such delegation of authority would not cause the Equity Incentive Plan to be noncompliant with applicable exchange rules or applicable corporate law.

Eligibility

Any of the Corporation’s employees, officers, directors, consultants, independent contractors or advisors providing services to the Corporation or any of its affiliates, or any such person to whom an offer of employment or engagement with the Corporation or any of its affiliates is extended, are eligible to participate in the Equity Incentive Plan (the “Participants”). The basis of participation of an individual under the Equity Incentive Plan, and the type and amount of any Award that an individual will be entitled to receive under the Equity Incentive Plan, will be determined by the Compensation and Corporate Governance Committee based on its judgment as to the best interests of the Corporation, and therefore cannot be determined in advance. Notwithstanding the foregoing, an ISO may only be granted to full-time or part-time employees, and an ISO shall not be granted to an employee of an affiliate of the Corporation unless such affiliate is also a “subsidiary corporation” of the Corporation within the meaning of Section 424(f) the United States Internal Revenue Code of 1986, as amended (the “Code”).

The maximum number of Subordinate Voting Shares that may be issued under all Awards under the Equity Incentive Plan is 13,205,932 Subordinate Voting Shares. The maximum number of Subordinate Voting Shares that may be issued pursuant to ISOs is 6,000,000 Subordinate Voting Shares. Any shares subject to an Award under the Equity Incentive Plan that are forfeited, cancelled, expire unexercised, are reacquired by the Corporation, are settled in cash, or are used or withheld to satisfy tax withholding obligations of a Participant shall again be available for Awards under the Equity Incentive Plan.

In the event of any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Subordinate Voting Shares, other securities or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Subordinate Voting Shares or other securities of the Corporation, issuance of warrants or other rights to acquire Subordinate Voting Shares or other securities of the Corporation, or other similar corporate transaction or event, which affects the Subordinate Voting Shares, the Compensation and Corporate Governance Committee may make such adjustment, which is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Incentive Plan, to any or all of (i) the number and type of shares (or other securities or other property) which may thereafter be made the subject of Awards, (ii) the number and type of shares (or other securities or other property) subject to outstanding Awards, and (iii) the purchase price or exercise price relating to any Award.

If and so long as the Corporation is listed on the CSE (as is currently the case), the aggregate number of Subordinate Voting Shares issued or issuable to persons providing investor relations activities (as defined in CSE policies) as compensation within a one-year period, shall not exceed 1% of the total number of Subordinate Voting Shares then outstanding.

Awards

Options

The Compensation and Corporate Governance Committee is authorized to grant Options to purchase Subordinate Voting Shares that are either ISOs, meaning they are intended to satisfy the requirements of Section 422 of the Code, or NQSOs, meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Equity Incentive Plan will be subject to the terms and conditions established by the Compensation and Corporate Governance Committee.

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Under the terms of the Equity Incentive Plan, unless the Compensation and Corporate Governance Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Equity Incentive Plan) of the shares at the time of grant. In the event that the Subordinate Voting Shares are listed on the CSE (as is currently the case), the fair market value shall not be lower than the greater of the closing price of the Subordinate Voting Shares on the CSE on (i) the trading day prior to the date of grant of the Options, and (ii) the date of grant of the Options.

Options granted under the Equity Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation and Corporate Governance Committee and specified in the applicable award agreement. The maximum term of an option granted under the Equity Incentive Plan will be ten years from the date of grant. Payment in respect of the exercise of an Option may be made, among other forms, in cash or by check, in Subordinate Voting Shares (actually or by attestation), in other securities, other Awards or other property, or in any combination thereof, having a fair market value on the exercise date equal to the applicable exercise price. or by such other method as the Compensation and Corporate Governance Committee may determine to be appropriate. The Compensation and Corporate Governance Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Subordinate Voting Shares having an aggregate fair market value (determined as of the date of exercise) equal to the excess, if positive, of the fair market value of the Subordinate Voting Shares underlying the Option being exercised on the date of exercise, over the exercise price of the Option for such Subordinate Voting Shares.

Restricted Stock

A restricted stock award is a grant of Subordinate Voting Shares, which are subject to such restrictions as the Compensation and Corporate Governance Committee may impose (including, without limitation, any limitation on the right to vote a Subordinate Voting Share underlying the restricted stock award or the right to receive any dividend or right or property with respect thereto), which restrictions may lapse or in combination at such time or times, in such installments or otherwise as the Compensation and Corporate Governance Committee may deem appropriate. The Compensation and Corporate Governance Committee will determine the price, if any, to be paid by the Participant for each Subordinate Voting Share subject to a restricted stock award. Except as otherwise determined by the Compensation and Corporate Governance Committee or as provided in an award agreement, upon a Participant’s termination of employment or service or resignation or removal as a director (in either case, as determined under criteria established by the Compensation and Corporate Governance Committee) during the applicable restriction period, all Subordinate Voting Shares underlying the restricted stock award held by such Participant at such time shall be forfeited and reacquired by the Corporation for cancellation at no cost to the Corporation; provided however, that the Compensation and Corporate Governance Committee may waive in whole or in part any or all remaining restrictions with respect to Subordinate Voting Shares underlying the restricted stock award.

RSUs

An RSU is a unit evidencing the right to receive a Subordinate Voting Share (or a cash payment equal to the fair market value of a Subordinate Voting Share) at some future date, provided that in the case of Participants who are liable to taxation under the Income Tax Act (Canada) in respect of amounts payable under the Equity Incentive Plan, that such date shall not be later than December 31 of the third calendar year following the year the services were performed in respect of the corresponding RSU awarded. Unless otherwise provided for in an award agreement, no Subordinate Voting Shares shall be issued at the time RSUs are granted. Except as otherwise determined by the Compensation and Corporate Governance Committee or as provided in an award agreement, upon a Participant’s termination of employment or service or resignation or removal as a director (in either case, as determined under criteria established by the Compensation and Corporate Governance Committee) during the applicable restriction period, all Subordinate Voting Shares underlying the RSUs held by such Participant at such time shall be forfeited and reacquired by the Corporation for cancellation at no cost to the Corporation; provided however, that the Compensation and Corporate Governance Committee may waive in whole or in part any or all remaining restrictions with respect to Subordinate Voting Shares underlying the RSUs.

Stock Appreciation Rights

An SAR entitles the recipient to receive, upon exercise of the SAR, the excess of (i) the fair market value of one Subordinate Voting Share on the date of exercise over (ii) the grant price of the SAR as specified by the Compensation and Corporate Governance Committee, which price shall not be less than 100% of the fair market value of one Subordinate Voting Share on the date of grant of the SAR, unless the SAR is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Corporation or an affiliate (subject to applicable law and securities exchange rules). Subject to the terms of the Equity Incentive Plan and any applicable award agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any SAR shall be as determined by the Compensation and Corporate Governance Committee, provided that no SAR may be exercised more than ten years from the grant date.

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Performance Awards

Participants may be granted Performance Awards that may be denominated or payable in cash, Subordinate Voting Shares (including, without limitation, restricted stock and RSUs), other securities, other Awards or other property. Performance Awards granted under the Equity Incentive Plan confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective performance goals during such performance periods as the Compensation and Corporate Governance Committee shall establish. Subject to the terms of the Equity Incentive Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award will be determined by the Compensation and Corporate Governance Committee.

Dividend Equivalents

The Compensation and Corporate Governance Committee may also grant Dividend Equivalents under which the Participant will be entitled to receive payments (in cash, Subordinate Voting Shares, other securities, other awards or other property) equivalent to the amount of cash dividends paid by the Corporation to holders of Subordinate Voting Shares with respect to a number of Shares determined by the Compensation and Corporate Governance Committee. Subject to the terms of the Equity Incentive Plan and any applicable award agreement, Dividend Equivalents may have such terms and conditions as the Compensation and Corporate Governance Committee determines, provided that (i) the Compensation and Corporate Governance Committee may not grant Dividend Equivalents to Participants in connection with grants of Options, SARs or other Awards the value of which is based solely on an increase in the value of the Subordinate Voting Shares after the date of grant of such Award, and (ii) dividend and Dividend Equivalent amounts may be accrued but shall not be paid unless and until the date on which all conditions or restrictions relating to such Award have been satisfied, waived or lapsed.

Other

The Compensation and Corporate Governance Committee may also grant other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Subordinate Voting Shares (including, without limitation, securities convertible into Subordinate Voting Shares), as are deemed by the Compensation and Corporate Governance Committee to be consistent with the purpose of the Equity Incentive Plan.

General

Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation and Corporate Governance Committee or required by applicable law.

The Compensation and Corporate Governance Committee may impose restrictions on the grant, exercise or payment of an Award as it determines appropriate. Generally, Awards granted under the Equity Incentive Plan shall be non-transferable except by will or by the laws of descent and distribution. No Participant shall have any rights as a shareholder with respect to Subordinate Voting Shares covered by Options, SARs, restricted stock awards, or RSUs, unless and until such Awards are settled in Subordinate Voting Shares.

No Option (or, if applicable, SARs) shall be exercisable, no Subordinate Voting Shares shall be issued, no certificates for Subordinate Voting Shares shall be delivered and no payment shall be made under the Equity Incentive Plan except in compliance with all applicable laws.

The Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan and the Compensation and Corporate Governance Committee may amend any outstanding Award at any time; provided that (i) such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Shareholders if such approval is necessary to comply with any tax or regulatory requirement applicable to the Equity Incentive Plan (including, without limitation, as necessary to comply with any rules or requirements of an applicable securities exchange), and (ii) no such amendment or termination may adversely affect Awards then outstanding without the Award holder’s permission.

No award agreement may accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a change in control event, unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) such change in control event.

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In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Subordinate Voting Shares or other securities of the Corporation or any other similar corporate transaction or event involving the Corporation (or the Corporation shall enter into a written agreement to undergo such a transaction or event), the Compensation and Corporate Governance Committee or the Board may, in its sole discretion, provide for any (or a combination) of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs):

•

termination of the Award, whether or not vested, in exchange for cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights,

•	replacement of the Award with other rights or property selected by the Compensation and Corporate Governance Committee or the Board, in its sole discretion,

•

assumption of the Award by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices,

•

that the Award shall be exercisable or payable or fully vested with respect to all Subordinate Voting Shares covered thereby, notwithstanding anything to the contrary in the applicable award agreement, or

•	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

To the full extent permitted by law, the members of the Board, the Compensation and Corporate Governance Committee and each person to whom the Compensation and Corporate Governance Committee delegates authority under the Equity Incentive Plan will not be liable for any action taken or determination made in good faith with respect to the Equity Incentive Plan or any Award made under the Equity Incentive Plan, and will be entitled to indemnification by the Corporation, in addition to such other rights of indemnification they may have by virtue of their position with the Corporation, with regard to such actions and determinations.

Tax Withholding

The Corporation may take such action as it deems appropriate to ensure that all applicable federal, state, local and/or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

Legacy Incentive Plan

Pursuant to and upon completion of the RTO, the Corporation assumed the obligations under the Options outstanding at such time issued by Indus Holding under its 2016 Stock Incentive Plan (the “Legacy Incentive Plan”) and the obligations under the Legacy Incentive Plan solely with respect to such assumed Options (no further grants were made under the Legacy Incentive Plan following completion of the RTO). The principal terms of the Legacy Incentive Plan, as they relate to the Options issued thereunder, are described below.

Purpose

The purpose of the Legacy Incentive Plan is to attract, retain, reward and motivate eligible individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Corporation and to incentivize them to expend maximum effort for the growth and success of the Corporation, so as to strengthen the mutuality of the interests between the eligible individuals and the shareholders of Indus.

Eligibility

If the outstanding Subordinate Voting Shares are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in shares of Indus or other increase or decrease in such shares effected without receipt of consideration by Indus, an appropriate and proportionate adjustment shall be made by the Compensation and Corporate Governance Committee to: (i) the aggregate number and kind of shares available under the Legacy Incentive Plan, (ii) the calculation of the reduction of Subordinate Voting Shares available under the Legacy Incentive Plan, (iii) the number and kind of shares issuable pursuant to outstanding awards granted under the Legacy Incentive Plan and/or (iv) the exercise price of outstanding Options granted under the Legacy Incentive Plan. No fractional Subordinate Voting Shares or units or other securities shall be issued pursuant to any such adjustment under the Legacy Incentive Plan, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under the Legacy Incentive Plan with respect to any incentive stock options must be made in accordance with Section 424 of the Code.

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Options

Each Option granted under the Legacy Incentive Plan may be designated by the Compensation and Corporate Governance Committee, in its sole discretion, as either (i) an ISO, or (ii) an NQSO. Options designated as ISOs that fail to continue to meet the requirements of Section 422 of the Code shall be re-designated as NQSOs automatically on the date of such failure to continue to meet such requirements without further action by the Compensation and Corporate Governance Committee. In the absence of any designation, Options granted under the Legacy Incentive Plan will be deemed to be NQSOs.

Subject to the limitations set forth in the Legacy Incentive Plan relating to ISOs, Options granted under the Legacy Incentive Plan and all rights to purchase Subordinate Voting Shares thereunder shall terminate no later than the tenth anniversary of the grant date of such Options, or on such earlier date as may be stated in the award agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the grant date, the Compensation and Corporate Governance Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the grant date thereof.

No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Legacy Incentive Plan and in the award agreement relating thereto. Unless otherwise provided in the award agreement, 25% of the Options shall vest on each anniversary of the grant date, and there shall be no proportionate or partial vesting in the periods between the vesting dates and all vesting shall occur only on the aforementioned vesting dates.

Payment of the exercise price for the Subordinate Voting Shares purchased pursuant to the exercise of an Option shall be made by (i) cash, certified or cashier’s check, bank draft or money order or (ii) any other method which the Compensation and Corporate Governance Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

Unless otherwise provided in an award agreement, upon the termination of the employment or other service of a participant with the Corporation for any reason, all of the participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of the Legacy Incentive Plan. Upon such termination, the participant’s unvested Options shall expire. Notwithstanding anything in the Legacy Incentive Plan to the contrary, the Compensation and Corporate Governance Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a participant with the Corporation for any reason (i) any unvested Options held by the participant shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and/or (ii) a participant or the participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms that are unrelated to termination of service. Unless otherwise determined by the Compensation and Corporate Governance Committee, temporary absence from employment or other service because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

If a participant’s termination of employment or other service is for any reason other than death, disability, cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Corporation for cause, any Option held by such participant may be exercised, to the extent exercisable at termination, by the participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service. If a participant dies while in the employment or other service of the Corporation, any Option held by such participant may be exercised, to the extent exercisable at termination, by the participant’s estate or the devisee named in the participant’s valid last will and testament or the participant’s heir at law who inherits the Option, at any time within a period not to exceed one hundred eighty (180) days after the date of such participant’s death, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service. In the event the termination is for cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Corporation for cause (without regard to any notice or cure period requirement), any Option held by the participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

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Change in Control

Upon the occurrence of a change in control of the Corporation, the Compensation and Corporate Governance Committee may in its sole and absolute discretion, provide on a case by case basis that (i) that all unvested awards, and all vested awards that are required to be exercised to realize the full benefit thereof that have not been exercised, shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such change in control and during such reasonable period as the Compensation and Corporate Governance Committee in its sole discretion shall determine and designate, to exercise any such vested award, (ii) that all unvested awards, and all vested awards that are required to be exercised to realize the full benefit thereof that have not been exercised, shall terminate, provided that participants shall be entitled to a cash payment equal to the change in control price with respect to shares subject to the vested portion of the award net of the exercise price thereof, if applicable, (iii) provide that, in connection with a liquidation or dissolution of Indus, awards that are required to be exercised to realize the full benefit thereof that have not been exercised, to the extent vested, shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable), (iv) accelerate the vesting of awards and (v) any combination of the foregoing. In the event that the Compensation and Corporate Governance Committee does not terminate or convert an unvested award, or a vested award that is required to be exercised to realize the full benefit thereof that has not been exercised, upon a change in control of Indus, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Right of Repurchase

Unless otherwise provided in an award agreement, Indus shall have the right to repurchase the Subordinate Voting Shares issued with respect to any participant, following such participant’s termination of employment and service with the Corporation for any reason. The price for repurchasing the Subordinate Voting Shares shall be equal to the fair market value of the Subordinate Voting Shares, as determined on the day of such termination. Should Indus fail to exercise such repurchase right within one hundred and eighty (180) days following the later of (i) the date of such participant’s termination of employment or service; or (ii) the date Subordinate Voting Shares are issued to the participant, Indus shall be deemed to have waived such right.

General

All awards granted pursuant to the Legacy Incentive Plan are to be evidenced by an award agreement. The terms of each award agreement need not be identical for eligible individuals provided that each award agreement shall comply with the terms of the Legacy Incentive Plan.

A participant may not transfer an award other than by will or the laws of descent and distribution. Awards may be exercised during the participant’s lifetime only by the participant. No award shall be liable for or subject to the debts, contracts, or liabilities of any participant, nor shall any award be subject to legal process or attachment for or against such person. Any purported transfer of an award in contravention of the provisions of the Legacy Incentive Plan shall have no force or effect and shall be null and void, and the purported transferee of such award shall not acquire any rights with respect to such award. Notwithstanding anything to the contrary, the Compensation and Corporate Governance Committee may in its sole and absolute discretion permit the transfer of an award to a participant’s family member under such terms and conditions as specified by the Compensation and Corporate Governance Committee. In such case, such award shall be exercisable only by the transferee approved of by the Compensation and Corporate Governance Committee. To the extent that the Compensation and Corporate Governance Committee permits the transfer of an ISO to a family member, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code, such Option shall automatically be re-designated as an NQSO.

Subject to the terms and conditions of the Legacy Incentive Plan, the Compensation and Corporate Governance Committee may modify outstanding awards, provided that, except as expressly provided in the Legacy Incentive Plan, no modification of an award shall adversely affect any rights or obligations of the participant under the applicable award agreement without the participant’s consent. Nothing in the Legacy Incentive Plan shall limit the right of the Corporation to pay compensation of any kind outside the terms of the Legacy Incentive Plan.

Other than the Equity Incentive Plan and the Legacy Incentive Plan, the Corporation does not have any incentive or compensation-based security plans under which awards are granted.

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DIRECTOR COMPENSATION

The following table summarizes the compensation paid to our non-employee directors for the year ended December 31, 2021.

Name	Stock Awards	Total
George Allen	$-	$-
William Anton	$85,350	$85,350
Bruce Gates	$85,350	$85,350
Stephanie Harkness	$85,350	$85,350

Compensation of Directors

The level of compensation for directors is determined on an ad hoc basis after consideration of various relevant factors, including the expected nature and quantity of duties and responsibilities, past performance, comparison with compensation paid by other issuers of comparable size and stage of development in the cannabis industry, and the availability of financial and other resources of the Corporation. The Compensation and Corporate Governance Committee of the Board is responsible for determining all forms of compensation to be granted to the directors of the Corporation, which compensation is recommended to the Board for approval.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

The following includes a summary of transactions during our fiscal years ended December 31, 2021 and 2020 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this Annual Report on Form 10-K. We are not otherwise a party to a current related party transaction and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Certain officers and directors of the Company purchased an aggregate of 2,900,000 Units pursuant to the PIPE transaction that closed on August 30, 2021 on the same terms as the other participants in the PIPE transaction.  Participation by such insiders of the Company in the PIPE transaction was approved by the disinterested directors of the Company.

Prior to January 1, 2021, we contracted with Edible Management, LLC, a California limited liability company controlled by Robert Weakley and Mark Ainsworth for various management services, including the development and marketing of our brands, the development of standard operating procedures for the sale of our products in California, industry specific strategic marketing advice, quarterly reporting, sales, legal and human resources support services and coordination efforts with our licensees. In exchange for such services, we reimbursed Edible Management for payroll and all other out-of-pocket expenses on a dollar-for-dollar basis and provided rent free office space to Edible Management. Prior to January 1, 2021, Cypress Manufacturing Company, one of our subsidiaries, also contracted with Edible Management for management services. In addition to the reimbursement of expenses and the provision of free office space, Cypress Manufacturing Company paid Edible Management a monthly incentive commission of 2% of gross sales through June 30, 2018, which amounted to a payment of $650,000 in the aggregate. Effective as of January 1, 2021, the services of Edible Management were discontinued and Wellness Innovation Group Incorporated, a subsidiary of Indus Holding Company, assumed all functions previously conducted by Edible Management. Amounts paid to Edible Management pursuant to the foregoing arrangements were nil and $11.4 million for the years ended December 31, 2021 and 2020, respectively.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The tables below sets forth information with respect to the beneficial ownership of our Super Voting Shares and Subordinate Voting Shares as of March 24, 2022 by:

•	each person or entity known by us to own beneficially more than 5% of our outstanding Subordinate Voting Shares;

•	each of our directors and executive officers individually; and

•	all of our executive officers and directors as a group.

The Super Voting Shares carry 1,000 votes per share. The Subordinate Voting Shares carry 1 vote per share. As of March 24, 2022, the Subordinate Voting Shares represented approximately 33.1% of the voting power of our outstanding voting securities and approximately 59.8% of the voting power of our voting securities on a fully diluted basis, and the Super Voting Shares represented approximately 66.9% of the voting power of our outstanding voting securities and approximately 40.2% of the voting power of our voting securities on a fully diluted basis. Fully diluted calculations take into account Subordinate Voting Shares issuable upon the conversion of outstanding debentures, the redemption of Class B Common Shares of our subsidiary, Indus Holding Company, and the exercise of outstanding warrants and options and Subordinate Voting Shares subject to unvested restricted stock units.

The Super Voting Shares are held by Robert Weakley. Mr. Weakley served as Chairman and Chief Executive Officer of the Company from the date of the reverse takeover transaction with Indus Holding Company (the “RTO”) until April 2020 and thereafter as a member of our board of directors until October 2020. Mr. Weakley has entered into an agreement with the Company to vote the Super Voting Shares in accordance with the voting agreement described below (the “Voting Agreement”) and otherwise as directed by our board of directors.

In connection with the initial closing in April 2020 of the Corporation’s private placement of convertible debentures and warrants (the “Convertible Debenture Offering”), the Company and Mr. Weakley entered into the Voting Agreement with the investors in the Convertible Debenture Offering. Pursuant to the Voting Agreement, Mr. Weakley and such investors have agreed to maintain the size of our board of directors at seven directors and to vote all of their voting securities (including the Super Voting Shares) to elect three persons (currently George Allen, Brian Shure, and Jeffrey Monat) designated by a majority in interest of the debenture holders (“Investor Directors”), three persons (currently Mark Ainsworth, William Anton, and Stephanie Harkness) designated by a majority of the incumbent directors or their successors or, in the event no such director is then serving, Mr. Weakley (“Indus Directors”) and one person designated by mutual agreement of a majority of the Investor Directors and a majority of the Indus Directors (currently Bruce Gates). In addition, the parties to the Voting Agreement agreed to take such actions as are within their control to maintain audit, compensation, and corporate governance committees consisting of an equal number of non-employee Investor Directors and Indus Directors.

Mr. Weakley is also party to an investment agreement with the Company pursuant to which the Super Voting Shares may be transferred only with the Company’s consent. The Company has agreed to grant its consent to a transfer by Mr. Weakley to certain family members, trusts for their benefit, and entities controlled by Mr. Weakley or such family members, in each case subject to the entry by the transferee into an accession agreement with the Company providing for the same restrictions on transfer and pursuant to which the transferee agrees to comply with Mr. Weakley’s obligations under the Voting Agreement. The investment agreement prohibits the Company from consenting to a transfer that would result in the Super Voting Shares being acquired pursuant to a change of control transaction, as defined in the investment agreement. Pursuant to the investment agreement, in the event of a non-permitted transfer by Mr. Weakley, or upon a change of control transaction, the Super Voting Shares shall be redeemed by the Company for their original purchase price of $40,000. The holders of Subordinate Voting Shares will not be entitled to participate in any such permitted transfer or redemption under the terms of the Subordinate Voting Shares or under any coattail or similar agreement.

To our knowledge, except as discussed above, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of our company. Unless otherwise noted below, the address of each other person listed on the table is c/o Lowell Farms Inc., 19 Quail Run Circle - Suite B, Salinas, California 93907.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, our shares that may be acquired within 60 days of the date of the table below, including but not limited to by reason of any right to acquire such shares (a) through the exercise of any option, warrant or right, (b) through the conversion of a security, (c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement, are deemed beneficially owned by the holders of such equity awards and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. As of March 24, 2022, 202,590 Super Voting Shares and 100,288,094 Subordinate Voting Shares were issued and outstanding.

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Super Voting Shares

	Super Voting Shares Beneficially Owned	Percentage of Super Voting Shares Beneficially Owned (%)

Robert Weakley	202,590	100.00%

Subordinate Voting Shares

	Subordinate Voting Shares Beneficially Owned	Percentage of Subordinate Voting Shares Beneficially Owned (%)
Directors and Named Executive Officers:
George Allen(1)	62,372,412	38.46%
Mark Ainsworth(2)	1,763,515	1.74%
Stephanie Harkness(3)	1,588,309	1.56%
William Anton(4)	3,654,580	3.53%
Brian Shure(5)	14,572,826	13.06
Bruce Gates(6)	101,950	*
Jeff Monat(7)	18,750	*
Jenny Montenegro(8)	196,183	*
All executive officers and directors as a group (8 persons)	84,268,525	46.81%

5% or Greater Stockholders:
Geronimo Fund(9)	45,364,310	31.15%
Geronimo CVOF Manager, LLC(10)	46,964,436	31.89%
Geronimo Capital, LLC(11)	14,957,476	13.00%
The Hacienda Company, LLC	21,771,897	21.71%
Hannah Buchan(12)	22,224,771	22.16%
Beehouse Entities(13)	39,178,859	37.13%
Gregory Heyman(14)	39,228,859	37.18%
Merida Funds(15)	9,771,858	8.92%
Joseph P. Landy Wagner Partners LLC(16)	19,248,500	16.10%
Kevin McGrath(17)	10,929,968	9.91%
John Farrell/Yaax Capital US, Inc.(18)	5,286,666	5.01%

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Subordinate Voting Shares

_______________

*	Represents beneficial ownership of less than 1%.
(1)

Includes 22,682,155 Subordinate Voting Shares issuable upon the conversion of convertible debentures and 22,682,155 Subordinate Voting Shares issuable upon the exercise of warrants held by Geronimo Central Valley Opportunity Fund, LLC; 800,063 Subordinate Voting Shares issuable upon the conversion of convertible debentures and 800,063 Subordinate Voting Shares issuable upon the exercise of warrants held by Geronimo CVOF Manager, LLC; 7,328,738 Subordinate Voting Shares issuable upon the conversion of convertible debentures and 7,428,738 Subordinate Voting Shares issuable upon the exercise of warrants held by Geronimo Capital, LLC; and 133,500 and 50,000 Subordinate Voting Shares issuable upon the exercise of warrants and options, respectively, held by Mr. Allen. Mr. Allen is the sole member of Geronimo Capital, LLC and the sole manager of Geronimo CVOF Manager, LLC. Geronimo CVOF Manager, LLC is the sole manager of Geronimo Central Valley Opportunity Fund, LLC.

(2)	Includes 1,019,765 Subordinate Voting Shares issuable upon redemption of Indus Redeemable Shares and 293,750 Subordinate Voting Shares issuable upon the exercise of options held by Mr. Ainsworth.
(3)

Includes 811,104 Subordinate Voting Shares issuable upon redemption of Indus Redeemable Shares, 177,500 Subordinate Voting Shares issuable upon the exercise of warrants and 28,750 Subordinate Voting Shares issuable upon the exercise of options held by Ms. Harkness; and 190,231 Subordinate Voting Shares issuable upon redemption of Indus Redeemable Shares and 245,724 Subordinate Voting Shares issuable upon the exercise of warrants held by a family trust of which Ms. Harkness is a trustee. Excludes 482,667 Subordinate Voting Shares issuable upon redemption of Indus Redeemable Shares and 22,500 Subordinate Voting Shares issuable upon the exercise of warrants held by Ms. Harkness’ spouse, as to which Ms. Harkness disclaims beneficial ownership.

(4)

Includes 460,000 Subordinate Voting Shares issuable upon redemption of Indus Redeemable Shares and 28,750 Subordinate Voting Shares issuable upon the exercise of options held by Mr. Anton; and 1,026,095 Subordinate Voting Shares issuable upon the conversion of convertible debentures, 532,917 Subordinate Voting Shares issuable upon redemption of Indus Redeemable Shares and 1,271,818 Subordinate Voting Shares issuable upon the exercise of warrants held by Anton Enterprises, Inc. Mr. Anton is the president and sole stockholder of Anton Enterprises, Inc.

(5)

Includes 281,250 Subordinate Voting Shares issuable upon the exercise of options held by Mr. Shure; 1,882,000 outstanding Subordinate Voting Shares, 4,950,000 Subordinate Voting Shares issuable upon the conversion of convertible debentures and 5,866,000 Subordinate Voting Shares issuable upon the exercise of warrants held by Ambrose Capital Holdings, LP;  1,882,000 outstanding Subordinate Voting Shares and 200,000 Subordinate Voting Shares issuable upon the exercise of warrants held by AMTG Holdings, LLLP; 184,800 outstanding Subordinate Voting Shares and 50,000 Subordinate Voting Shares issuable upon the exercise of warrants held by HSK Holdings, LLC; and 300,000 Subordinate Voting Shares held by the Brian K. Shure Charitable Trust Lead Annuity. Mr. Shure is the President of Ambrose Capital Partners, LLC, which is the general partner of Ambrose Capital Holdings, LP, President of AMTG Management, Inc., which is the general partner of AMTG Holdings, LLLP, Managing Member of HSK Holdings, LLC and the sole trustee of the Brian K. Shure Charitable Trust Lead Annuity.

(6)	Includes 18,750 Subordinate Voting Shares issuable upon the exercise of options held by Mr. Gates.
(7)	Includes 18,750 Subordinate Voting Shares issuable upon the exercise of options held by Mr. Monat.
(8)	Includes 177,500 Subordinate Voting Shares issuable upon the exercise of options held by Ms. Montenegro.
(9)

Consists of 22,682,155 Subordinate Voting Shares issuable upon the conversion of convertible debentures and 22,682,155 Subordinate Voting Shares issuable upon the exercise of warrants held by Geronimo Fund.

(10)

Consists of 800,063 Subordinate Voting Shares issuable upon the conversion of convertible debentures and 800,063 Subordinate Voting Shares issuable upon the exercise of warrants held by Geronimo CVOF Manager, LLC and 22,682,155 Subordinate Voting Shares issuable upon the conversion of convertible debentures and 22,682,155 Subordinate Voting Shares issuable upon the exercise of warrants held by Geronimo Fund.

(11)

Includes 7,328,738 Subordinate Voting Shares issuable upon the conversion of convertible debentures and 7,428,738 Subordinate Voting Shares issuable upon the exercise of warrants held by Geronimo Capital, LLC.

(12)	Consists of 22,224,771 Subordinate Voting Shares held by The Hacienda Company, LLC (“Hacienda”). Ms. Buchan is the sole manager of Hacienda.
(13)

Consists of 21,771,897 Subordinate Voting Shares held by Hacienda and 12,183,462 outstanding Subordinate Voting Shares and 5,223,500 Subordinate Voting Shares issuable upon the exercise of warrants held by Beehouse Partners, LP (“Beehouse Partners”). Beehouse, LLC is the investment manager of two SPVs that collectively own a majority interest in Hacienda and is also the investment manager of Beehouse Partners. Beehouse Manager, LLC (together with Beehouse, LLC, the “Beehouse Entities”) is the manager of Beehouse, LLC.

(14)

Consists of the Subordinate Voting Shares beneficially owned by the Beehouse Entities and 50,000 Subordinate Voting Shares held by Mr. Heyman. Mr. Heyman is the sole and managing member of Beehouse Manager, LLC.

(15)

Reflects beneficial ownership of Merida Capital Partners QP LP , Merida Capital Partners III LP , Merida Capital Partners III Offshore  and Merida Capital Partners III AI LP (the “Merida Funds”). Includes 9,271,858 Subordinate Voting Shares issuable upon the exercise of warrants held by the Merida Funds.

(16)	Consists of 9,624,250 Subordinate Voting Shares issuable upon the conversion of a convertible debenture and 9,624,250 Subordinate Voting Shares issuable upon the exercise of warrants.
(17)	Includes 5,015,984 Subordinate Voting Shares issuable upon the conversion of a convertible debenture and 5,150,984 Subordinate Voting Shares issuable upon the exercise of warrants held by Mr. McGrath.
(18)

Includes 258,460 Subordinate Voting Shares issuable upon the conversion of a convertible debenture and 258,460 Subordinate Voting Shares issuable upon the exercise of warrants held by Mr. Farrell and 2,384,873 Subordinate Voting Shares issuable upon the conversion of a convertible debenture and 2,384,873 Subordinate Voting Shares issuable upon the exercise of warrants held by Yaax Capital USA, Inc.. Yaax Capital USA, Inc. is wholly owned by Yaax Capital LP. Mr. Farrell is the managing partner of Yaax Capital LP.

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PLAN OF DISTRIBUTION

The Selling Securityholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	the distribution by the Selling Securityholder to its partners, members or shareholders;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Securityholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholder may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed in the subscription agreements related to the PIPE transaction to keep this prospectus effective until August 30, 2022. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered in this registration statement may not be sold unless they either have been registered or qualified for sale in the applicable state or are exempt from registration.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Securityholder or any other person. We will make copies of this prospectus available to the Selling Securityholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. Federal income tax considerations for U.S. Holders and Non-U.S. Holders (each as defined below) relating to the ownership and disposition of the Subordinate Voting Shares. This summary is general in nature and does not discuss all aspects of U.S. Federal income taxation that may be relevant to a holder of the Subordinate Voting Shares in light of its particular circumstances. In addition, this summary does not address the U.S. Federal alternative minimum tax, the Medicare tax on net investment income, U.S. Federal estate and gift taxes, U.S. state and local taxes or foreign taxes. This summary deals only with Subordinate Voting Shares held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), (generally, property held for investment), and does not address tax considerations applicable to any holder that may be subject to special treatment under the U.S. Federal income tax laws, including the following holders:

●	a bank or other financial institution;

●	a tax-exempt or governmental organization;

●	a retirement plan or other tax-deferred account (other than with respect to U.S. Holders in the 401(k) Plan),

●	a partnership, an S corporation or other entity treated as a partnership or pass-through (or an investor therein);

●	an insurance company;

●	a mutual fund, regulated investment company or real estate investment trust;

●	a person that purchases or sells Unit Shares as part of a wash sale for tax purposes;

●	a dealer or broker in stocks and securities, or currencies;

●	a trader in securities that elects mark-to-market treatment;

●	a holder of Unit Shares subject to the alternative minimum tax provisions of the Code;

●	a holder of Unit Shares that received Unit Shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

●	a person that owns (or is deemed to own) 5% or more of the outstanding Unit Shares;

●	a U.S. Holder whose functional currency is not the U.S. dollar;

●	a person that holds Unit Shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

●	a person required to accelerate the recognition of any item of gross income with respect to the Unit Shares as a result of such income being recognized on an applicable financial statement;

●	“controlled foreign corporations” within the meaning of the Code;

●	“passive foreign investment companies” within the meaning of the Code; or

●	a U.S. expatriate.

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This summary is based on the Code, treasury regulations promulgated under the Code (“Treasury Regulations”), and rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. The Corporation has not sought, and does not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF THE SUBORDINATE VOTING SHARES AND SHOULD BE READ IN CONJUNCTION WITH THE DISCUSSION OF CANADIAN TAX CONSIDERATIONS HEREIN. THE CORPORATION URGES BENEFICIAL OWNERS OF THE SUBORDINATE VOTING SHARES TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE OFFERING IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” of the Subordinate Voting Shares means a holder that is for U.S. Federal income tax purposes:

●	An individual citizen or resident of the U.S. (by reason of green card status or meeting the “substantial presence test” over the three-year period ending on the end of the current calendar year);

●	A corporation (or other entity taxable as a corporation) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

●	An estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

●

A trust if it: (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Residents are generally treated for U.S. Federal income tax purposes as if they were U.S. citizens. Residents who are also residents or citizens of Canada should also review the discussion of Canadian Tax Considerations and are urged to consult their own tax advisors regarding the tax consequences of acquiring, holding and disposing of the Subordinate Voting Shares. Note that the Company expects to be treated as a Canadian corporation for Canadian tax purposes and a U.S. corporation for U.S. Federal income tax purposes.

Non-U.S. Holders

A “Non-U.S. Holder” is a beneficial owner of the Subordinate Voting Shares (other than an entity or arrangement classified as a partnership for U.S. Federal income tax purposes) that is not a U.S. Holder.

Tax Classification as a U.S. Domestic Corporation

The Company is treated as a United States corporation for U.S Federal income tax purposes under Section 7874 of the Code and is subject to U.S. Federal income tax on its worldwide income, notwithstanding that the Company is organized under the provisions of the Business Corporations Act (British Columbia) in Canada.

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Tax Considerations for U.S. Holders

Acquisition of Shares

The purchase price paid by a U.S. Holder in the acquisition of a Subordinate Voting Share will establish a U.S. Holder’s initial tax basis therein for U.S. Federal income tax purposes.

Distributions on Shares

The Company has not and does not foresee making distributions with respect to its Subordinate Voting Shares. Distributions of cash or property with respect to the Subordinate Voting Shares will constitute dividends for U.S. Federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. Federal income tax principles. Dividends will generally be taxable to a non-corporate U.S. Holder at the preferential rates applicable to long-term capital gains, provided that such holder meets certain holding period and other requirements. Distributions in excess thereof will generally be treated first, as a return of capital and be applied against, and then reduce, a U.S. Holder’s adjusted tax basis in its Subordinate Voting Shares, but not below zero, and thereafter be treated as capital gain and treated as described under “ - Sale or Other Taxable Disposition” below. Such distributions may also be subject to Canadian withholding taxes.

Dividends received by corporate U.S. Holders may be eligible for a dividends received deduction, subject to certain restrictions relating to, among others, the corporate U.S. Holder’s taxable income, holding period and debt financing.

Sale or Other Taxable Disposition of Shares

Upon the sale or other taxable disposition of Subordinate Voting Shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between (i) the amount realized by such U.S. Holder in connection with such sale or other taxable disposition, and (ii) such U.S. Holder’s adjusted tax basis. Capital gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period in such stock is more than twelve months. U.S. Holders who are individuals are eligible for preferential rates of taxation respecting their long-term capital gains. Deductions for capital losses are subject to limitations.

Foreign Tax Credit Limitations

Because it is anticipated that the Company will be subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. Holder may pay, through withholding, Canadian tax, as well as U.S. Federal income tax, with respect to dividends paid on Subordinate Voting Shares. For U.S. Federal income tax purposes, a U.S. Holder generally may elect for any taxable year to receive either a credit or a deduction for foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. Federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. The status of the Company as a U.S. domestic corporation for U.S. Federal income tax purposes will cause dividends paid by the Company to be treated as U.S. source rather than foreign source for this purpose. As a result, by virtue of the U.S. source character of a dividend paid by the Company and the U.S. foreign tax credit limitation, a foreign tax credit may be unavailable to U.S. Holders for any Canadian tax paid on dividends received from the Company. Similarly, to the extent a sale or disposition of the Subordinate Voting Shares by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, in the event the Subordinate Voting Shares constitute taxable Canadian property within the meaning of the Income Tax Act (Canada)), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In each case, however, the U.S. Holder should be able to take a deduction for the U.S. Holder’s Canadian tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisors regarding these rules.

Information Reporting and Backup Withholding

U.S. backup withholding (currently 24%) is imposed upon certain payments to persons that fail (or are unable) to furnish the information required pursuant to U.S. information reporting requirements. Distributions to U.S. Holders will generally be exempt from backup withholding, provided the U.S. Holder meets applicable certification requirements, including providing a U.S. taxpayer identification number on a properly completed IRS Form W-9, or otherwise establishes an exemption. The Company must report annually to the IRS and to each U.S. Holder the amount of distributions and dividends paid to that U.S. Holder and the proceeds from the sale or other disposition of Subordinate Voting Shares, unless such U.S. Holder is an exempt recipient.

Backup withholding does not represent an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will generally be allowed as a credit against such U.S. Holder’s U.S. Federal income tax liability, and may entitle such U.S. Holder to a refund, provided the required information and returns are timely furnished by such U.S. Holder to the IRS.

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Tax Considerations for Non-U.S. Holders

Distributions on Shares

The Company has not and does not foresee making distributions with respect to its Subordinate Voting Shares. Distributions of cash or property on Subordinate Voting Shares will constitute U.S. source dividends for U.S. Federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. Federal income tax principles. Distributions in excess thereof will first constitute a return of capital and be applied against and then reduce a Non-U.S. Holder’s adjusted tax basis in its Subordinate Voting Shares, but not below zero, and thereafter be treated as capital gain and will be treated as described under “Sale or Other Taxable Disposition of Shares” below.

Subject to the discussions under “Information Reporting and Backup Withholding” below and under “FATCA” below, any dividend paid to a Non-U.S. Holder of Subordinate Voting Shares generally will be subject to U.S. Federal withholding tax at a rate of 30%, or such lower rate as may be specified under an applicable income tax treaty, unless the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. In order to receive a reduced treaty rate, a Non-U.S. Holder must provide its financial intermediary with an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an appropriate successor form), properly certifying such holder’s eligibility for the reduced rate. If a Non-U.S. Holder holds Subordinate Voting Shares through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to such agent, and the Non-U.S. Holder’s agent will then be required to provide such (or a similar) certification to us, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required certification, but that qualifies for a reduced treaty rate, generally may apply for and obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (or, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment, or fixed base, of the Non-U.S. Holder) generally will be exempt from the withholding tax described above and instead will be subject to U.S. Federal income tax on a net income basis at regular graduated U.S. Federal income tax rates applicable to U.S. Holders.

Non-U.S. Holders should consult their own tax advisors regarding the foregoing and their potential entitlement to benefits under any applicable tax treaties.

Sale or Other Taxable Disposition of Shares

A Non-U.S. Holder generally will not be subject to U.S. Federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of a Subordinate Voting Share, subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” unless:

●

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●

the Company is or has been a United States real property holding corporation (“USRPHC”) for U.S. Federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the Subordinate Voting Share, and, in the case where the shares are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our shares at any time within the shorter of (i) the five-year period preceding the disposition or (ii) such Non-U.S. Holder’s holding period for the shares. There can be no assurance that Unit Shares will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. Federal income tax rates. Any such gains of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above generally will be subject to a flat 30% U.S. Federal income tax. Non-U.S. Holders are urged to consult their own tax advisors regarding possible eligibility for benefits under income tax treaties and the availability of U.S. source capital losses to offset gain described in the second bullet point.

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If the third bullet point above applies to a Non-U.S. Holder, gain recognized on the sale, taxable exchange or other disposition of Subordinate Voting Shares (by virtue of USRPHC status of the Company) will be subject to tax at generally applicable U.S. Federal income tax rates. In addition, a buyer of Subordinate Voting Shares from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. The Company has not performed any analysis to determine whether it is currently, or has ever been, a USRPHC. You are urged to consult your own tax advisors regarding the application of these rules. USRPHC status generally means that the real estate interests owned by the corporation in fair market value terms equals or exceeds 50% of the fair market value of all of its real estate and business related assets.

Information Reporting and Backup Withholding

With respect to distributions and dividends on Subordinate Voting Shares, the Company must report annually to the IRS and to each Non-U.S. Holder the amount of distributions and dividends paid to such Non-U.S. Holder and any tax withheld with respect to such distributions and dividends, regardless of whether withholding was required with respect thereto. Copies of the information returns reporting such dividends and distributions and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established under the provisions of an applicable income tax treaty, tax information exchange agreement or other arrangement. A Non-U.S. Holder will be subject to backup withholding for dividends and distributions paid to such Non-U.S. Holder unless either (i) such Non-U.S. Holder certifies under penalty of perjury that it is not a U.S. person (as defined in the Code), which certification is generally satisfied by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or appropriate successor form), and the payor does not have actual knowledge or reason to know that such holder is a U.S. person, or (ii) such Non-U.S. Holder otherwise establishes an exemption.

With respect to sales or other dispositions of Subordinate Voting Shares, information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of Subordinate Voting Shares within the U.S. or conducted through certain U.S.-related financial intermediaries, unless either (i) such Non-U.S. Holder certifies under penalty of perjury that it is not a U.S. person (as defined in the Code), which certification is generally satisfied by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or appropriate successor form), and the payor does not have actual knowledge or reason to know that such holder is a U.S. person, or (ii) such Non-U.S. Holder otherwise establishes an exemption.

Whether with respect to distributions and dividends, or the sale or other disposition of Subordinate Voting shares, backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. Federal income tax liability, if any, provided the required information is timely furnished to the IRS.

FATCA

A 30% withholding tax may be imposed on dividends paid with regard to Subordinate Voting Shares, under the Foreign Account Tax Compliance Act (“FATCA”) (Sections 1471 through 1474 of the Code), in the case of payments to non-U.S. financial institutions and certain other non-U.S. entities, as discussed below.

Such 30% FATCA withholding will not apply to a “foreign financial institution” (as defined in the Code) if such institution undertakes certain diligence and reporting obligations, or otherwise qualifies for an exemption from these rules. The diligence and reporting obligations include, among others, entering into an agreement with the U.S. Department of Treasury pursuant to which the foreign financial institution must (i) undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), (ii) annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

The 30% FATCA withholding will not apply to a “non-financial foreign entity” which either certifies that it does not have any “substantial United States owners” (each as defined in the Code), furnishes identifying information regarding each substantial United States owner, or otherwise qualifies for an exemption from these rules. Where FATCA 30% withholding applies, the regular 30% withholding on U.S. source investment-type income such as dividends and interest does not apply.

THE FOREGOING SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SUBORDINATE VOTING SHARES AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF SUBORDINATE VOTING SHARES SHOULD ALSO REVIEW THE DISCLOSURE CONCERNING CANADIAN TAX CONSIDERATIONS AND SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF ACQUIRING, HOLDING AND DISPOSING OF. SUBORDINATE VOTING SHARES.

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CERTAIN CANADIAN TAX CONSIDERATIONS

Although the Company is organized under the provisions of the Business Corporations Act (British Columbia) in Canada and will be deemed to be resident in Canada and be a taxable Canadian corporation for purposes of the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”), the Company is also treated as a U.S. corporation for purposes of the Internal Revenue Code of 1986. Prospective investors should carefully review the following section as well as the discussion under the headings above “Risk Factors - The Company is a tax resident of both the U.S. and Canada and generally subject to both U.S. and Canadian taxation, which may adversely affect its results of operations.”

The following is a summary of the principal Canadian federal income tax considerations pursuant to the Tax Act that generally apply to the acquisition, holding and disposition of Subordinate Voting Shares by a person who, at all material times, is neither resident nor deemed to be resident in Canada for purposes of the Tax Act, is a resident of the U.S. for purposes of the Canada - United States Tax Convention (1980), as amended, (the “Treaty”) and acquires a beneficial interest in Subordinate Voting Shares (a “U.S. Holder”).

This summary applies only to a U.S. Holder who, at all relevant times, for purposes of the Tax Act:

●	holds Subordinate Voting Shares as capital property;

●	does not, and is not deemed to, use or hold Subordinate Voting Shares in the course of carrying on a business in Canada;

●	deals at arm’s length with and is not affiliated with the Selling Securityholder; and

●	is a “qualifying person” or otherwise entitled to benefits under the Treaty.

Generally, Subordinate Voting Shares will be considered to be capital property to a U.S. Holder unless they are held or acquired in the course of carrying on a business of trading or dealing in securities or as part of an adventure or concern in the nature of trade. Any such U.S. Holder to which this summary does not apply should consult its own tax advisor with respect to the Canadian tax consequences of this offering.

This summary is not applicable to a U.S. Holder (a) that is a “financial institution”, as defined in the Tax Act for purposes of the mark-to-market rules; (b) an interest in which would be a “tax shelter investment” as defined in the Tax Act; (c) that is a “specified financial institution” as defined in the Tax Act; (d) that is exempt from tax under the Tax Act; (e) that has entered into, or will enter into, a “synthetic disposition arrangement” or a “derivative forward agreement” under the Tax Act with respect to the Subordinate Voting Shares; (f) an insurer that carries on an insurance business in Canada and elsewhere; (g) an “authorized foreign bank” (as defined in the Tax Act); or (h) a “foreign affiliate” (as defined in the Tax Act) of a taxpayer resident in Canada.

 Any such U.S. Holder to which this summary does not apply should consult its own tax advisor.

This summary is based on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (“Tax Proposals”), and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available prior to the date hereof. This summary assumes the Tax Proposals will be enacted in the form proposed, however, no assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law or administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial action, nor does it take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations that apply to an investment in Subordinate Voting Shares. Moreover, the income and other tax consequences of acquiring, holding or disposing of Subordinate Voting Shares will vary depending on an investor’s particular circumstances. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any investor. Consequently, investors should consult their own tax advisors for advice with respect to the income tax consequences of an investment in Subordinate Voting Shares based on their particular circumstances.

Generally, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Subordinate Voting Shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated U.S. dollars must be converted into Canadian dollars using the applicable rate of exchange (for the purposes of the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

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Dividends

Under the Treaty, the rate of withholding tax on dividends paid or credited (or deemed to be paid or credited) on Subordinate Voting Shares by the Company to a U.S. Holder is generally limited to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns at least 10% of the voting stock of the Company. U.S. Holders should consult their own tax advisors regarding the application of the Treaty. The Company will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the U.S. Holder’s account. U.S. Holders who may be eligible for a reduced rate of withholding tax on dividends pursuant to any applicable income tax convention should consult with their own tax advisors with respect to taking all appropriate steps in this regard.

Disposition of Subordinate Voting Shares

A U.S. Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a Subordinate Voting Share unless the Subordinate Voting Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the U.S. Holder at the time of disposition and the U.S. Holder is not entitled to relief under the Treaty.

Generally, provided that the Subordinate Voting Shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the CSE) at the time of disposition, the Subordinate Voting Shares generally will not constitute taxable Canadian property of a U.S. Holder at that time, unless at any time during the 60 month period immediately preceding the disposition, (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, any combination of (a) the U.S. Holder, (b) persons with whom the U.S. Holder did not deal at arm’s length (for purposes of the Tax Act), and (c) partnerships in which the U.S. Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, the Subordinate Voting Shares may also be deemed to be taxable Canadian property to a U.S. Holder for purposes of the Tax Act in certain other circumstances. U.S. Holders should consult their own tax advisors as to whether their Subordinate Voting Shares constitute “taxable Canadian property” in their own particular circumstances.

In the event that a Subordinate Voting Share constitutes taxable Canadian property of a U.S. Holder, the U.S. Holder should consult its own tax advisor.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital stock of the Company is comprised of an unlimited number of Subordinate Voting Shares and an unlimited number of Super Voting Shares. As of June 30, 2022, there are 100,288,094 Subordinate Voting Shares and 202,590 Super Voting Shares outstanding. In addition, the following Subordinate Voting Shares are issuable upon conversion, exercise or exchange of outstanding securities of the Company:

•	11,737,862 Subordinate Voting Shares are issuable upon the redemption of all of the Class B Common Shares of Indus Holding Company

•

77,442,527 Subordinate Voting Shares are issuable upon the redemption of all of the Class C Common Shares of Indus Holding Company issuable upon conversion of convertible debentures of Indus Holding Company (excluding accrued and unpaid interest) and 78,442,527 Subordinate Voting Shares are issuable upon the exercise of warrants issued in the Convertible Debenture Offering;

•	9,000,000 Subordinate Voting Shares are issuable upon the exercise of warrants issued by the Company in the PIPE transaction;

•	11,500,000 Subordinate Voting Shares are issuable upon the exercise of the December 2020 Warrants;

•	2,411,516 Subordinate Voting Shares are issuable upon the exercise of warrants issued by Indus Holding Company prior to the RTO to investors in debentures of Indus Holding Company;

•	1,331,052 Subordinate Voting Shares are issuable upon the exercise of compensation options held by financial advisors to the Company and/or Indus Holding Company;

•

8,758,000 Subordinate Voting Shares are issuable upon the exercise of options issued pursuant to the Company’s equity incentive plans, of which 2,797,313 of such shares were vested as of June 30, 2022; and

•	486,667 Subordinate Voting Shares are subject to outstanding restricted stock units issued pursuant to the Company’s equity incentive plans, none of which were vested as of June 30, 2022.

Of our 100,288,094 outstanding Subordinate Voting Shares, 309,981 Subordinate Voting Shares issued in connection with the C Quadrant Acquisition were held in escrow, all of which were released from such escrow on June 29, 2022.

The following is a summary of the rights, privileges, restrictions and conditions attached to the Subordinate Voting Shares.

Holders of Subordinate Voting Shares are entitled to receive as and when declared by the Board, dividends in cash or property of the Company. In the event of the liquidation, dissolution or winding-up of the Company, the holders of Subordinate Voting Shares will, subject to the rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Subordinate Voting Shares. The only outstanding shares ranking in priority to the Subordinate Voting Shares upon liquidation are the Super Voting Shares, which have a liquidation preference equal to their aggregate original issuance price of U.S. $40,000. Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting solely of the Super Voting Shares (or any meeting of another particular class or series of shares of the Company as may be created in the future). Holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held and holders of Super Voting Shares are entitled to 1,000 votes in respect of each Super Voting Share held. As of March 24, 2022, the Subordinate Voting Shares represented approximately 33.1% of the voting power of our outstanding voting securities and approximately 59.8% of the voting power of our voting securities on a fully diluted basis, and the Super Voting Shares represented approximately 66.9% of the voting power of our outstanding voting securities and approximately 40.2% of the voting power of our voting securities on a fully diluted basis.

As long as any Subordinate Voting Shares remain outstanding, the Company may not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right or special right of the Subordinate Voting Shares. A special resolution means either (a) a resolution approved by at least two-thirds of the votes cast on the resolution at a properly called meeting of the shareholders or (b) a resolution approved in writing by all of the shareholders holding shares that carry the right to vote on the matter at a general shareholders meeting. Special rights and restrictions of the Subordinate Voting Shares consist of the following special rights and restrictions included in Article 27 of our articles of incorporation and summarized herein: (i) voting rights, (ii) alteration to rights of Subordinate Voting Shares, (iii) dividends, (iv) liquidation, dissolution or winding-up, (v) right to subscribe, preemptive rights and (vi) subdivision or consolidation.

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The Subordinate Voting Shares are not convertible into any other class or series of capital stock of the Company and are not subject to redemption. The Company and certain of its subsidiaries have outstanding securities that are convertible into, exercisable for or redeemable for Subordinate Voting Shares.

Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company now or in the future.

No subdivision or consolidation of the Subordinate Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made so as to maintain and preserve the relative rights (including voting rights) of the holders of the shares of each of the said classes.

In connection with the reverse takeover transaction with Indus Holding Company (the “RTO”), the Company and Indus Holding Company entered into a Support Agreement dated as of April 26, 2019, which was amended and restated as of April 10, 2020 in connection with the closing of the Convertible Debenture Offering (the “Support Agreement”). The purpose of the Support Agreement is to ensure that pro rata ownership of the Company’s operating subsidiaries by holders of Subordinate Voting Shares relative to holders of Indus Redeemable Shares is not diluted as Indus Class B Common Shares and Indus Class C Common Shares are redeemed for Subordinate Voting Shares or as other securities are issued by the Company. In order to avoid such dilution, the Support Agreement provides that upon any redemption of Indus Class B Common Shares or Indus Class C Common Shares for Subordinate Voting Shares, or upon any issuance of additional Subordinate Voting Share by the Company, an equivalent number of Indus Class A Common Shares will be issued to the Company by Indus Holding Company.

Pursuant to the Support Agreement, the Company has agreed that, so long as any Indus Redeemable Shares not owned by or its affiliates are outstanding or any Indus Redeemable Shares are issuable pursuant to the exercise, conversion or exchange of any outstanding securities of Indus Holding Company, the Company shall:

o

take all actions reasonably necessary or desirable to permit Indus Holding Company to pay and perform its redemption obligations with respect to Indus Redeemable Shares, including by take all actions reasonably necessary or desirable to permit Indus Holding Company to deliver the Subordinate Voting Shares and/or cash due to holders of Indus Redeemable Shares upon such redemption in accordance with the provisions of the articles of incorporation of Indus Holding Company; and

o

in the event any Subordinate Voting Shares are issued upon such redemption, subscribe for a number of Indus Class A Common Shares equal to the number of Subordinate Voting Shares so issued (with the consideration therefor payable by the Company in Subordinate Voting Shares delivered to the holder of such Indus Redeemable Shares, or, in the case of Indus Class B Common Shares, cash in amount equal to the cash value of such Indus Redeemable Shares as provided in the articles of incorporation of Indus Holding Company).

The Support Agreement also provides, in connection with a primary issuance of Subordinate Voting Shares by the Company, that the Company will subscribe for an equivalent number of Indus Class A Common Shares in cash using the net proceeds, if any, received by the Company from the issuance of Subordinate Voting Shares.

Pursuant to the Support Agreement, the Company has agreed in good faith take all reasonable actions and do all things as are reasonably necessary or desirable to cause Subordinate Voting Shares delivered pursuant to the Support Agreement to be listed, quoted or posted for trading on the CSE and any other stock exchanges and quotation systems on which outstanding Subordinate Voting Shares are listed, quoted or posted for trading.

The Support Agreement provides that in the event that a tender offer, share exchange offer, issuer bid, take-over bid, arrangement, business combination, or similar transaction with respect to Subordinate Voting Shares is proposed by the Company or is proposed to the Company or its shareholders and is recommended by the Board, or is otherwise effected or to be effected with the consent or approval of the Board, the Company will use reasonable efforts to take such actions as are necessary or desirable to permit holders of Indus Redeemable Shares (other than the Company and its affiliates) to participate in the offer to the same extent and on an economically equivalent basis as the holders of Subordinate Voting Shares.

The Company’s articles provide that unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of the Province of British Columbia, Canada and the appellate Courts therefrom are the sole and exclusive forum for any derivative action brought on behalf of the Company, which may limit our investors’ flexibility in selecting a forum for any future disputes.

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However, the Company’s articles do not limit the ability of investors to bring direct actions outside of British Columbia, Canada, including those arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”). Section 27 of the Securities Act creates exclusive federal jurisdiction over actions brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Neither investors nor the Company may waive compliance with the federal securities laws and the rules and regulations thereunder, and it is therefore uncertain whether the exclusive forum provision of the Company’s articles would be enforced by a court as to derivative claims brought under the Exchange Act or the Securities Act. Furthermore, the exclusive forum provision of the Company’s articles may increase the costs to investors in bringing claims, may discourage investors from bringing claims and may limit investors’ ability to bring claims in a judicial forum that they find favorable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert named in this registration statement as having prepared or certified any part hereof, nor any counsel for the registrant or Selling Securityholder named in this prospectus as having given an opinion upon the validity of the securities being registered hereunder or other legal matters in connection with the registration or offering of such securities, who was employed for such purpose on a contingent basis, or at the time of preparation, certification or opinion or at any time thereafter, through the state of effectiveness of the registration statement or that part of the registration statement to which such preparation, certification or opinion relates, had, or is to receive in connection hereunder, a substantial interest, direct or indirect, in the registrant or was connected with the registrant as a promoter, managing underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

The validity of the securities offered through this prospectus has been passed on by Cassels Brock & Blackwell LLP.

EXPERTS

The consolidated financial statements of Lowell Farms as of and for the years ended December 31, 2021, 2020 and 2019 included in this prospectus have been audited by GreenGrowth CPAs, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

HOW TO GET MORE INFORMATION

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission as we are subject to the information requirements of the Exchange Act. Our SEC filings will be available to you on the SEC’s website at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Lowell Farms Inc.

19 Quail Run Circle

Suite B

Salinas, California 93907

Attn: Investor Relations

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

95

INDEX TO FINANCIAL STATEMENTS

LOWELL FARMS INC.

Unaudited Condensed Consolidated Financial Statements as of March 31, 2022, the Three Months Ended March 31, 2022, and 2021:

THE HACIENDA COMPANY, LLC

LOWELL FARMS INC. AND THE HACIENDA COMPANY, LLC

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	PF-1
PRO FORMA CONDENSED COMBINED BALANCE SHEETS	PF-2
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS	PF-4

Consolidated Financial Statements

As of March 31, 2022 and 2021, for the Three Months Ended March 31, 2022 and 2021

and

As of December 31, 2021 and 2020 and for the Years Ended December 31, 2021 and 2020

F-1

 LOWELL FARMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$5,886	$7,887
Accounts Receivable - net of allowance for doubtful accounts of $827 and $1,139 at March 31, 2022 and December 31, 2021, respectively	5,644	8,222
Inventory	15,807	13,343
Prepaid expenses and other current assets	2,702	1,976
Total current assets	30,039	31,428
Property and equipment, net	63,833	64,779
Other intangibles, net	40,674	40,756
Other assets	346	416

Total assets	$134,892	$137,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,317	$3,102
Accrued payroll and benefits	744	650
Notes payable, current portion	258	221
Lease obligation, current portion	2,503	2,444
Other current liabilities	6,224	3,706
Total current liabilities	12,046	10,123
Notes payable	19	28
Lease obligation	33,407	34,052
Convertible debentures	14,196	14,012
Mortgage obligation	8,813	8,857
Total liabilities	68,481	67,072
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Share capital	189,529	189,368
Accumulated deficit	(123,118)	(119,061)
Total stockholders’ equity	66,411	70,307

Total liabilities and stockholders’ equity	$134,892	$137,379

See Accompanying Notes to Condensed Consolidated Financial Statements (unaudited)

F-2

LOWELL FARMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2022	2021
Net revenue	$12,409	$11,026
Cost of goods sold	10,835	12,503

Gross profit (loss)	1,574	(1,477)

Operating expenses
General and administrative	2,164	2,460
Sales and marketing	1,761	1,441
Depreciation and amortization	108	324
Total operating expenses	4,033	4,225

Loss from operations	(2,459)	(5,702)

Other income/(expense)
Other income (expense)	(143)	(229)
Unrealized change in fair value of investment	(70)	106
Interest expense	(1,310)	(831)
Total other income (expense)	(1,523)	(954)

Loss before provision for income taxes	(3,982)	(6,656)
Provision for income taxes	75	63
Net loss	$(4,057)	$(6,719)

Net loss per share:
Basic	$(0.04)	$(0.13)
Diluted	$(0.04)	$(0.13)
Weighted average shares outstanding:
Basic	100,118	53,592
Diluted	100,118	53,592

See Accompanying Notes to Condensed Consolidated Financial Statements (unaudited)

F-3

LOWELL FARMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(unaudited)

(in thousands)

	Three Months Ended March 31, 2022

	Subordinate	Super
	Voting	Voting	Share	Accumulated	Stockholders’
	Shares	Shares	Capital	Deficit	Equity
Balance—December 31, 2021	111,806	203	$189,368	$(119,061)	$70,307
Net loss	-	-	-	(4,057)	(4,057)
Share-based compensation expense	220	-	161	-	161
Balance—March 31, 2022	112,026	203	$189,529	$(123,118)	$66,411

	Three Months Ended March 31, 2021

	Subordinate	Super
	Voting	Voting	Share	Accumulated	Stockholders’
	Shares	Shares	Capital	Deficit	Equity
Balance—December 31, 2020	57,617	203	$125,540	$(94,384)	$31,156
Net loss	-	-	-	(6,719)	(6,719)
Shares issued in connection with conversion of convertible debentures	1,390	-	277	-	277
Issuance of shares associated with acquisitions	22,644	-	34,237	-	34,237
Exercise of warrants	1,324	-	665	-	665
Share-based compensation expense	246	-	287	-	287
Balance—March 31, 2021	83,221	203	$161,006	$(101,103)	$59,903

See Accompanying Notes to Condensed Consolidated Financial Statements (unaudited)

F-4

LOWELL FARMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(4,057)	$(6,719)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,511	908
Amortization of debt issuance costs	226	204
Share-based compensation expense	161	287
Provision for doubtful accounts	243	224
Termination of branding rights agreement	-	152
Unrealized gain on change in fair value of investments	70	(106)
Changes in operating assets and liabilities:
Accounts receivable	2,335	(2,471)
Inventory	(2,464)	(653)
Prepaid expenses and other current assets	(726)	1,058
Other assets	-	(9)
Accounts payable and accrued expenses	1,827	(2,146)
Net cash used in operating activities	$(874)	$(9,271)
CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from asset sales	$-	$1,980
Purchases of property and equipment	(483)	(373)
Acquisition of business assets, net	-	(4,569)
Net cash used in investing activities	$(483)	$(2,962)
CASH FLOW FROM FINANCING ACTIVITIES
Principal payments on lease obligations	$(586)	$(580)
Payments on notes payable	(58)	(31)
Proceeds from exercise of warrants and options	-	665
Net cash (used) provided by financing activities	$(644)	$54

Change in cash and cash equivalents	$(2,001)	$(12,179)
Cash and cash equivalents—beginning of year	7,887	25,751
Cash, cash equivalents—end of period	$5,886	$13,572

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$1,018	$846
Cash paid during the period for income taxes	$268	$91

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment not yet paid for	$79	$-
Issuance of subordinate voting shares in exchange for net assets acquired	$-	$34,237
Liabilities assumed and receivable forgiveness in exchange for net assets acquired	$-	$2,910
Debt and associated accrued interest converted to subordinate voting shares	$-	$665

See Accompanying Notes to Condensed Consolidated Financial Statements (unaudited)

F-5

LOWELL FARMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The interim unaudited condensed consolidated financial statements included herein have been prepared by Lowell Farms Inc. (the “Company” or “Lowell”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), including the instructions to the Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The interim unaudited condensed consolidated financial statements reflect, in the opinion of management, all adjustments necessary (consisting only of normal recurring adjustments), to present a fair statement of results for the interim periods presented. The operating results for any interim period are not necessarily indicative of the results that may be expected for other interim periods or the full fiscal year. The accompanying interim unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto in the Company’s Form 10-K filed for the year ended December 31, 2021. There have been no material changes to our significant accounting policies as of and for the three months ended March 31, 2022.

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after the elimination of all intercompany balances and transactions.

The condensed consolidated balance sheet at December 31, 2021, has been derived from the audited consolidated financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America.

All dollar amounts in the notes to condensed consolidated financial statements are expressed in thousands of United States dollars (“$” or “US$”), unless otherwise indicated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in these financial statements include allowance for doubtful accounts and credit losses, carrying value of inventory, revenue recognition, accounting for stock-based compensation expense, and income taxes. Actual results could differ from those estimates.

The global COVID-19 pandemic has impacted the operations and purchasing decisions of companies worldwide. It also has created and may continue to create significant uncertainty in the global economy. The Company has undertaken measures to protect its employees, partners, customers, and vendors. In addition, the Company’s personnel are subject to various travel restrictions, which limit the ability of the Company to provide services to customers and affiliates. This impacts the Company’s normal operations. To date, the Company has been able to provide uninterrupted access to its products and services, including certain employees that are working remotely, and its pre-existing infrastructure that supports secure access to the Company’s internal systems. If, however, the COVID-19 pandemic has a substantial impact on the productivity of the Company’s employees or its partners’ or customers’ decision to use the Company’s products and services, the results of the Company’s operations and overall financial performance may be adversely impacted. The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time. As of the date of issuance of the financial statements, the Company is not aware of any specific event or circumstance that would require updates to the Company’s estimates and judgments or revisions to the carrying value of its assets or liabilities. These estimates may change, as new events occur and additional information is obtained, and are recognized in the condensed consolidated financial statements as soon as they become known. Actual results could differ from those estimates and any such differences may be material to the financial statements.

Recently Adopted Accounting Standards

In May 2020, the SEC adopted the final rule under SEC release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, amending Rule 1- 02(w)(2) which includes amendments to certain of its rules and forms related to the disclosure of financial information regarding acquired or disposed businesses. Among other changes, the amendments impact SEC rules relating to (1) the definition of “significant” subsidiaries, (2) requirements to provide financial statements for “significant” acquisitions, and (3) revisions to the formulation and usage of pro forma financial information. The final rule became effective on January 1, 2021; however, voluntary early adoption was permitted. The Company early adopted the provisions of the final rule in 2020. The guidance did not have a material impact on the Company’s consolidated financial statements and disclosures.

F-6

LOWELL FARMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This guidance removes certain exceptions to the general principles in Topic 740 and enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020. This guidance was effective for the Company in our fiscal year and interim periods beginning on January 1, 2021 and did not have a material impact on our consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01 Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) - Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. This guidance addresses accounting for the transition into and out of the equity method and provides clarification of the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020. We evaluated the impact of ASU 2020-01, which was effective for the Company in our fiscal year and interim periods beginning on January 1, 2021 and it did not have a material impact on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). This update amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity and improves and amends the related EPS guidance for both Subtopics. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2021. We evaluated the impact of ASU 2020-06, which was effective for the Company in our fiscal year and interim periods beginning on January 1, 2022 and it did not have a material impact on our consolidated financial statements.

.

No other recently issued accounting pronouncements had or are expected to have a material impact on our consolidated financial statements.

2. ACQUISITIONS

Recently Completed Acquisitions

The Company recently completed the following asset acquisitions, and allocated the purchase price as follows:

	The Hacienda	Lowell Farm
(in thousands)	Company, LLC	Services	Total
CONSIDERATION
Cash	$4,019	$-	$4,019
Transaction costs	428	190	618
Note payable and other obligations	3,115	9,000	12,115
Fair value of subordinate voting shares	34,358	9,610	43,968
Total consideration	$41,920	$18,800	$60,720

PURCHASE PRICE ALLOCATION
Assets Acquired
Inventories	$3,300	$-	$3,300
Accounts receivable - net	1,312	-	1,312
Land	-	8,261	8,261
Buildings	-	6,268	6,268
Equipment	-	1,221	1,221
Other tangible assets	739	-	739
Intangible assets - brands and tradenames	37,299	-	37,299
Intangible assets - technology and know-how and other	-	3,050	3,050
Liabilities assumed
Payables and other liabilities	(730)	-	(730)
Fair value of net assets acquired	$41,920	$18,800	$60,720

F-7

LOWELL FARMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

•	The Hacienda Company, LLC.

On February 25, 2021, the Company acquired substantially all of the assets of the Lowell Herb Co. and Lowell Smokes trademark brands, product portfolio, and production assets from The Hacienda Company, LLC for a purchase price of $41,920. Lowell Herb Co. is a leading California cannabis brand that manufactures and distributes distinctive and highly regarded premium packaged flower, pre-roll, concentrates, and vape products. The acquisition consideration was comprised of $4.1 million in cash and the issuance of 22,643,678 subordinate voting shares and obligations assumed. In connection with this acquisition, the Company completed a change in its corporate name to Lowell Farms Inc. effective March 1, 2021.

•	Lowell Farm Services

On June 29, 2021, the Company acquired real property and related assets of a first-of-its-kind cannabis drying and midstream processing facility located in Monterey County for a purchase price of $18,800. The 10-acre, 40,000 square foot processing facility will provide drying, bucking, trimming, sorting, grading, and packaging operations for up to 250,000 lbs. of wholesale cannabis flower annually. The new facility will process nearly all the cannabis that we grow at our existing cultivation operations. Additionally, we commissioned a new business unit called Lowell Farm Services (“LFS”), which will engage in fee-based processing services for regional growers from the Salinas Valley area. The acquisition consideration was comprised primarily of a note payable of $9.0 million and the issuance of 7,997,520 subordinate voting shares and obligations assumed. LFS operations became operational during the third quarter of 2021.

3. PREPAID AND OTHER CURRENT ASSETS

Prepaid and other current assets were comprised of the following items:

	March 31,	December 31,
(in thousands)	2022	2021
Deposits	$548	$548
Insurance	608	624
Supplier advances	1,395	575
Interest and taxes	98	147
Other	53	82
Total prepaid and other current assets	$2,702	$1,976

4. INVENTORY

Inventory was comprised of the following items:

	March 31,	December 31,
(in thousands)	2022	2021
Raw materials	$10,379	$8,558
Work in process	110	292
Finished goods	5,318	4,493
Total inventory	$15,807	$13,343

F-8

LOWELL FARMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. OTHER CURRENT LIABILITIES

Other current liabilities were comprised of the following items:

	March 31,	December 31,
(in thousands)	2022	2021
Excise and cannabis tax	$4,754	$2,830
Third party brand distribution accrual	77	78
Insurance and professional fee accrual	1,078	651
Other	315	147
Total other current liabilities	$6,224	$3,706

6. PROPERTY AND EQUIPMENT

A reconciliation of the beginning and ending balances of property and equipment and accumulated depreciation during the three months ended March 31, 2022 and property and equipment, net as of December 31, 2021 are as follows:

	Land and	Leasehold	Furniture			Construction	Right of
(in thousands)	Buildings	Improvements	and Fixtures	Equipment	Vehicles	in Process	Use Assets	Total
Costs
Balance—December 31, 2021	$15,907	$13,950	$50	$2,992	$921	$703	$41,530	$76,053
Additions	-	-	-	108	-	375	-	483
Business Acquisitions	-	-	-	-	-	-	-	-
Disposals and Transfers	-	-	-	-	-	-	-	-
Balance—March 31, 2021	$15,907	$13,950	$50	$3,100	$921	$1,078	$41,530	$76,536

Accumulated Depreciation
Balance—December 31, 2021	$(132)	$(980)	$(48)	$(618)	$(566)	$-	$(8,930)	$(11,274)
Depreciation	(52)	(405)	(10)	(107)	(38)	-	(817)	(1,429)
Disposals	-	-	-	-	-	-	-	-
Balance—March 31, 2022	$(184)	$(1,385)	$(58)	$(725)	$(604)	$-	$(9,747)	$(12,703)

Net Book Value-March 31, 2022	$15,723	$12,565	$(8)	$2,375	$317	$1,078	$31,783	$63,833

Net Book Value-December 31, 2021	$15,775	$12,970	$2	$2,374	$355	$703	$32,600	$64,779

Construction in process represent assets under construction related to cultivation, manufacturing, and distribution facilities not yet completed or otherwise not placed in service.

Depreciation expense of $1,429 and $899 were recorded for the three months ended March 31, 2022 and 2021, respectively, of which $1,260 and $584 respectively, were included in cost of goods sold. Depreciation expense of $143 was also recorded in other income (expense) for the three months ended March 31, 2022.

F-9

LOWELL FARMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

7. INTANGIBLE ASSETS

Intangible Assets

A reconciliation of the beginning and ending balances of intangible assets and accumulated amortization during the three months ended March 31, 2022 and intangible assets, net as of December 31, 2021 are as follows:

	Definite Life Intangibles	Indefinite Life Intangibles

	Technology/	Brands &
(in thousands)	Know How	Tradenames	Total
Costs
Balance—December 31, 2021	$3,258	$37,707	$40,965
Business acquisition	-	-	-
Agreement termination	-	-	-
Balance—March 31, 2022	$3,258	$37,707	$40,965

Accumulated Amortization
Balance—December 31, 2021	$(209)	$-	$(209)
Agreement termination	-	-	-
Amortization	(82)	-	(82)
Other	-	-	-
Balance—March 31, 2022	$(291)	$-	$(291)

Net Book Value
December 31, 2021	$3,049	$37,707	$40,756

Net Book Value
March 31, 2022	$2,967	$37,707	$40,674

Intangible assets with finite lives are amortized over their estimated useful lives. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition. The Company recorded amortization expense of $82 and $9 for the three months ended March 31, 2022, and 2021, respectively.

The Company estimates that amortization expense for our existing other intangible assets will be approximately $325 annually for each of the next ten fiscal years. Actual amortization expense to be reported in future periods could differ from these estimates as a result of new intangible asset acquisitions, changes in useful lives or other relevant factors or changes.

8. SHAREHOLDERS’ EQUITY

Shares Outstanding

The table below details the change in Company shares outstanding by class during the three months ended March 31, 2022:

	Subordinate	Super
(in thousands)	Voting Shares	Voting Shares
Balance—December 31, 2021	111,806	203
Issuance of vested restricted stock units	220	-
Balance—March 31, 2022	112,026	203

F-10

LOWELL FARMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Warrants

A reconciliation of the beginning and ending balances of warrants outstanding is as follows:

(in thousands)
Balance—December 31, 2021	93,897
Balance—March 31, 2022	93,897

9. DEBT

Debt at March 31, 2022 and December 31, 2021, was comprised of the following:

	March 31,	December 31,
(in thousands)	2022	2021
Current portion of long-term debt
Vehicle loans(1)	$38	$50
Mortgage payable(2)	170	105
Note payable(3)	50	66
Total short-term debt	258	221

Long-term debt, net
Vehicle loans(1)	19	28
Mortgage payable(3)	8,813	8,857
Convertible debenture(3)	14,196	14,012
Total long-term debt	23,028	22,897
Total Indebtedness	$23,286	$23,118

(1)	Primarily fixed term loans on transportation vehicles. Weighted average interest rate at March 31, 2022 and December 31, 2021 was 8.2% and 7.8%, respectively.
(2)	Mortgage payable associated with the acquired processing facility. Weighted average interest rate at March 31, 2022 and December 31, 2021 was 12.5%.
(3)	Net of deferred financing costs at March 31, 2022 and December 31, 2021 of $1,669 and $1,875, respectively.

 Stated maturities of debt obligations are as follows as of March 31, 2022:

March 31,
(in thousands)	2022
Balance of 2022	$193
2023	15,783
2024	311
2025	352
2026 and thereafter	8,317
Total debt obligations	$24,956

F-11

LOWELL FARMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

10. LEASES

A reconciliation of lease obligations for the three months ended March 31, 2022, is as follows:

(in thousands)
Lease obligation
December 31, 2021	$36,496
Lease principal payments	(586)
March 31, 2022	$35,910

Current and long-term portions of lease obligations are as follows:

	March 31,	December 31,
(in thousands)	2022	2021
Lease obligation, current portion	$2,503	$2,444
Lease obligation, long-term portion	33,407	34,052
Total	$35,910	$36,496

All extension options that are reasonably certain to be exercised have been included in the measurement of lease obligations. The Company reassesses the likelihood of extension option exercise if there is a significant event or change in circumstances within its control.

The components of lease expense for the three months ended March 31, 2022 and 2021 are as follows:

	Three Months Ended
	March 31,	March 31,
(in thousands)	2022	2021
Amortization of leased assets (1)	$817	$742
Interest on lease liabilities (2)	573	563
Total	$1,390	$1,305

____________

(1)	Included in cost of goods sold and general and administrative expenses in the consolidated statement of operations.
(2)	Included in interest expense in the consolidated statement of operations.

The key assumptions used in accounting for leases as of March 31, 2022 were a weighted average remaining lease term of 14.7 years and a weighted average discount rate of 6%. The key assumptions used in accounting for leases as of December 31, 2021 were a weighted average remaining lease term of 17.2 years and a weighted average discount rate of 6%.

The future lease payments with initial remaining terms in excess of one year as of March 31, 2022 were as follows:

March 31,
(in thousands)	2022
Balance of 2022	$3,948
2023	4,890
2024	4,280
2025	3,451
2026 and beyond	43,038
Total lease payments	59,607
Less imputed interest	(23,697)
Total	$35,910

F-12

LOWELL FARMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

11. SHARE-BASED COMPENSATION

During 2019 the Company’s Board of Directors adopted the 2019 Stock and Incentive Plan (the “Plan”), which was amended in April 2020 and March 2021. The Plan permits the issuance of stock options, stock appreciation rights, stock awards, share units, performance shares, performance units and other stock-based awards, and, as of March 31 2022, 13.2 million shares have been authorized to be issued under the Plan and 2.3 million are available for future grant. The Plan provides for the grant of options as either non-statutory stock options or incentive stock options and restricted stock units to employees, officers, directors, and consultants of the Company to attract and retain persons of ability to perform services for the Company and to reward such individuals who contribute to the achievement by the Company of its economic objectives. The awards granted generally vest in 25% increments over a four-year period and option awards expire 6 years from grant date.

The Plan is administered by the Board or a committee appointed by the Board, which determines the persons to whom the awards will be granted, the type of awards to be granted, the number of awards to be granted, and the specific terms of each grant, including the vesting thereof, subject to the provisions of the Plan.

During the three months ended March 31, 2022 and 2021, the Company granted shares to certain employees and directors as compensation for services. These shares were accounted for in accordance with ASC 718 - Compensation - Stock Compensation. The Company amortizes awards over the service period and until awards are fully vested.

For the three months ended March 31, 2022 and 2021, share-based compensation expense was as follows:

	Three Months Ended
	March 31,	March 31,
(in thousands)	2022	2021
Cost of goods sold	$-	$-
General and administrative expense	161	287
Total share-based compensation	$161	$287

The following table summarizes the status of stock option grants and unvested awards at and for the three months ended March 31, 2022:

	Stock	Weighted-Average	Weighted-Average Remaining	Aggregate
(in thousands except per share amounts)	Options	Exercise Price	Contractual Life	Intrinsic Value

Outstanding—December 31, 2021	6,598	$0.99	4.3	$-

Granted	3,240	$0.31
Exercised	-	$-
Cancelled	(879)	$0.99
Outstanding—March 31, 2022	8,959	$0.74	4.5

Exercisable—March 31, 2022	3,688	$0.87	1.5	$30

Vested and expected to vest—March 31, 2022	8,959	$0.74	4.5	$261

The weighted-average fair value of options granted during the three months ended March 31, 2022 and 2021, estimated as of the grant date, were $0.31 and $0.58, respectively. As of March 31 2022, there was $926 of total unrecognized compensation cost related to non-vested options, which is expected to be recognized over a remaining weighted-average vesting period of 2.3 years.

F-13

The following table summarizes the status of restricted stock unit (“RSU”) grants and unvested awards at and for the three months ended March 31, 2022:

		Weighted-Average
(in thousands except per share amounts)	RSUs	Fair Value

Outstanding—December 31, 2021	642	$1.18

Granted	-	$-
Vested	(125)	$1.49
Cancelled	(30)	$1.11
Outstanding—March 31, 2022	487	$1.11

As of March 31, 2022, there was $320 of total unrecognized compensation cost related to non-vested restricted stock units, which is expected to be recognized over a remaining weighted-average vesting period of 21 months.

The fair value of the stock options and RSUs granted were determined using the Black-Scholes option-pricing model with the following weighted average assumptions at the time of grant.

Stock Options:	Three Months Ended
	March 31,	March 31,
	2022	2021
Expected volatility	50%	50%
Dividend yield	0%	0%
Risk-free interest rate	1.01%	0.73%
Expected term in years	4.5	4.25

RSUs:	Three Months Ended
	March 31,	March 31,
	2022	2021
Expected volatility	50%	50%
Dividend yield	0%	0%
Risk-free interest rate	0.73%	0.62%
Expected term in years	1.00	0.78

12. INCOME TAXES

Coronavirus Aid, Relief and Economic Security Act

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted and signed into law in response to the market volatility and instability resulting from the COVID-19 pandemic. It includes a significant number of tax provisions and lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (the “2017 Act”). The changes are mainly related to: (1) the business interest expense disallowance rules for 2019 and 2020; (2) net operating loss rules; (3) charitable contribution limitations; (4) employee retention credit; and (5) the realization of corporate alternative minimum tax credits.

The Company continues to assess the impact and future implication of these provisions; however, it does not anticipate any amounts that could give rise to a material impact to the overall consolidated financial statements.

The provision for income tax expense for the three months ended March 31, 2022, was $75 representing an effective tax rate of (1.88)%, compared to an income tax expense of $63 for the three months ended March 31, 2021, representing an effective tax rate of (0.95)%.

F-14

LOWELL FARMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

13. NET INCOME (LOSS) PER SHARE

Net income (loss) per share represents the net earnings/loss attributable to shareholders divided by the weighted average number of shares outstanding during the period on an as converted basis.

	For the Three Months Ended
	March 31,	March 31,
(in thousands except per share amounts)	2022	2021
Net loss	$(4,057)	$(6,719)

Net loss per share:
Basic	$(0.04)	$(0.13)
Diluted	$(0.04)	$(0.13)
Weighted average shares outstanding:
Basic	100,118	53,592
Diluted	100,118	53,592

Weighted average potentially diluted shares (1):
Basic shares	100,118	53,592
Options	-	-
Warrants	-	-
Convertible debentures	-	-
Restricted stock units	-	-
Total weighted average potentially diluted shares:	100,118	53,592

________________________

(1)

For the above net loss periods, the inclusion of options, warrants, convertible debentures and restricted stock units in the calculation of diluted earnings per share would be anti-dilutive, and accordingly, were excluded from the diluted loss per share calculation.

14. FAIR VALUE MEASUREMENTS

Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. An asset’s or liability’s level is based on the lowest level of input that is significant to the fair value measurement. Assets and liabilities carried at fair value are valued and disclosed in one of the following three levels of the valuation hierarchy:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data. Level 3: Unobservable inputs reflecting the reporting entity’s own assumptions.

At March 31, 2022, and December 31, 2021 the carrying value of cash and cash equivalents, accounts receivable, prepaid expense and other current assets, accounts payable and other current liabilities approximate fair value due to the short-term nature of such instruments.

The carrying value of the Company’s debt approximates fair value based on current market rates (Level 2).

Nonrecurring fair value measurements

The Company uses fair value measures when determining assets and liabilities acquired in an acquisition as described above in the Notes to Condensed Consolidated Financial Statements, which are considered a Level 3 measurement.

F-15

LOWELL FARMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

15. COMMITMENTS AND CONTINGENCIES

Commitments

As of March 31, 2022, the Company has no significant commitments.

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation as of March 31, 2022, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future. In 2022, the Company entered into a payment plan offered by California regulatory authorities to pay certain excise and cultivation taxes over a 12 month period. If such taxes are not paid in accordance with the agreed payment plan, the Company could be subject to certain late payment penalties.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of March 31, 2022, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates are an adverse party or have a material interest adverse to the Company’s interest.

Insurance Claims

In September 2020 the Company experienced a small fire at its manufacturing facility which resulted in suspending certain operations until the facility was repaired. As a result, the company filed a business interruption claim which resulted in a payment of $1.4 million from the insurance carrier in March 2021. The proceeds from the claim were reflected in other income on the consolidated statement of operations for the year ended December 31, 2020.

In August 2020 the Company experienced adverse air quality conditions that resulted in the Company closing the air vents in its greenhouse facilities at a time when extreme temperatures existed. As a result, plant health suffered due to the situation. The Company filed a business interruption claim which resulted in a payment of $ 2.65 million from the insurance carrier being recorded in the quarter ended June 30, 2021.

16. GENERAL AND ADMINISTRATIVE EXPENSES

For the three months ended March 31, 2022 and 2021, general and administrative expenses were comprised of:

	Three Months Ended
	March 31,	March 31,
(in thousands)	2022	2021
Salaries and benefits	$970	$981
Professional fees	259	482
Share-based compensation	161	287
Administrative	774	710
Total general and administrative expenses	$2,164	$2,460

17. RELATED-PARTY TRANSACTIONS

Transactions with related parties are entered into in the normal course of business and are measured at the amount established and agreed to by the parties.

In April 2015, Lowell entered into a services agreement with Olympic Management Group (“OMG”), for advisory and technology support services, including the access and use of software licensed to OMG to perform certain data processing and enterprise resource planning (ERP) operational services. OMG is owned by one of the Company’s co-founders. The agreement provides for the dollar-for-dollar reimbursement of expenses incurred by OMG in performance of its services. Amounts paid to OMG for the three months ended March 31, 2022 and 2021, were $36 and $nil, respectively.

F-16

LOWELL FARMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

18. SEGMENT INFORMATION

The Company’s operations are comprised of a single reporting operating segment engaged in the production and sale of cannabis products in the United States. As the operations comprise a single reporting segment, amounts disclosed in the financial statements also represent a single reporting segment.

19. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 10, 2022, the date the financial statements were available to be issued.

F-17

To the Board of Directors and Shareholders

of Lowell Farms, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lowell Farms, Inc. as of December 31, 2021 and 2020, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes collectively referred to as the financial statements. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Description of the Matter

Allowance for Doubtful Accounts

As described in the Balance Sheet and Note 2 to the consolidated financial statements, the Company has established an allowance for doubtful accounts of $1.139 million as of December 31, 2021. Auditing management’s evaluation of allowance was challenging due to the level of subjectivity and significant judgment associated with collectability of accounts receivable.

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design, and tested the implementation of controls over the Company’s accounting process for allowance of doubtful accounts. Our procedures consisted of performing retrospective review of the allowance by comparing historical reserve to historical write-offs, analyzing accounts receivable aging buckets, and sending confirmations. Based on the audit procedures performed, we found the reserve levels to be reasonable.

/s/ GreenGrowth CPAs
We have served as the Company’s auditor since 2018.

Los Angeles, California
March 31, 2022

F-18

LOWELL FARMS INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$7,887	$25,751
Accounts Receivable - net of allowance for doubtful accounts of $1,139 and $1,389 at December 31, 2021 and December 31, 2020, respectively	8,222	4,529
Inventory	13,343	9,933
Prepaid expenses and other current assets	1,976	6,391
Total current assets	31,428	46,604
Property and equipment, net	64,779	49,243
Goodwill	-	357
Other intangibles, net	40,756	736
Other assets	416	476

Total assets	$137,379	$97,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,102	$2,137
Accrued payroll and benefits	650	1,212
Notes payable, current portion	221	1,213
Lease obligation, current portion	2,444	2,301
Other current liabilities	3,706	8,860
Total current liabilities	10,123	15,723
Notes payable	28	303
Lease obligation	34,052	36,533
Convertible debentures	14,012	13,701
Mortgage obligation	8,857	-
Total liabilities	67,072	66,260
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Share capital	189,368	125,540
Accumulated deficit	(119,061)	(94,384)
Total stockholders’ equity	70,307	31,156

Total liabilities and stockholders’ equity	$137,379	$97,416

See Accompanying Notes to Consolidated Financial Statements

F-19

LOWELL FARMS INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands, except per share amounts)

	Years Ended
	December 31,	December 31,	December 31,
	2021	2020	2019
Net revenue	$53,723	$42,618	$37,045
Cost of goods sold	51,246	40,413	47,790

Gross profit (loss)	2,477	2,205	(10,745)

Operating expenses
General and administrative	13,907	11,762	25,814
Sales and marketing	8,559	5,169	8,029
Depreciation and amortization	1,313	1,082	993
Total operating expenses	23,779	18,013	34,836

Loss from operations	(21,302)	(15,808)	(45,581)

Other income/(expense)
Other income (expense)	1,390	2,202	254
Unrealized loss on change in fair value of investment	(60)	(548)	(2,250)
Loss on termination of investment	-	(4,201)	-
Interest expense	(4,492)	(3,331)	(2,152)
Total other income (expense)	(3,162)	(5,878)	(4,148)

Loss before provision for income taxes	(24,464)	(21,686)	(49,729)
Provision for income taxes	213	224	205
Net loss	$(24,677)	$(21,910)	$(49,934)

Net loss per share:
Basic	$(0.27)	$(0.65)	$(1.59)
Diluted	$(0.27)	$(0.65)	$(1.59)
Weighted average shares outstanding:
Basic	90,746	33,940	31,379
Diluted	90,746	33,940	31,379

See Accompanying Notes to Consolidated Financial Statements

F-20

LOWELL FARMS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands)

Year Ended December 31, 2019

	Class A/B	Subordinate Voting	Super Voting	Share	Accumulated	Total Stockholders’
	Shares	Shares	Shares	Capital	Deficit	Equity
Balance—December 31, 2018	28,497	-	-	$54,333	$(21,693)	$32,640
Net loss	-	-	-	-	(49,934)	(49,934)
Adoption of lease accounting standard	-	-	-	-	(847)	(847)
Issuance of subordinate voting shares in exchange for Class A/B shares, net	(28,497)	28,497	-	-	-	-
Private placement in connection with reverse takeover, net	-	3,433	-	36,762	-	36,762
Shares issued to acquiree in connection with reverse takeover	-	130	-	1,513	-	1,513
Issuance of super voting shares	-	-	203	40	-	40
Exercise of options	-	125	-	127	-	127
Share-based compensation expense	-	659	-	3,385	-	3,385
Balance—December 31, 2019	-	32,844	203	$96,160	$(72,474)	$23,686

Year Ended December 31, 2020

	Class A/B	Subordinate Voting	Super Voting	Share	Accumulated	Total Stockholders’
	Shares	Shares	Shares	Capital	Deficit	Equity
Balance—December 31, 2019	-	32,844	203	$96,160	$(72,474)	$23,686
Net loss	-	-	-	-	(21,910)	(21,910)
Shares issued in connection with convertible debenture offering	-	250	-	62	-	62
Shares issued in connection with subordinate voting share offering	-	23,000	-	25,021	-	25,021
Shares issued in connection with conversion of convertible debentures	-	375	-	75	-	75
Issuance of stock options associated with acquisitions	-	-	-	116	-	116
Issuance of shares associated with acquisitions	-	150	-	179	-	179
Issuance of stock warrants	-	-	-	1,556	-	1,556
Reduction in super voting share purchase price	-	-	-	(39)	-	(39)
Exercise of warrants	-	750	-	210	-	210
Share-based compensation expense	-	248	-	2,200	-	2,200
Balance—December 31, 2020	-	57,617	203	$125,540	$(94,384)	$31,156

See Accompanying Notes to Consolidated Financial Statements

F-21

LOWELL FARMS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands)

Year Ended December 31, 2021

	Class A/B	Subordinate Voting	Super Voting	Share	Accumulated	Total Stockholders’
	Shares	Shares	Shares	Capital	Deficit	Equity
Balance—December 31, 2020	-	57,617	203	$125,540	$(94,384)	$31,156
Net loss	-	-	-	-	(24,677)	(24,677)
Shares issued in connection with conversion of convertible debentures	-	2,580	-	514	-	514
Issuance of shares associated with acquisitions	-	30,641	-	43,259	-	43,259
Issuance of shares associated with subordinate voting share offering	-	18,000	-	17,934	-	17,934
Exercise of warrants	-	1,511	-	718	-	718
Exercise of options	-	167	-	48	-	48
Share-based compensation expense	-	1,290	-	1,355	-	1,355
Balance—December 31, 2021	-	111,806	203	$189,368	$(119,061)	$70,307

See Accompanying Notes to Consolidated Financial Statements

F-22

LOWELL FARMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended
	December 31,	December 31,	December 31,
	2021	2020	2019
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(24,677)	$(21,910)	$(49,934)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,236	3,912	3,914
Amortization of debt issuance costs	643	481	-
Share-based compensation expense	1,355	2,200	3,385
Provision for doubtful accounts	870	1,195	2,346
Allowance for inventory obsolescence	-	-	700
Loss on termination of investment	-	4,359	-
Loss on sale of assets	-	-	446
Goodwill impairment	357	-	-
Termination of branding rights agreement	152	-	-
Unrealized gain on change in fair value of investments	(60)	(548)	1,713
Changes in operating assets and liabilities:
Accounts receivable	(4,222)	966	(6,230)
Inventory	(108)	485	1,580
Prepaid expenses and other current assets	1,615	(1,043)	(463)
Other assets	120	18	(2,000)
Accounts payable and accrued expenses	(6,329)	2,222	5,207
Other current and long-term liabilities	-	(89)	13
Net cash used in operating activities	$(26,048)	$(7,752)	$(39,323)
CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from asset sales	$1,978	$743	$1,455
Purchases of property and equipment	(3,593)	(6,850)	(9,991)
Disposition of business interest, net of cash received	-	500	-
Investment in corporate interests	-	-	(1,525)
Acquisition of business assets, net	(6,156)	-	-
Net cash used in investing activities	$(7,771)	$(5,607)	$(10,061)
CASH FLOW FROM FINANCING ACTIVITIES
Principal payments on lease obligations	$(2,338)	$(2,951)	$(1,155)
Payments on notes payable	(407)	(4,267)	(106)
Proceeds from notes payable	-	3,800	76
Proceeds from lease financing	-	671	-
Proceeds from convertible notes, net of financing costs	-	15,281	-
Issuance of warrants associated with convertible notes offering	-	-	-
Proceeds from brokered private placement	-	-	40,195
Proceeds from subordinate voting share offering	18,000	26,930	-
Fees on public brokered private placement	-	-	(1,919)
Fees on subordinate voting share offering	-	(1,908)	-
Issuance costs related to subordinate voting share offering	(66)	-	-
Issuance of subordinate voting shares	-	-	3,200
Proceeds from exercise of warrants and options	766	210	127
Net cash provided by financing activities	$15,955	$37,766	$40,418

Change in cash and cash equivalents and restricted cash	$(17,864)	$24,407	$(8,966)
Cash and cash equivalents—beginning of year	25,751	1,344	10,310
Cash, cash equivalents and restricted cash—end of period	$7,887	$25,751	$1,344

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$4,200	$3,332	$2,147
Cash paid during the period for income taxes	$268	$262	$105

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment not yet paid for	$79	$362	$-
Property and equipment acquired via capital lease	$-	$7,416	$-
Issuance of warrants	$-	$1,620	$2,291
Shares issued to acquiree in connection with reverse takeover	$-	$-	$1,513
Shares issued for services in connection with convertible debenture offering	$-	$75	$-
Issuance of subordinate voting shares in exchange for net assets acquired	$43,259	$-	$-
Liabilities assumed and receivable forgiveness in exchange for net assets acquired	$2,361	$-	$-
Debt and associated accrued interest converted to subordinate voting shares	$514	$-	$-
Shares Issued in exchange for asset investment	$-	$179	$-
Issuance of super voting shares	$-	$(39)	$40
Acquisition of private entities	$-	$-	$1,028
Stock options issued associated with an acquisition	$-	$116	$-

See Accompanying Notes to Consolidated Financial Statements

F-23

LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

Lowell Farms Inc. is governed by the laws of British Columbia, Canada. On April 26, 2019, the Company completed a reverse takeover transaction with Indus Holding Company, a Delaware corporation, incorporated in 2014. Effective March 1, 2021, the Company changed its name to Lowell Farms Inc. and is a California-based cannabis company with vertically integrated operations including large scale cultivation, extraction, processing, manufacturing, branding, packaging and wholesale distribution to retail dispensaries. The Company manufactures and distributes proprietary and third-party brands throughout the State of California, the largest cannabis market in the world. The Company also provides manufacturing, extraction and distribution services to third-party cannabis and cannabis branding companies. The Company’s corporate office and principal place of business is located at 19 Quail Run Circle, Salinas, California.

Basis of Presentation

The consolidated financial statements of Lowell Farms Inc. and its wholly owned subsidiaries (collectively, the “Company,” “we,” “us” or “our”) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). All intercompany transactions and balances have been eliminated in consolidation.

All dollar amounts in the consolidated financial statements and notes to consolidated financial statements are expressed in thousands of United States dollars (“$” or “US$”), unless otherwise indicated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in these financial statements include allowance for doubtful accounts and credit losses, carrying value of inventory, revenue recognition, accounting for stock-based compensation expense, and income taxes. Actual results could differ from those estimates.

The global COVID-19 pandemic has impacted the operations and purchasing decisions of companies worldwide. It also has created and may continue to create significant uncertainty in the global economy. The Company has undertaken measures to protect its employees, partners, customers, and vendors. In addition, the Company’s personnel are subject to various travel restrictions, which limit the ability of the Company to provide services to customers and affiliates. This impacts the Company’s normal operations. To date, the Company has been able to provide uninterrupted access to its products and services, including certain employees that are working remotely, and its pre-existing infrastructure that supports secure access to the Company’s internal systems. If, however, the COVID-19 pandemic has a substantial impact on the productivity of the Company’s employees or its partners’ or customers’ decision to use the Company’s products and services, the results of the Company’s operations and overall financial performance may be adversely impacted. The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time. As of the date of issuance of the financial statements, the Company is not aware of any specific event or circumstance that would require updates to the Company’s estimates and judgments or revisions to the carrying value of its assets or liabilities. These estimates may change, as new events occur and additional information is obtained, and are recognized in the condensed consolidated financial statements as soon as they become known. Actual results could differ from those estimates and any such differences may be material to the financial statements.

Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash deposits in financial institutions, and other deposits that are readily convertible into cash. The Company considers all short-term, highly liquid investments purchased with maturities of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

F-24

LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable

Accounts receivables are classified as loans and receivable financial assets. Accounts receivables are recognized initially at fair value and subsequently measured at amortized cost, less any provisions for impairment. When an accounts receivable is uncollectible, it is written off against the provision. Subsequent recoveries of amounts previously written off are credited to the consolidated statements of operations.

Inventories

Inventories are valued at the lower of cost and net realizable value. Costs related to raw materials and finished goods are determined on the first-in, first-out basis. Specific identification and average cost methods are also used primarily for certain packing materials and operating supplies. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventory is written-down to net realizable value.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Category	Useful Life
Leasehold improvements	The lesser of the estimated useful life or length of the lease
Office equipment	3–5 years
Furniture and fixtures	3–7 years
Vehicles	4–5 years
Machinery and equipment	3–6 years
Buildings	35 years
Construction in progress	Not depreciated

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the consolidated statements of operations in the year the asset is derecognized.

Goodwill

Goodwill represents the excess of the purchase price paid for the acquisition of an entity over the fair value of the net tangible and intangible assets acquired. Goodwill that has an indefinite useful life is not subject to amortization and is tested annually for impairment, or more frequently if events or changes in circumstances indicate that goodwill might be impaired. Any goodwill impairment loss is recognized in the consolidated statements of operations in the period in which the impairment is identified. Impairment losses on goodwill are not subsequently reversed.

Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. The estimated useful lives, residual values, and amortization methods are reviewed at each year-end, and any changes in estimates are accounted for prospectively.

Branding rights are measured at fair value at the time of acquisition and are amortized on a straight-line basis over a period of 15 years. In addition, the Company has certain brand and tradenames with indefinite lives, which are evaluated for impairment on an annual basis.

Impairment of Long-lived Assets

Long-lived assets, including property, plant and equipment and intangible assets are reviewed for impairment at each statement of financial position date or whenever events or changes in circumstances indicate that the carrying amount of an asset exceeds its recoverable amount. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the cash-generating unit, or “CGU”). The recoverable amount of an asset or a CGU is the higher of its fair value, less costs to sell, and its value in use. If the carrying amount of an asset exceeds its recoverable amount, an impairment charge is recognized immediately in profit or loss equal to the amount by which the carrying amount exceeds the recoverable amount. Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the lesser of the revised estimate of the recoverable amount, and the carrying amount that would have been recorded had no impairment loss been recognized previously.

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LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Leased Assets

The Company adopted FASB Topic 842, Leases (“Topic 842”) effective January 1, 2019, using the modified retrospective adoption method which allowed it to initially apply the new standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of accumulated deficit. In connection with the adoption of the lease pronouncement, the Company recorded a charge to accumulated deficit of $847. A lease of property and equipment is classified as a capital lease if it transfers substantially all the risks and rewards incidental to ownership to the Company. Lease right-of-use assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make payments arising from the lease agreement. These assets and liabilities are recognized at the commencement of the lease based upon the present value of the future minimum lease payments over the lease term. The lease term reflects the noncancelable period of the lease together with periods covered by an option to extend or terminate the lease when management is reasonably certain that it will exercise such option. Changes in the lease term assumption could impact the right-of-use assets and lease liabilities recognized on the balance sheet. As our leases typically do not contain a readily determinable implicit rate, we determine the present value of the lease liability using our incremental borrowing rate at the lease commencement date based on the lease term on a collateralized basis.

 Income Taxes

The Company is a United States C corporation for income tax purposes. Income tax expense consisting of current and deferred tax expense is recognized in the consolidated statements of operations. Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end, adjusted for amendments to tax payable with regards to previous years. Deferred tax assets and liabilities and the related deferred income tax expense or recovery are recognized for deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment occurs. A deferred tax asset is recognized to the extent that it is probable that future taxable income will be available against which the asset can be utilized. Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Revenue Recognition

Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. The Company enters contracts that can include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities.

Branded Products

For the Company’s branded products, revenue is recognized when it satisfies a performance obligation by transferring a promised cannabis good to a customer. A contract, whether a verbal or written sales order, is established with customers prior to order fulfillment with agreement upon unit prices, delivery dates, and payment terms. The transaction price is based on market pricing while considering the value of the Company’s brand and quality. Transaction price is allocated to each product sold based upon the negotiated unit sales price associated with each product line scheduled for delivery within the order. Performance obligation satisfaction occurs upon delivery to customer premises. These types of revenues accounted for under ASC Topic 606, generally, do not require significant estimates or judgments based on the nature of the Company’s revenue stream. The sales prices, including discounts, are fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

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LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Third Party Manufactured Products

The Company has certain licenses to manufacture and distribute third party products to retail dispensaries and deliveries in return for paying royalty payments to the third parties. The Company is a principal in the arrangement, it assumes primary responsibility for fulfilling the customer promise to retail dispensaries and deliveries, and it holds the inventory risk. Revenue is recognized when it satisfies a performance obligation by transferring a promised cannabis good to a retail dispensary or retail delivery. A contract, whether a verbal or written sales order, is established with customers prior to order fulfillment with agreement upon unit prices, delivery dates, and payment terms. The transaction price is based on market pricing while considering the value of the Company’s brand and quality. Transaction price is allocated to each product sold based upon the negotiated unit sales price associated with each product line scheduled for delivery within the order. Performance obligation satisfaction occurs upon delivery to customer premises. These types of revenues accounted for under ASC Topic 606, generally, do not require significant estimates or judgments based on the nature of the Company’s revenue stream. The sales prices, including discounts, are fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

Distribution

The Company distributes certain third-party brands and bulk flower. The Company is a principal in the arrangement, it assumes primary responsibility for fulfilling the customer promise to retail dispensaries and deliveries and other wholesale customers, and it holds the inventory risk. Revenue is recognized when it satisfies a performance obligation by transferring a promised cannabis good to a customer. A contract, whether a verbal or written sales order, is established with customers prior to order fulfillment with agreement upon unit prices, delivery dates, and payment terms. The transaction price is based on market pricing while considering the value of the Company’s brand and quality. Transaction price is allocated to each product sold based upon the negotiated unit sales price associated with each product line scheduled for delivery within the order. Performance obligation satisfaction occurs upon delivery to customer premises. These types of revenues accounted for under ASC Topic 606, generally, do not require significant estimates or judgments based on the nature of the Company’s revenue stream. The sales prices, including discounts, are fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

Research and Development

Research costs are expensed as incurred. For the years ended December 31, 2021, 2020 and 2019, research costs are immaterial.

Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete the development to use or sell the asset. To date, no development costs have been capitalized.

Share-Based Compensation

The Company has a share-based compensation plan. The Company measures equity settled share-based payments based on their fair value at the grant date and recognizes compensation expense over the vesting period based on the Company’s estimate of equity instruments that will eventually vest.

For shares granted to non-employees, the compensation expense is measured at the fair value of the goods and services received, except where the fair value cannot be estimated, in which case, it is measured at the fair value of the equity instruments granted. The fair value of share-based compensation to non-employees is periodically re-measured until counterparty performance is complete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments.

Business Combinations

A business combination is defined as an acquisition of assets and liabilities that constitute a business. A business consists of inputs, including non-current assets and processes, including operational processes, that when applied to those inputs have the ability to create outputs that provide a return to the Company. Business combinations are accounted for using the acquisition method of accounting. The consideration of each acquisition is measured at the aggregate of the fair values of tangible and intangible assets obtained, liabilities and contingent liabilities incurred or assumed, and equity instruments issued by the Company at the date of acquisition. Key assumptions routinely utilized in allocation of purchase price to intangible assets include projected financial information such as revenue projections for companies acquired. As of the acquisition date, goodwill is measured as the excess of consideration given, generally measured at fair value, and the net of the acquisition date fair values of the identifiable assets acquired and the liabilities assumed.

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LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recently Adopted Accounting Standards

In May 2020, the SEC adopted the final rule under SEC release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, amending Rule 1- 02(w)(2) which includes amendments to certain of its rules and forms related to the disclosure of financial information regarding acquired or disposed businesses. Among other changes, the amendments impact SEC rules relating to (1) the definition of “significant” subsidiaries, (2) requirements to provide financial statements for “significant” acquisitions, and (3) revisions to the formulation and usage of pro forma financial information. The final rule became effective on January 1, 2021; however, voluntary early adoption was permitted. The Company early adopted the provisions of the final rule in 2020. The guidance did not have a material impact on the Company’s consolidated financial statements and disclosures.

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use (ROU) asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. In July 2018, the FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases and ASU 2018-11, Leases Topic 842 Target improvements, which provides an additional (and optional) transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. In March 2019, the FASB issued ASU 2019-01, Leases (Topic 842) Codification Improvements, which further clarifies the determination of fair value of the underlying asset by lessors that are not manufacturers or dealers and modifies transition disclosure requirements for changes in accounting principles and other technical updates. The Company adopted the standard effective January 1, 2019 using the modified retrospective adoption method which allowed it to initially apply the new standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of accumulated deficit. In connection with the adoption of the new lease pronouncement, the Company recorded a charge to accumulated deficit of $847. Refer to the Summary of Effects of Lease Accounting Standard Update Adopted in First Quarter of 2019 in the audited consolidated financial statements and notes thereto in the Company’s Form 10 filed for the year ended December 31, 2020.

In September 2016, the FASB issued ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” and subsequent amendments to the initial guidance: ASU 2018-19 “Codification Improvements to Topic 326, Financial Instruments-Credit Losses”, ASU 2019-04 “Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments”, ASU 2019-05 “Financial Instruments-Credit Losses”, ASU 2019-11 “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (collectively, Topic 326),ASU 2020-02 Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) and ASU 2020-03 Codification Improvements to Financial Instruments. Topic 326 requires measurement and recognition of expected credit losses for financial assets held. This guidance was effective for the year ended December 31, 2020. The guidance did not have a material impact on the Company’s consolidated financial statements and disclosures.

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808), Clarifying the Interaction between Topic 808 and Topic 606. This guidance amended Topic 808 and Topic 606 to clarify that transactions in a collaborative arrangement should be accounted for under Topic 606 when the counterparty is a customer for a distinct good or service (i.e., unit of account). The amendments preclude an entity from presenting consideration from a transaction in a collaborative arrangement as revenue from contracts with customers if the counterparty is not a customer for that transaction. This guidance was effective for the year ended December 31, 2020. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This guidance removes certain exceptions to the general principles in Topic 740 and enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020. This guidance was effective for the Company in our fiscal year and interim periods beginning on January 1, 2021 and did not have a material impact on our consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01 Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) - Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. This guidance addresses accounting for the transition into and out of the equity method and provides clarification of the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020. We evaluated the impact of ASU 2020-01 on our Consolidated Financial Statements, which was effective for the Company in our fiscal year and interim periods beginning on January 1, 2021 and it did not have a material impact on our consolidated financial statements.

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LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounting standards not yet adopted

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). This update amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity and improves and amends the related EPS guidance for both Subtopics. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2021, which means it will be effective for our fiscal year beginning January 1, 2022. Early adoption is permitted. We are currently evaluating the impact of ASU 2020-06 on our consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08—Business Combinations (“Topic 805”): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The amendments in ASU 2021-08 require that an entity recognizes and measures contract assets and contract liabilities acquired in a business combination in accordance with ASC 606, Revenue from Contracts with Customers (“Topic 606”). At the acquisition date, an acquirer should account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. The amendments improve comparability for both the recognition and measurement of acquired revenue contracts with customers at the date of and after a business combination. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2022, which means it will be effective for our fiscal year beginning January 1, 2023. Early adoption is permitted. We are currently evaluating the impact of ASU 2021-08 on our consolidated financial statements.

No other recently issued accounting pronouncements had or are expected to have a material impact on our consolidated financial statements.

2. ACQUISITIONS

Completed Acquisitions

	(1)	(2)	(3)	(4)
		The Humble	The Hacienda	Lowell Farm
(in thousands)	Kaizen Inc.	Flower Co.	Company, LLC	Services	Total
CONSIDERATION
Contingent Payment	$50	$44	$-	$-	$94
Cash			4,019	-	4,019
Transaction costs			428	190	618
Note payable and other obligations	200	65	3,115	9,000	12,380
Fair value of subordinate voting shares	62	55	34,358	9,610	44,085
Total consideration	$312	$164	$41,920	$18,800	$61,196

PURCHASE PRICE ALLOCATION
Assets Acquired
Inventories	$-	$6	$3,300	$-	$3,306
Accounts receivable - net	-	-	1,312	-	1,312
Land	-	-	-	8,261	8,261
Buildings	-	-	-	6,268	6,268
Equipment	-	-	-	1,221	1,221
Other tangible assets	-	-	739		739
Intangible assets - brands and tradenames	250	158	37,299	-	37,707
Intangible assets - technology and know-how and other	208	-	-	3,050	3,258
Liabilities assumed
Payables and other liabilities	-	-	(730)	-	(730)
Fair value of net assets acquired	$458	$164	$41,920	$18,800	$61,342

F-29

LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company completed the following asset acquisitions, and allocated the purchase price as follows:

The Kaizen Inc. and The Humble Flower Co. acquisitions qualified as a business combination under ASC 805. The fair value of the assets acquired and the liabilities assumed for Kaizen Inc. and the Humble Flower Company were finalized in the quarter ended September 30, 2020. The Hacienda Company, LLC acquisition and the Lowell Farm Services acquisition qualified as asset acquisitions under ASU 2017.01. Consideration has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. No goodwill was recognized. The results of these acquisitions are included in the Company’s net earnings from the date of acquisition.

•	Kaizen Inc.

On May 1, 2019, the Company acquired all of the assets, global rights and business interests of Kaizen Inc. for a purchase price of $556 that will be paid as and if financial performance targets are met during the period beginning on May 1, 2019 and ending on April 30, 2023. Kaizen is a premium brand offering a full spectrum of cannabis concentrates. Effective July 15, 2020 the asset purchase agreement was modified, eliminating payments associated with meeting financial performance targets in exchange for the issuance of 225 thousand options to purchase Subordinate Voting Shares and a note payable of $200, with payments over two years. Had the modifications been reflected as of the date of acquisition, net assets would have decreased $223 at December 31, 2019 and net loss in 2019 would have been reduced by $21.

•	The Humble Flower Co.

On April 18, 2019, the Company acquired all of the assets, global rights and business interests associated with the brand Humble Flower Co. for a purchase price of $472 that will be paid as and if financial performance targets are met during the period beginning on April 19, 2019 and ending on April 18, 2023. The acquisition marks the Company’s expansion into cannabis-infused topical creams, balms, and oils. Effective September 1, 2020 the asset purchase agreement was modified, eliminating payments associated with meeting financial performance targets in exchange for the issuance of 225 thousand options to purchase Subordinate Voting Shares and a note payable of $65, with payments commencing on January 1, 2021 for 24 months. Had the modifications been reflected as of the date of acquisition, net assets would have decreased $308 at December 31, 2019 and net loss in 2019 would have been reduced by $34.

•	The Hacienda Company, LLC.

On February 25, 2021, the Company acquired substantially all of the assets of the Lowell Herb Co. and Lowell Smokes trademark brands, product portfolio, and production assets from The Hacienda Company, LLC for a purchase price of $41,920. Lowell Herb Co. is a leading California cannabis brand that manufactures and distributes distinctive and highly regarded premium packaged flower, pre-roll, concentrates, and vape products. The acquisition consideration was comprised of $4.1 million in cash and the issuance of 22,643,678 subordinate voting shares and obligations assumed. In connection with this acquisition, the Company completed a change in its corporate name to Lowell Farms Inc. effective March 1, 2021.

•	Lowell Farm Services

On June 29, 2021, we acquired real property and related assets of a cannabis drying and midstream processing facility located in Monterey County for a purchase price of $18,800. The 10-acre, 40,000 square foot processing facility will provide drying, bucking, trimming, sorting, grading, and packaging operations for up to 250,000 lbs. of wholesale cannabis flower annually. The new facility will process nearly all the cannabis that we grow at our existing cultivation operations. Additionally, we commissioned a new business unit called Lowell Farm Services (“LFS”), which will engage in fee-based processing services for regional growers from the Salinas Valley area. The acquisition consideration was comprised primarily of a note payable of $9.0 million and the issuance of 7,997,520 subordinate voting shares and obligations assumed. LFS operations became operational during the third quarter of 2021.

Terminated Acquisition

On May 14, 2019, the Company entered into a definitive agreement to acquire the assets of W The Brand (“W Vapes”), a manufacturer and distributor in Nevada and Oregon of cannabis concentrates, cartridges and disposable pens, in a cash and stock transaction. Under the terms of the agreement, the purchase consideration to W Vapes shareholders consisted of $10 million in cash and $10 million in Subordinate Voting Shares (based on a deemed value of CDN$15.65 per share). In November 2019, the definitive agreement was amended whereby the Company advanced $2 million in non-recourse funds to the seller in exchange for release of $10 million of cash held in escrow related to the acquisition and in December 2019, the Company purchased the Las Vegas, Nevada facility for $4.1 million.

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LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 17, 2020, the Company announced the termination of the definitive agreement with W Vapes and the obligation to acquire the assets of W Vapes was terminated. The termination coincided with an asset acquisition announcement between W Vapes and Planet 13 Holdings Inc. (“Planet 13”). Additionally, the Company sold the Las Vegas facility to certain affiliates of Planet 13 for a cash payment of approximately $500, and an additional cash payment of approximately $2.8 million upon regulatory approval of the W Vapes and Planet 13 transaction which was received in January 2021, and in the third quarter the Company finalized a note payable of $843 to the owners of W Vapes, payable coinciding with the receipt of the $2.8 million payment from the facility sale, which was paid in January 2021. As a result, the Company reflected a $4.4 million loss in loss on termination of investments, net on its consolidated statement of operations for the year ended December 31, 2020.

3. PREPAID AND OTHER CURRENT ASSETS

Prepaid and other current assets were comprised of the following items:

	December 31,	December 31,
(in thousands)	2021	2020
Deposits	$548	$572
Insurance	624	593
Supplier advances	575	504
Nevada building sale proceeds	-	2,800
Interest and taxes	147	-
Other	82	1,922
Total prepaid and other current assets	$1,976	$6,391

4. INVENTORY

Inventory was comprised of the following items:

	December 31,	December 31,
(in thousands)	2021	2020
Raw materials	$8,558	$7,950
Work in process	292	-
Finished goods	4,493	1,983
Total inventory	$13,343	$9,933

5. OTHER CURRENT LIABILITIES

Other current liabilities were comprised of the following items:

	December 31,	December 31,
(in thousands)	2021	2020
Excise and cannabis tax	$2,830	$5,780
Third party brand distribution accrual	78	584
Insurance and professional fee accrual	651	746
Other	147	1,750
Total other current liabilities	$3,706	$8,860

F-31

LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. PROPERTY AND EQUIPMENT

A reconciliation of the beginning and ending balances of property and equipment and accumulated depreciation during the years ended December 31, 2021 and 2020, and property and equipment, net as of for the same years are as follows:

	Land and	Leasehold	Furniture			Construction	Right of
(in thousands)	Buildings	Improvements	and Fixtures	Equipment	Vehicles	in Process	Use Assets	Total
Costs
Balance—December 31, 2019	$4,098	$4,275	$50	$1,100	$813	$2,533	$33,531	$46,400
Additions	8	1,937	-	154	41	4,604	106	6,850
Business Acquisitions	-	-	-	-	-	-	-	-
Disposals	(4,106)	4,587	-	22	-	(4,609)	7,310	3,204
Balance—December 31, 2020	$-	$10,799	$50	$1,276	$854	$2,528	$40,947	$56,454

Accumulated Depreciation
Balance—December 31, 2019	$(8)	$(422)	$(46)	$(261)	$(249)	$-	$(2,442)	$(3,428)
Depreciation	(57)	(212)	(1)	(166)	(162)	-	(3,250)	(3,848)
Disposals	65	-	-	-	-	-	-	65
Balance—December 31, 2020	$-	$(634)	$(47)	$(427)	$(411)	$-	$(5,692)	$(7,211)

Net Book Value-December 31, 2020	$-	$10,165	$3	$849	$443	$2,528	$35,255	$49,243

	Land and	Leasehold	Furniture			Construction	Right of
(in thousands)	Buildings	Improvements	and Fixtures	Equipment	Vehicles	in Process	Use Assets	Total
Costs
Balance—December 31, 2020	$-	$10,799	$50	$1,276	$854	$2,528	$41,530	$57,037
Additions	-	82	-	770	67	2,091	-	3,010
Business Acquisitions	15,538	-	-	468	-	-	-	16,006
Disposals and Transfers	369	3,069	-	478	-	(3,916)	-	(0)
Balance—December 31, 2021	$15,907	$13,950	$50	$2,992	$921	$704	$41,530	$76,053

Accumulated Depreciation
Balance—December 31, 2020	$-	$(634)	$(47)	$(427)	$(411)	$-	$(5,692)	$(7,211)
Depreciation	(132)	(346)	(1)	(191)	(155)	-	(3,238)	(4,063)
Disposals	-	-	-	-	-	-	-	-
Balance—December 31, 2021	$(132)	$(980)	$(48)	$(618)	$(566)	$-	$(8,930)	$(11,274)

Net Book Value-December 31, 2021	$15,775	$12,970	$2	$2,374	$355	$704	$32,600	$64,779

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LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Construction in process represent assets under construction related to cultivation, manufacturing, and distribution facilities not yet completed or otherwise not placed in service.

Depreciation expense of $4,063, $3,848 and $3,843, were recorded for the years ended December 31, 2021, 2020, and 2019 respectively, of which $2,336, 2,830 and $2,329 respectively, were included in cost of goods sold. Depreciation expense of $587 was also recorded in other income (expense) for the year ended December 31, 2021.

7. GOODWILL AND INTANGIBLE ASSETS

Goodwill

A reconciliation of the beginning and ending balances of goodwill during the year ended December 31, 2021 is as follows:

(in thousands)
Costs
Balance - December 31, 2020	$357
Additions	-
Business Acquisitions	-
Impairment	(357)
Balance - December 31, 2021	$-

The Company evaluates goodwill for impairment annually during the fiscal third quarter and when an event occurs, or circumstances change such that it is reasonably possible that impairment may exist. The Company accounts for goodwill and evaluates its goodwill balances and tests them for impairment in accordance with related accounting standards. As a result of its annual impairment assessment in the third quarter of fiscal 2021, the Company realized a $357 impairment of goodwill related to its investment in the assets of Acme Inc., a manufacturer of vape cartridges and disposable pens, which is recorded in general and administrative expenses in our consolidated financial statements for the year ended December 31, 2021.

Other Intangible Assets

A reconciliation of the beginning and ending balances of intangible assets and accumulated amortization during the years ended December 31, 2021 and 2020 are as follows:

	Definite Life Intangibles		Indefinite Life Intangibles
	Branding	Technology/	Brands &
(in thousands)	Rights	Know How	Tradenames	Total
Costs
Balance—December 31, 2020	$250	$208	$408	$866
Business acquisition	-	3,050	37,299	40,349
Agreement termination	(250)	-	-	(250)
Balance—December 31, 2021	$-	$3,258	$37,707	$40,965

Accumulated Amortization
Balance—December 31, 2020	$(93)	$(37)	$-	$(130)
Agreement termination	98	-	-	98
Amortization	(5)	(172)	-	(177)
Other	-	-	-	-
Balance—December 31, 2021	$-	$(209)	$-	$(209)

Net Book Value
December 31, 2020	$157	$171	$408	$736

Net Book Value
December 31, 2021	$-	$3,049	$37,707	$40,756

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LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intangible assets with finite lives are amortized over their estimated useful lives. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition. The Company recorded amortization expense of $177, $64 and $71 for the years ended December 31, 2021, 2020 and 2019, respectively.

The Company estimates that amortization expense for our existing other intangible assets will be approximately $305 annually for each of the next nine and a half fiscal years. Actual amortization expense to be reported in future periods could differ from these estimates as a result of new intangible asset acquisitions, changes in useful lives or other relevant factors or changes.

8. SHAREHOLDERS’ EQUITY

Shares Outstanding

The table below details the change in Company shares outstanding by class during year ended December 31, 2021:

	Subordinate	Super
(in thousands)	Voting Shares	Voting Shares
Balance—December 31, 2020	57,617	203
Shares issued in connection with exercise of warrants	1,511	-
Shares issued in connection with conversion of convertible debentures	2,580	-
Shares issued in connection with asset acquisition	30,641	-
Issuance of shares associated with subordinate voting share offering	18,000	-
Issuance of vested restricted stock units	1,290	-
Stock issued in connection with exercised of stock options	167	-
Balance—December 31, 2021	111,806	203

Warrants

A reconciliation of the beginning and ending balances of warrants outstanding is as follows:

(in thousands)
Balance—December 31, 2020	93,898
Warrants issued in conjunction with broker option exercise (1)	163
Warrants issued in conjunction with subordinate voting share offering	9,000
Warrants expired	(358)
Warrants converted into subordinate voting shares	(1,186)
Balance—December 31, 2021	101,517

______________

(1) Excludes 389 warrants issuable should underwriter options be exercised.

F-34

LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. DEBT

Debt at December 31, 2021 and 2020, was comprised of the following:

	December 31,	December 31,
(in thousands)	2021	2020
Current portion of long-term debt
Vehicle loans(1)	$50	$170
Mortgage payable(4)	105	-
Note payable(3)	66	1,043
Total short-term debt	221	1,213

Long-term debt, net
Vehicle loans(1)	28	233
Note payable(2)	-	65
Note payable(3)	-	5
Mortgage payable(4)	8,857	-
Convertible debenture(5)	14,012	13,701
Total long-term debt	22,897	14,004
Total Indebtedness	$23,118	$15,217

_____________

(1)	Primarily fixed term loans on transportation vehicles. Weighted average interest rate at December 31, 2021 was 7.8%.
(2)	Net of deferred financing costs of $398.
(3)	Note payable in connection with Humble Flower and Kaizen acquisitions and termination of the W Vapes acquisition. Weighted average interest rate at December 31, 2021 was 4%.
(4)	Mortgage payable associated with the acquired processing facility. Weighted average interest rate at December 31, 2021 was 12.5%.
(5)	Net of deferred financing costs of $1,477.

Stated maturities of debt obligations are as follows as of December 31, 2021:

December 31,
(in thousands)	2021
2022	$250
2023	15,839
2024	395
2025	421
2026 and thereafter	8,088
Total debt obligations	$24,993

10. LEASES

A reconciliation of lease obligations for the years ended December 31, 2021 and 2020, is as follows:

(in thousands)
Lease obligation
December 31, 2019	$33,805
Additions	120
Lease reassessment	7,310
Lease principal payments	(2,401)
December 31, 2020	$38,834
Lease principal payments	(2,338)
December 31, 2021	$36,496

F-35

LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All extension options that are reasonably certain to be exercised have been included in the measurement of lease obligations. The Company reassesses the likelihood of extension option exercise if there is a significant event or change in circumstances within its control.

The components of lease expense for the years ended December 31, 2021, 2020 and 2019, are as follows:

	Years Ended
	December 31,	December 31,	December 31,
(in thousands)	2021	2020	2019
Amortization of leased assets (1)	$3,238	$3,250	$3,025
Interest on lease liabilities (2)	2,406	1,866	1,778
Total	$5,644	$5,116	$4,803

____________

(1) Included in cost of goods sold, general and administrative expenses and other expenses in the consolidated statement of operations.

(2) Included in interest expense in the consolidated statement of operations.

The key assumptions used in accounting for leases as of December 31, 2021, were a weighted average remaining lease term of 17.2 years and a weighted average discount rate of 6%. The key assumptions used in accounting for leases as of December 31, 2020 were a weighted average remaining lease term of 18.1 years and a weighted average discount rate of 6%.

The future lease payments with initial remaining terms in excess of one year as of December 31, 2021 were as follows:

December 31,
(in thousands)	2021
2022 - 2023	$5,137
2024 - 2025	3,844
2026 and beyond	27,515
Total	$36,496

 11. SHARE-BASED COMPENSATION

During 2019 the Company’s Board of Directors adopted the 2019 Stock and Incentive Plan (the “Plan”), which was amended in April 2020 and March 2021. The Plan permits the issuance of stock options, stock appreciation rights, stock awards, share units, performance shares, performance units and other stock-based awards, and, as of December 31, 2021, 13.2 million shares have been authorized to be issued under the Plan and 4.7 million are available for future grant. The Plan provides for the grant of options as either non-statutory stock options or incentive stock options and restricted stock units to employees, officers, directors, and consultants of the Company to attract and retain persons of ability to perform services for the Company and to reward such individuals who contribute to the achievement by the Company of its economic objectives. The awards granted generally vest in 25% increments over a four-year period and option awards expire 6 years from grant date.

The Plan is administered by the Board or a committee appointed by the Board, which determines the persons to whom the awards will be granted, the type of awards to be granted, the number of awards to be granted, and the specific terms of each grant, including the vesting thereof, subject to the provisions of the Plan.

During the years December 31, 2021 and 2020, the Company granted shares to certain employees as compensation for services. These shares were accounted for in accordance with ASC 718 - Compensation - Stock Compensation. The Company amortizes awards over the service period and until awards are fully vested.

F-36

LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2021, 2020 and 2019 share-based compensation expense was as follows:

	Years Ended
	December 31,	December 31,	December 31,
(in thousands)	2021	2020	2019
Cost of goods sold	$-	$-	$-
General and administrative expense	1,355	2,200	3,385
Total share-based compensation	$1,355	$2,200	$3,385

The following table summarizes the status of stock option grants and unvested awards at and for the year ended December 31, 2021:

		Weighted-	Weighted- Average
	Stock	Average	Remaining	Aggregate
(in thousands except per share amounts)	Options	Exercise Price	Contractual Life	Intrinsic Value

Outstanding—December 31, 2020	6,260	$0.97	4.7	$3,162
Granted	2,330	1.35
Exercised	(165)	0.55
Cancelled	(1,827)	1.48
Outstanding—December 31, 2021	6,598	0.99	4.3

Exercisable—December 31, 2021	2,216	1.03	1.6

Vested and expected to vest—December 31, 2021	6,598	$0.99	4.3

The weighted-average fair value of options granted during the year ended December 31, 2021, estimated as of the grant date was $1.35. As of December 31, 2021, there was $974 of total unrecognized compensation cost related to non-vested options, which is expected to be recognized over a remaining weighted-average vesting period of 2.3 years.

The following table summarizes the status of restricted stock unit (“RSU”) grants and unvested awards at and for the year ended December 31, 2021:

		Weighted-Average
(in thousands except per share amounts)	RSUs	Fair Value

Outstanding—December 31, 2020	450	$0.33
Granted	1,415	1.17
Vested	(1,108)	0.83
Cancelled	(115)	1.11
Outstanding—December 31, 2021	642	$1.18

As of December 31, 2021, there was $537 of total unrecognized compensation cost related to non-vested restricted stock units, which is expected to be recognized over a remaining weighted-average vesting period of 23 months.

F-37

LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the stock options and RSUs granted were determined using the Black-Scholes option-pricing model with the following weighted average assumptions at the time of grant.

Options	Years Ended
	December 31,	December 31,
	2021	2020
Expected volatility	50%	50%
Dividend yield	0%	0%
Risk-free interest rate	0.87%	0.95%
Expected term in years	4.3	4.7

RSUs	Years Ended
	December 31,	December 31,
	2021	2020
Expected volatility	50%	50%
Dividend yield	0%	0%
Risk-free interest rate	0.71%	0.79%
Expected term in years	0.74	1.14

12. INCOME TAXES

Coronavirus Aid, Relief and Economic Security Act

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted and signed into law in response to the market volatility and instability resulting from the COVID-19 pandemic. It includes a significant number of tax provisions and lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (the “2017 Act”). The changes are mainly related to: (1) the business interest expense disallowance rules for 2019 and 2020; (2) net operating loss rules; (3) charitable contribution limitations; (4) employee retention credit; and (5) the realization of corporate alternative minimum tax credits.

The Company continues to assess the impact and future implication of these provisions; however, it does not anticipate any amounts that could give rise to a material impact to the overall consolidated financial statements.

The provision for income tax expense for the year ended December 31, 2021, was $213, representing an effective tax rate of (0.87)%, compared to an income tax expense of $224 for the year ended December 31, 2020, representing an effective tax rate of (1.03)%, compared to an income tax expense of $205 for the year ended December 31, 2019, representing an effective tax rate of (0.41)%.

The provision for income tax expense for the years ended December 31, 2021, 2020 and 2019, consisted of the following:

	Years Ended
(in thousands)	2021	2020	2019
Current
Federal	$-	$-	$-
State	213	224	205
Total Current	213	224	205

Deferred tax expense (benefit)
Federal	(1,528)	(1,943)	(2,406)
State	(13,339)	(10,372)	(7,329)
Total deferred tax benefit	(14,867)	(12,315)	(9,735)

Valuation allowance	14,867	12,315	9,735

Income tax expense	$213	$224	$205

As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E, under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.

F-38

LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2017, the United States (“U.S.”) Congress passed and the President signed referred to as the 2017 Tax Act, which contains many significant changes to the U.S. tax laws, including, but not limited to, reducing the U.S. federal corporate tax rate from 35% to 21% and utilization limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017 to 80% of taxable income with an indefinite carryforward period. As the Company has a full valuation allowance against its U.S. deferred tax assets, the revaluation of net deferred tax assets resulting from the reduction in the U.S. federal corporate income tax rate did not impact the Company’s effective tax rate. Additional guidance may be issued by the U.S. Treasury Department, the Internal Revenue Service (“IRS”), or other standard-setting bodies, which may result in adjustments to the amounts recorded, including the valuation allowance. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2021, 2020 and 2019, are as follows:

Years Ended
(in thousands)	2021	2020	2019
Deferred tax assets
Net operating loss carryforwards	$17,069	$13,192	$10,836
Accruals and reserves	-	-	-
Depreciation	-	-	-
Other	-	-	-
Valuation allowance	(17,069)	(13,192)	(10,836)
Total deferred tax assets	-	-	-

Accruals and reserves	-	-	-
Share-based compensation	-	-	-
Total deferred tax liabilities	-	-	-

Net deferred tax liabilities	$-	$-	$-

13. NET INCOME (LOSS) PER SHARE

Net loss per share represents the net earnings/loss attributable to shareholders divided by the weighted average number of shares outstanding during the period on an as converted basis.

	Years Ended
	December 31,	December 31,	December 31,
(in thousands except per share amounts)	2021	2020	2019
Net loss	$(24,677)	$(21,910)	$(49,934)

Net loss per share:
Basic	$(0.27)	$(0.65)	$(1.59)
Diluted	$(0.27)	$(0.65)	$(1.59)
Weighted average shares outstanding:
Basic	90,746	33,940	31,379
Diluted	90,746	33,940	31,379

Weighted average potentially diluted shares(1):
Basic shares	90,746	33,940	31,379
Options	-	-	-
Warrants	-	-	-
Convertible debentures	-	-	-
Restricted stock units	-	-	-
Total weighted average potentially diluted shares:	90,746	33,940	31,379

________________

(1) For the above periods, the inclusion of options, warrants, convertible debentures and restricted stock units in the calculation of diluted earnings per share would be anti-dilutive, and accordingly, were excluded from the diluted loss per share calculation.

F-39

14. FAIR VALUE MEASUREMENTS

Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. An asset’s or liability’s level is based on the lowest level of input that is significant to the fair value measurement. Assets and liabilities carried at fair value are valued and disclosed in one of the following three levels of the valuation hierarchy:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data. Level 3: Unobservable inputs reflecting the reporting entity’s own assumptions.

At December 31, 2021, and December 31, 2020 the carrying value of cash and cash equivalents, accounts receivable, prepaid expense and other current assets, accounts payable and other current liabilities approximate fair value due to the short-term nature of such instruments.

The carrying value of the Company’s debt approximates fair value based on current market rates (Level 2).

Nonrecurring fair value measurements

The Company uses fair value measures when determining assets and liabilities acquired in an acquisition as described above in the Notes to Consolidated Financial Statements, which are considered a Level 3 measurement.

15. COMMITMENTS AND CONTINGENCIES

Commitments

As of December 31, 2021, the Company has no outstanding commitments.

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation as of December 31, 2021, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2021, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings of material consequences in which any of the Company’s directors, officers or affiliates are an adverse party or have a material interest adverse to the Company’s interest.

Insurance Claims

In September 2020 the Company experienced a small fire at its manufacturing facility which resulted in suspending certain operations until the facility was repaired. As a result, the company filed a business interruption claim which resulted in a payment of $1.4 million from the insurance carrier in March 2021. The proceeds from the claim were reflected in other income on the consolidated statement of operations for the year ended December 31, 2020.

F-40

LOWELL FARMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In August 2020 the Company experienced adverse air quality conditions that resulted in the Company closing the air vents in its greenhouse facilities at a time when extreme temperatures existed. As a result, plant health suffered due to the situation. The Company filed a business interruption claim which resulted in a payment of $ 2.65 million from the insurance carrier being recorded in the quarter ended June 30, 2021, and is included in other income (expense) in the accompanying consolidated statements of income (loss).

16. GENERAL AND ADMINISTRATIVE EXPENSES

For the years ended December 31, 2021, 2020 and 2019, general and administrative expenses were comprised of:

	Years Ended
	December 31,	December 31,	December 31,
(in thousands)	2021	2020	2019
Salaries and benefits	$6,234	$5,032	$12,697
Professional fees	1,924	1,650	2,229
Share-based compensation	1,355	2,200	3,385
Goodwill impairment	357	-	-
Administrative	4,037	2,880	5,162
Transaction and other special charges (1)	-	-	2,341
Total general and administrative expenses	$13,907	$11,762	$25,814

______________

(1) Includes charges associated with acquisitions and the Company’s reverse takeover.

17. RELATED-PARTY TRANSACTIONS

Transactions with related parties are entered into in the normal course of business and are measured at the amount established and agreed to by the parties.

Lowell received certain administrative, operational and consulting services through a Management Services Agreement with Edible Management, LLC (“EM”). EM is a limited liability company owned by the co-founders of Lowell and was formed to provide Lowell with certain administrative functions comprising: cultivation, distribution, and production operations support; general administration; corporate development; human resources; finance and accounting; marketing; sales; legal and compliance. The agreement provided for the dollar-for-dollar reimbursement of expenses incurred by EM in performance of its services. Amounts paid to EM for the years ended December 31, 2020 were $2,201 and $5,041, respectively. The Management Services Agreement with EM was terminated as of December 31, 2020.

In April 2015, Lowell entered into a services agreement with Olympic Management Group (“OMG”), for advisory and technology support services, including the access and use of software licensed to OMG to perform certain data processing and enterprise resource planning (ERP) operational services. OMG is owned by one of the Company’s co-founders. The agreement provides for the dollar-for-dollar reimbursement of expenses incurred by OMG in performance of its services. There were no amounts paid to OMG for the years ended December 31, 2021 and 2020. Amounts paid to OMG for the years ended December 31, 2021 and 2020, were $nil and $5, respectively.

18. SEGMENT INFORMATION

The Company’s operations are comprised of a single reporting operating segment engaged in the production and sale of cannabis products in the United States. As the operations comprise a single reporting segment, amounts disclosed in the financial statements also represent a single reporting segment.

19. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 31, 2022, the date the financial statements were available to be issued.

F-41

INDEPENDENT AUDITORS REPORT

To the Board of Directors and Shareholders

of The Hacienda Company, LLC,

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The Hacienda Company, LLC as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes collectively referred to as the financial statements. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Description of the Matter

Allowance for Doubtful Accounts

As described in the Balance Sheet and Note 2 to the consolidated financial statements, the Company has established an allowance for doubtful accounts of $805 thousand as of December 31, 2020. Auditing management’s evaluation of allowance was challenging due to the level of subjectivity and significant judgment associated with collectability of accounts receivable.

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design, and tested the implementation of controls over the Company’s accounting process for allowance of doubtful accounts. Our procedures consisted of performing retrospective review of the allowance by comparing historical reserve to historical write-offs, analyzing accounts receivable aging buckets, and sending confirmations. Based on the audit procedures performed, we found the reserve levels to be reasonable.

We have served as the Company’s auditor since 2019.

Los Angeles, California

April 26, 2021

F-42

THE HACIENDA COMPANY, LLC
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Amounts Expressed in United States Dollars Unless Otherwise Stated)

		December 31,
(in thousands)	Note	2020	2019
ASSETS
Current assets:
Cash and cash equivalents		$2,602	$12,037
Accounts receivable		1,190	2,998
Inventory	4	4,993	5,847
Prepaid expenses and other current assets		234	278
Total current assets		9,020	21,160
Long-term investments	6	-	1,083
Property and equipment, net	5	2,597	6,640
Other assets, net		109	144

Total assets		$11,726	$29,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable		$2,413	$4,115
Accrued payroll and benefits		96	285
Notes payable, current portion	7	2,987	131
Lease obligation, current portion	8	145	131
Other current liabilities		166	26
Total current liabilities		5,807	4,688
Notes payable	7	-	2,799
Lease obligation	8	232	377
Total liabilities		6,039	7,864

STOCKHOLDERS’ EQUITY
Share capital		45,728	47,267
Accumulated deficit		(40,041	(26,104
Total stockholders’ equity		5,687	21,163

Total liabilities and stockholders’ equity		$11,726	$29,027

See accompanying notes to consolidated financial statements.

F-42

THE HACIENDA COMPANY. LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts Expressed in United States Dollars Unless Otherwise Stated)

		Years Ended December 31,
	Note	2020	2019
Net revenue		$14,895	$20,765
Cost of goods sold		14,626	25,411
Gross profit/(loss)		269	(4,646)

Operating expenses
General and administrative	12	8,264	9,151
Sales and marketing		1,895	4,008
Distribution		1,800	2,182
Total operating expenses		11,959	15,341

Loss from operations		(11,690)	(19,987)

Other income/(expense)
Other income/(expense)		(190)	(9)
Loss on termination of investments, net		(1,735)	(1,000)
Interest expense		(322)	(1,044)
Total other income/(expense)		(2,247)	(2,053)

Loss before provision for income taxes		(13,937)	(22,040)
Provision for income taxes	9	-	-

Net loss		$(13,937)	$(22,040)

See accompanying notes to consolidated financial statements.

F-43

THE HACIENDA COMPANY, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	Attributable to Shareholders of the Parent
	Share	Accumulated	Stockholders’
(in thousands)	Capital	Deficit	Equity
Balance-December 31, 2018	$6,233	$(4,041)	$2,192
Net loss	-	(22,040)	(22,040)
Adoption of lease accounting standard	-	(23)	(23)
Private placements, net	46,734	-	46,734
Share redemption	(5,000)		(5,000)
Capital draws	(700)	-	(700)
Balance-December 31, 2019	$47,267	$(26,104)	$21,163

Net loss	-	(13,937)	(13,937)
Capital draws	(1,539)	-	(1,539)
Balance-December 31, 2020	$45,728	$(40,041)	$5,687

See accompanying notes to consolidated financial statements.

F-44

THE HACIENDA COMPANY, LLC
STATEMENTS OF CASH FLOWS
(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	Year Ended December 31,
(in thousands)	2020	2019
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(13,937)	$(22,040)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,035	471
Loss on termination of investment	1,083	-
Impairment of investment	-	1,000
Bad debt expense	578	686
Amortization of debt issuance costs	7	-
Loss on sale of assets	671	-
Changes in operating assets and liabilities:
Accounts receivable	1,231	(2,851)
Inventory	853	(5,078)
Prepaid expenses and other current assets	44	(162)
Other assets	35	(85)
Accounts payable and accrued expenses	(1,751)	3,473
Other current liabilities	-	(410)
Net cash used in operating activities	(10,151)	(24,996)
CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from asset sales	3,068	-
Purchases of property and equipment	(732)	(2,830)
Investment in café	-	(2,083)
Net cash used in investing activities	2,336	(4,913)
CASH FLOW FROM FINANCING ACTIVITIES
Principal payments on lease obligations	(131)	(117)
Payments on notes payable	(2,863)	(151)
Proceeds from notes payable	2,913	-
Proceeds from share offering	-	46,734
Fees on share offering	(39)	-
Payments for share redemption	-	(5,000)
Draw on share capital	(1,500)	(700)
Net cash provided by financing activities	(1,620)	40,766

Change in cash and cash equivalents and restricted cash	(9,435)	10,857
Cash and cash equivalents-beginning of year	12,037	1,180
Cash, cash equivalents and restricted cash-end of period	$2,602	$12,037

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$315	$1,044
Cash paid during the period for income taxes	$-	$-

See accompanying notes to consolidated financial statements.

F-45

THE HACIENDA COMPANY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2020 AND 2019

All amounts in these Notes are expressed in thousands of United States dollars (“$” or “US$”), unless otherwise indicated.

1. NATURE OF OPERATIONS

The Hacienda Company, LLC (“THC” or the Company), a California limited liability company, was formed in 2016.

THC, through its licensed subsidiaries, is a cannabis company that owns, manages and operates extraction, distribution and manufacturing operations in California.

The Company’s corporate office and principal place of business is located at 11618 Pendleton Street, Sun Valley, California.

2. SIGNIFICANT ACCOUNTING POLICIES

Estimates

The World Health Organization categorized the Coronavirus disease 2019 (COVID-19) as a pandemic. The COVID-19 pandemic has caused a severe global health crisis, along with economic and societal disruptions and uncertainties, which have negatively impacted business and healthcare activity globally. As a result of healthcare systems responding to the demands of managing the pandemic, governments around the world imposing measures designed to reduce the transmission of the COVID-19 virus, and individuals responding to the concerns of contracting the COVID-19 virus, many optical practitioners & retailers, hospitals, medical offices and fertility clinics closed their facilities, restricted access, or delayed or canceled patient visits, exams and elective medical procedures, and many customers that have reopened are experiencing reduced patient visits. This has had, and we believe will continue to have, an adverse effect on our sales, operating results and cash flows.

The preparation of Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of net sales and expenses during the reporting period. Actual results could differ from those estimates particularly as it relates to estimates reliant on forecasts and other assumptions reasonably available to the Company and the uncertain future impacts of the COVID-19 pandemic and related economic disruptions. The extent to which the COVID-19 pandemic and related economic disruptions impact our business and financial results will depend on future developments including, but not limited to, the continued spread, duration and severity of the COVID-19 pandemic; the occurrence, spread, duration and severity of any subsequent wave or waves of outbreaks; the actions taken by the U.S. and foreign governments to contain the COVID-19 pandemic, address its impact or respond to the reduction in global and local economic activity; the occurrence, duration and severity of a global, regional or national recession, depression or other sustained adverse market event; the impact of the developments described above on our customers and suppliers; and how quickly and to what extent normal economic and operating conditions can resume.

The accounting matters assessed included, but were not limited to:

●	allowance for doubtful accounts and credit losses

●	carrying value of inventory

●	the carrying value of long-lived assets.

There was not a material impact to the above estimates in the Company’s Consolidated Financial Statements for fiscal 2020. The Company continually monitors and evaluates the estimates used as additional information becomes available. Adjustments will be made to these provisions periodically to reflect new facts and circumstances that may indicate that historical experience may not be indicative of current and/or future results. The Company’s future assessment of the magnitude and duration of COVID-19, as well as other factors, could result in material changes to the estimates and material impacts to the Company’s Consolidated Financial Statements in future reporting periods.

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Basis of Preparation

Management’s significant accounting policies include estimates and judgments which are an integral part of financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP). We believe that the accounting policies described in this section address the more significant policies utilized by management when preparing our consolidated financial statements in accordance with GAAP. We believe that the accounting policies and estimates employed are appropriate and resulting balances are reasonable; however, actual results could differ from the original estimates, requiring adjustment to these balances in future periods. The accounting policies that reflect our more significant estimates, judgments and assumptions and which we believe are the most important to aid in fully understanding and evaluating our reported financial results are:

Basis of Measurement

These consolidated financial statements have been prepared on the going concern basis, under the historical cost convention, except for certain financial instruments, which are measured at fair value. Historical cost is generally based upon the fair value of the consideration given in exchange for assets.

Functional Currency

The Company and its subsidiaries’ functional currency, as determined by management, is the United States (“U.S.”) dollar. These consolidated financial statements are presented in U.S. dollars.

Financial and other metrics, such as shares outstanding, are presented in thousands unless otherwise noted.

Basis of Consolidation

Subsidiaries are entities controlled by the Company. Control exists when the Company has the power, directly and indirectly, to govern the financial and operating policies of an entity and be exposed to the variable returns from its activities. The financial statements of the subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

These consolidated financial statements include the accounts of the Company and its subsidiaries:

●	The Hacienda Company, a California limited liability company, the parent company

●	Brand New Concepts, LLC, a California limited liability company, wholly owned by The Hacienda Company, holder of manufacturing and distribution licenses

●	LFLC, LLC, a California limited liability company, wholly owned by The Hacienda Company, holds vehicle leases

●	Lowell Farms, LLC, a California limited liability corporation, wholly owned by The Hacienda Company, operated cultivation site, operations terminated in 2020

●	LFHMP, LLC, a California limited liability company, wholly owned by The Hacienda Company, not presently in operation

Intercompany balances, and any unrealized gains and losses or income and expenses arising from transactions with subsidiaries, are eliminated.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash deposits in financial institutions, and other deposits that are readily convertible into cash. The Company considers all short-term, highly liquid investments purchased with maturities of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

Accounts Receivable

Accounts receivables are classified as loans and receivable financial assets. Accounts receivables are recognized initially at fair value and subsequently measured at amortized cost, less any provisions for impairment. When an accounts receivable is uncollectible, it is written off against the provision. Subsequent recoveries of amounts previously written off are credited to the consolidated statements of operations. The allowance for doubtful accounts was $805 and $581 as of December 31, 2020 and 2019, respectively.

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Inventories

Inventories are valued at the lower of cost and net realizable value. Costs related to raw materials and finished goods are determined on the first-in, first-out basis. Specific identification and average cost methods are also used primarily for certain packing materials and operating supplies. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventory is written-down to net realizable value.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Category	Useful Life
Leasehold improvements	The lesser of the estimated useful life or length of the lease
Furniture and fixtures	3 - 7 years
Vehicles	4 - 5 years
Machinery and equipment	3 - 6 years
Land	Not depreciated

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the consolidated statements of operations in the year the asset is derecognized.

Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. The estimated useful lives, residual values, and amortization methods are reviewed at each year-end, and any changes in estimates are accounted for prospectively.

Impairment of Long-lived Assets

Long-lived assets, including property, plant and equipment and intangible assets are reviewed for impairment at each statement of financial position date or whenever events or changes in circumstances indicate that the carrying amount of an asset exceeds its recoverable amount. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the cash-generating unit, or “CGU”). The recoverable amount of an asset or a CGU is the higher of its fair value, less costs to sell, and its value in use. If the carrying amount of an asset exceeds its recoverable amount, an impairment charge is recognized immediately in profit or loss equal to the amount by which the carrying amount exceeds the recoverable amount. Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the lesser of the revised estimate of the recoverable amount, and the carrying amount that would have been recorded had no impairment loss been recognized previously.

Leased Assets

A lease of property and equipment is classified as a capital lease if it transfers substantially all the risks and rewards incidental to ownership to the Company. Lease right-of-use assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make payments arising from the lease agreement. These assets and liabilities are recognized at the commencement of the lease based upon the present value of the future minimum lease payments over the lease term. The lease term reflects the noncancelable period of the lease together with periods covered by an option to extend or terminate the lease when management is reasonably certain that it will exercise such option. Changes in the lease term assumption could impact the right-of-use assets and lease liabilities recognized on the balance sheet. As our leases typically do not contain a readily determinable implicit rate, we determine the present value of the lease liability using our incremental borrowing rate at the lease commencement date based on the lease term on a collateralized basis.

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Income Taxes

The Company is a United States C corporation for income tax purposes. Income tax expense consisting of current and deferred tax expense is recognized in the consolidated statements of operations. Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end, adjusted for amendments to tax payable with regards to previous years.

Deferred tax assets and liabilities and the related deferred income tax expense or recovery are recognized for deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment occurs. A deferred tax asset is recognized to the extent that it is probable that future taxable income will be available against which the asset can be utilized.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Revenue Recognition

Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. The Company enters contracts that can include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations. Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities.

Revenue is recognized when it satisfies a performance obligation by transferring a promised cannabis good to a customer. A contract, whether a verbal or written sales order, is established with customers prior to order fulfillment with agreement upon unit prices, delivery dates, and payment terms. The transaction price is based on market pricing while considering the value of the Company’s brand and quality. Transaction price is allocated to each product sold based upon the negotiated unit sales price associated with each product line scheduled for delivery within the order. Performance obligation satisfaction occurs upon delivery to customer premises. These types of revenues accounted for under ASC Topic 606, generally, do not require significant estimates or judgments based on the nature of the Company’s revenue stream. The sales prices, including discounts, are fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

Research and Development

Research costs are expensed as incurred. For the years ended December 31, 2020 and December 31, 2019, research costs are immaterial.

Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete the development to use or sell the asset. To date, no development costs have been capitalized.

Significant Accounting, Estimates and Assumptions

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the review affects both current and future periods.

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Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.

●

Estimated Useful Lives and Depreciation of Property and Equipment - Depreciation of property and equipment is dependent upon estimates of useful lives which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

●

Deferred Tax Asset and Valuation Allowance - Deferred tax assets, including those arising from tax loss carry-forwards, requires management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

3.1. CHANGES IN OR ADOPTION OF ACCOUNTING POLICIES

The following accounting pronouncements were recently adopted:

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use (ROU) asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. In July 2018, the FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases and ASU 2018-11, Leases Topic 842 Target improvements, which provides an additional (and optional) transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. In March 2019, the FASB issued ASU 2019-01, Leases (Topic 842) Codification Improvements, which further clarifies the determination of fair value of the underlying asset by lessors that are not manufacturers or dealers and modifies transition disclosure requirements for changes in accounting principles and other technical updates. The Company adopted the standard effective January 1, 2019 using the modified retrospective adoption method which allowed it to initially apply the new standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of accumulated deficit. In connection with the adoption of the new lease pronouncement, the Company recorded a charge to accumulated deficit of $23.

Effects of Adoption

The Company has elected to use the practical expedient package that allows us to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. The Company additionally elected to use the practical expedients that allow lessees to: (1) treat the lease and non-lease components of leases as a single lease component for all of its leases and (2) not recognize on its balance sheet leases with terms less than twelve months.

The Company determines if an arrangement is a lease at inception. The Company leases certain manufacturing facilities, warehouses, offices, machinery and equipment, vehicles and office equipment under operating leases. Under the new standard, operating leases result in the recognition of ROU assets and lease liabilities on the consolidated balance sheet. ROU assets represent our right to use the leased asset for the lease term and lease liabilities represent our obligation to make lease payments. Under the new standard, operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, upon adoption of the new standard, we used our estimated incremental borrowing rate based on the information available, including lease term, as of January 1, 2019 to determine the present value of lease payments. Operating lease ROU assets are adjusted for any lease payments made prior to January 1, 2019 and any lease incentives. Certain of our leases may include options to extend or terminate the original lease term. The Company generally concluded that it is not reasonably certain to exercise these options due primarily to the length of the original lease term and its assessment that economic incentives are not reasonably certain to be realized. Operating lease expense under the new standard is recognized on a straight-line basis over them lease term. Current finance lease obligation consists primarily of the manufacturing and distribution facility lease.

Refer to the Summary of Effects of Lease Accounting Standard Update Adopted in First Quarter of 2019 below for further details.

Leases accounted for under the new standard have initial remaining lease terms of one to seven years. Certain of our lease agreements include rental payments adjusted periodically for inflation. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

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Summary of Effects of Lease Accounting Standard Update Adopted in First Quarter of 2019

The cumulative effects of the changes made to our consolidated balance sheet as of the beginning of the first quarter of 2019 as a result of the adoption of the accounting standard update on leases were as follows:

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

		Effects of adoption of lease accounting
		standard update related to:
(in thousands, $US)	December 31, 2018	Recognition of Operating Leases	Total Effects of Adoption	With effect of least accounting standard update January 1, 2019
Assets
Property and equipment, net	$3,680	$602	$602	$4,282

Liabilities
Current portion of long-term debt	127	117	117	$244
Long-term debt, net	2,884	508	508	$3,392

Equity
Accumulated Deficit	(4,041)	(23)	(23)	$(4,064)

Total	$4,710	$-	$-	$4,710

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” and subsequent amendments to the initial guidance: ASU 2018-19 “Codification Improvements to Topic 326, Financial Instruments-Credit Losses”, ASU 2019-04 “Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments”, ASU 2019-05 “Financial Instruments-Credit Losses”, ASU 2019-11 “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (collectively, Topic 326),ASU 2020-02 Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) and ASU 2020-03 Codification Improvements to Financial Instruments. Topic 326 requires measurement and recognition of expected credit losses for financial assets held. This guidance is effective for the year ended December 31, 2020. The Company believes that the most notable impact of this ASU will relate to its processes around the assessment of the adequacy of its allowance for doubtful accounts on trade accounts receivable and the recognition of credit losses. We continue to monitor the economic implications of the COVID-19 pandemic, however based on current market conditions, the adoption of the ASU did not have a material impact on the consolidated financial statements.

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808), Clarifying the Interaction between Topic 808 and Topic 606. This guidance amended Topic 808 and Topic 606 to clarify that transactions in a collaborative arrangement should be accounted for under Topic 606 when the counterparty is a customer for a distinct good or service (i.e., unit of account). The amendments preclude an entity from presenting consideration from a transaction in a collaborative arrangement as revenue from contracts with customers if the counterparty is not a customer for that transaction. This guidance is effective for the year ended December 31, 2020. The adoption of this guidance did not have a material impact on our Consolidated Financial Statements.

The following accounting pronouncements issued have not yet been adopted:

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This guidance removes certain exceptions to the general principles in Topic 740 and enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020. We are currently evaluating the impact of ASU 2019-12 on our Consolidated Financial Statements, which is effective for the Company in our fiscal year and interim periods beginning on January 1, 2021.

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In January 2020, the FASB issued ASU 2020-01 Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) - Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. This guidance addresses accounting for the transition into and out of the equity method and provides clarification of the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020. We are currently evaluating the impact of ASU 2020-01 on our Consolidated Financial Statements, which is effective for the Company in our fiscal year and interim periods beginning on January 1, 2021.

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). This update amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity and improves and amends the related EPS guidance for both Subtopics. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2021, which means it will be effective for our fiscal year beginning January 1, 2022. Early adoption is permitted. We are currently evaluating the impact of ASU 2020-06 on our Consolidated Financial Statements.

No other recently issued accounting pronouncements had or are expected to have a material impact on our Consolidated Financial Statements.

4. INVENTORY

Inventory was comprised of the following items:

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	December 31,
(in thousands)	2020	2019
Components and finished goods	$4,407	$5,234
Promotional merchandise for resale	586	613
Total Inventory	$4,993	$5,847

5. PROPERTY AND EQUIPMENT

A reconciliation of the beginning and ending balances of property and equipment and accumulated depreciation during the year ended December 31, 2020 is as follows:

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

		Leasehold	Furniture and			Right of Use
(in thousands)	Land	Improvements	Fixtures	Equipment	Vehicles	Assets	Total
Costs
Balance-December 31, 2018	$3,148	$11	$299	$-	$255	$-	$3,712
Additions	568	510	343	920	489	-	2,830
ASU 2016-02 and 2018-10 adoption	-	-	-	-	-	717	717
Disposals/Transfers	-	-	-	-	-	-	-
Balance-December 31, 2019	$3,716	$521	$641	$920	$744	$717	$7,259
Additions	-	89	2	638	-	-	730
Disposals/Transfers	(3,716)	-	-	-	(37)	-	(3,754)
Balance-December 31, 2020	$-	$610	$643	$1,558	$706	$717	$4,235

Accumulated Depreciation
Balance-December 31, 2018	$-	$-	$(25)	$-	$(6)	$-	$(32)
Depreciation	-	(75)	(72)	(94)	(92)	(138)	$(471)
ASU 2016-02 and 2018-10 adoption	-	-	-	-	-	(116)	$(116)
Disposals	-	-	-	-	-	-	$-
Balance-December 31, 2019	$-	$(75)	$(97)	$(94)	$(98)	$(254)	$(619)
Depreciation	-	(190)	(92)	(466)	(150)	(138)	(1,035)
Disposals	-	-	-	-	16	-	16
Balance-December 31, 2020	$-	$(265)	$(189)	$(561)	$(232)	$(392)	$(1,638)

Net Book Value
December 31, 2019	$3,716	$446	$544	$825	$645	$463	$6,640
Balance-December 31, 2020	$-	$346	$454	$997	$474	$325	$2,597

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Depreciation expense of $1,035 and $471 were recorded for the years ended December 31, 2020 and 2019, respectively.

6. INVESTMENTS

In 2018, utilizing $2.8 million in loan financing, the Company invested in land in Santa Ynez, California to be developed to cultivate cannabis in lieu of purchasing the raw material. Due to limited resources, procedural requirements associated with permitting requirements and the time required to develop the site, in 2020 the site was sold resulting in a loss of $652 which is included in other expense as loss on investments in the accompanying Statements of Operations.

In 2019, the Company funded a minority investment in a cannabis-centric lounge and café in West Hollywood, California and began initial investments towards opening operations in Oregon and Washington. Due to restriction on capital availability, the viability of these operations was considered at risk and an impairment charge of $1 million was recorded in 2019 and the investments were abandoned in 2020 resulting in a loss of $1.1 million. The impairment charge and loss on closing the operations are included in other expense as loss on investments in the accompanying Statement of Operations.

In 2020, the company received stock as compensation for accounts receivable due from a customer and in turn sold the stock and recorded a $908 gain on the sale. The gain has been reflected in other expense, net in the accompanying Statement of Operations.

7. DEBT

Debt at December 31, 2020 and 2019 was comprised of the following:

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	December 31,
(in thousands)	2020	2019
Current portion of long-term debt
Vehicle loans(1)	$67	$131
Note payable(3)	2,920	-
Total short-term debt	2,987	131

Long-term debt, net
Vehicle loans(1)	-	11
Note payable(2)	-	2,788
Total long-term debt	-	2,799
Total Indebtedness	$2,987	$2,930

(1) Primarily fixed term loans on transportation vehicles. Weighted average interest rate at December 31, 2020 was 8.3%.

(2) Note payable in connection with farm acquisition. Interest rated at December 31, 2019 was 10%.

(3) Loan agreement with Worth Capital Holdings, net of $80 of deferred financing fees. Interest rate at December 31, 2020 was 15%.

Debt obligations are due in 2021, including the note payable which was paid from proceeds associated with the sale of the Company’s assets. See Note 15.

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8. LEASES

A reconciliation of lease obligations for the year ended December 31, 2020 was comprised of the following:

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

(in thousands)
Lease Liability
December 31, 2019	$508
Lease principal payments	(131)
December 31, 2020	$377

Lease obligation, current portion	$145
Lease obligation, long-term portion	$232

All extension options that are reasonably certain to be exercised have been included in the measurement of lease obligations. The Company reassesses the likelihood of extension option exercise if there is a significant event or change in circumstances within its control.

The components of lease expense for the year ended December 31, 2020 were as follows:

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

Year Ended December 31,
(in thousands)	2020
Amortization of leased assets(1)	$139
Interest on lease liabilities(2)	27
Total	$166

(1) Included in general and administrative expenses in the consolidated statement of operations.
(2) Included in interest expense in the consolidated statement of operations.

The key assumptions used in accounting for leases as of December 31, 2020 were a weighted average remaining lease term of 2.4 years and a weighted average discount rate of 6.0%.

The future lease payments with initial remaining terms in excess of one year as of December 31, 2020 were as follows:

(in thousands)	December 31, 2020
1 - 3 years	$377

9. INCOME TAXES

Coronavirus Aid, Relief and Economic Security Act

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act) was enacted and signed into law in response to the market volatility and instability resulting from the COVID-19 pandemic. It includes a significant number of tax provisions and lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (the 2017 Act). The changes are mainly related to: (1) the business interest expense disallowance rules for 2019 and 2020; (2) net operating loss rules; (3) charitable contribution limitations; (4) employee retention credit; and (5) the realization of corporate alternative minimum tax credits.

The Company continues to assess the impact and future implications of these provisions; however, it does not anticipate any amounts that could give rise to a material impact to the overall consolidated financial statements.

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The provision for income tax expense for the years ended December 31, 2020 and 2019 consisted of the following:

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

Years Ended December 31,
(in thousands)	2020	2019
Current
Federal	$-	$-
State	-	-
Total Current	-	-

Deferred tax expense (benefit)
Federal	5,275	5,219
State	4,823	3,011
Total deferred tax benefit	10,098	8,229

Valuation allowance	(10,098)	(8,229)

Income tax expense	$-	$-

As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E, under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.

In December 2017, the United States (“U.S.”) Congress passed and the President signed referred to as the 2017 Tax Act, which contains many significant changes to the U.S. tax laws, including, but not limited to, reducing the U.S. federal corporate tax rate from 35% to 21% and utilization limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017 to 80% of taxable income with an indefinite carryforward period. As the Company has a full valuation allowance against its U.S. deferred tax assets, the revaluation of net deferred tax assets resulting from the reduction in the U.S. federal corporate income tax rate did not impact the Company’s effective tax rate. Additional guidance may be issued by the U.S. Treasury Department, the Internal Revenue Service (“IRS”), or other standard-setting bodies, which may result in adjustments to the amounts recorded, including the valuation allowance. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2020 and 2019, are as follows:

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

Years Ended December 31,
(in thousands)	2020	2019
Deferred tax assets
Net operating loss carryforwards	$9,985	$8,229
Accruals and reserves	-	-
Depreciation	-	-
Other	-	-
Valuation allowance	(9,985)	(8,229)
Total deferred tax assets	-	-

Accruals and reserves	-	-
Total deferred tax liabilities	-	-

Net deferred tax liabilities	$-	$-

F-55

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative losses incurred through the year ended December 31, 2020. Such objective evidence limits the ability to consider other subjective evidence, such as the Company’s projections for future growth. On the basis of this evaluation, the Company has determined that it is more likely than not that the Company will not recognize the benefits of the federal and state net deferred tax assets, and, as a result, a full valuation allowance totaling $10.0 million and $8.2 million has been recorded against its net deferred tax assets as of December 31, 2020 and 2019. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as our projections for growth.

As of December 31, 2020 and 2019, the Company had federal net operating loss (“NOL”) carryforwards of approximately $24.6 million and $24.9 million respectively. The Company had state NOL carryforwards of approximately $37.1 million and $23.2 million. Utilization of some of the federal and state NOL carryforwards to reduce future income taxes will depend on the Company’s ability to generate sufficient taxable income prior to the expiration of the carryforwards. Under the provisions of the Internal Revenue Code, the NOLs and tax credit carryforwards are subject to review and possible adjustment by the IRS and state tax authorities. NOLs and tax credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant stockholders over a three-year period in excess of 50%, as defined under Sections 382 and 383 of the Internal Revenue Code, as well as similar state provisions. This could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. The Company has not performed a comprehensive Section 382 study to determine any potential loss limitation with regard to the NOL carryforwards and tax credits. Any limitations would not impact the results of the Company’s operations and cash flows because the Company has recorded a valuation allowance against its net deferred tax assets.

The Company recognizes the impact of a tax position in the financial statements if that position is more likely than not of being sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position. As of December 31, 2020 and 2019, the Company had no unrecognized tax benefits.

The Company recognizes interest and penalties related to income tax matters in income tax expense. As of December 31, 2020 and 2019, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company is subject to examination for its US federal and state jurisdictions for each year in which a tax return was filed, due to the existence of NOL carryforwards. These tax filings in major U.S. jurisdictions are open to examination by tax authorities, such as the IRS from 2016 forward and by tax authorities in various US states from 2016 forward.

10. FAIR VALUE MEASUREMENTS

Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. An asset’s or liability’s level is based on the lowest level of input that is significant to the fair value measurement. Assets and liabilities carried at fair value are valued and disclosed in one of the following three levels of the valuation hierarchy:

Level 1:	Quoted market prices in active markets for identical assets or liabilities.

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:	Unobservable inputs reflecting the reporting entity’s own assumptions.

At December 31, 2020 and 2019, the carrying value of cash and cash equivalents, accounts receivable, prepaid expense and other current assets, accounts payable and other current liabilities approximate fair value due to the short-term nature of such instruments.

The carrying value of the Company’s debt approximates fair value based on current market rates (Level 2).

Nonrecurring fair value measurements

The Company uses fair value measures when determining assets and liabilities acquired in an acquisition as described in Note 5 which are considered a Level 3 measurement.

F-56

11. COMMITMENTS AND CONTINGENCIES

Commitments

No significant commitments were outstanding at December 31, 2020.

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. In 2019, state regulatory agencies filed a complaint against the Company alleging the Company was engaged in unlicensed cannabis activity. While not admitting to any allegations, in 2020 the Company agreed to a settlement in which it paid $546 in fees and expenses and agreed to engage a cannabis compliance coordinator for a period of five years to monitor compliance with local and state regulations. The settlement expense is included in other expense, net in the accompanying Statement of Operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation as of December 31, 2020, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. In 2020, the Company reached a settlement with a landlord over a dispute relating to a facility lease. As a result of the settlement, the lease was terminated and the Company agreed to a payment of fees and expenses amounting to $518, which has been included in other expense, net in the accompanying Statement of Operations. In November 2019, a putative class action captioned Guzman v. The Hacienda Company, LLC was filed asserting claims against Hacienda and individual and unnamed Doe defendants for alleged wage and hour violations, unfair competition and private attorney general claims. In February 2020, a second putative class action captioned Kincey v. Lowell Farms, LLC was filed asserting claims against a subsidiary of Hacienda and unnamed Doe defendants for alleged wage and hour violations and unfair competition general claims. The named plaintiff in the Guzman action and Hacienda have entered into a proposed settlement establishing a gross settlement fund of $1.2 million based on assumptions set forth in the proposed settlement. If approved by the court before which the Guzman action is pending, the Company believes that the settlement will encompass claims in both the Guzman and Kincey actions. The claims in the Guzman and Kincey actions are non-assumed liabilities under the acquisition described in Note 15 - Subsequent Events for which Lowell Farms Inc. is indemnified.

12. GENERAL AND ADMINISTRATIVE EXPENSES

For the years ended December 31, 2020 and 2019, general and administrative expenses were comprised of:

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

Years Ended December 31,
(in thousands)	2020	2019
Salaries and benefits	$2,656	$3,169
Professional fees	1,744	1,593
Facility expenses	700	540
Depreciation	239	333
Supplies	252	685
Administrative	2,673	2,830
Total general and administrative expenses	$8,264	$9,151

13. RELATED-PARTY TRANSACTIONS

Transactions with related parties are entered into in the normal course of business and are measured at the amount established and agreed to by the parties.

F-57

14. SEGMENT INFORMATION

The Company’s operations are comprised of a single reporting operating segment engaged in the production and sale of cannabis products in the United States. As the operations comprise a single reporting segment, amounts disclosed in the financial statements also represent a single reporting segment.

15. SUBSEQUENT EVENTS

On February 25, 2021, the Company announced the sale of substantially all of the assets of the Company, including the Lowell Herb Co. and Lowell Smokes trademark brands, product portfolio, and production assets to Indus Holdings, Inc. The transaction was valued at approximately $39 million, comprised of $4.1 million in cash and the issuance of 22,643,678 subordinate voting shares of Indus Holdings, Inc.

The Company has evaluated subsequent events through April 26, 2021, the date the financial statements were available to be issued.

F-58

LOWELL FARMS INC. AND THE HACIENDA COMPANY, LLC

INTRODUCTION TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and The Hacienda Company, LLC historical consolidated financial statements as adjusted to give effect to the February 25, 2021 acquisition of substantially all of the assets of the Lowell Herb Co. and Lowell Smokes trademark brands, product portfolio, and production assets. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2020 and 2019 give effect to the asset acquisition as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheets as of December 31, 2020 and 2019 give effect to the acquisition as if it had occurred on January 1, 2019.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operation of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

F-59

LOWELL FARMS INC. AND THE HACIENDA COMPANY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	December 31, 2020
(in thousands)	Lowell Farms Inc.	The Hacienda Company, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$25,751	$2,602	$(2,602)	(a)	$25,751
Accounts receivable-net	4,529	1,190	-		5,719
Inventory	9,933	4,993	-		14,926
Prepaid expenses and other current assets	6,391	234	(234)	(a)	6,391
Total current assets	46,604	9,019	(2,836)		52,787
Long-term investments	202	-			202
Property and equipment, net	49,243	2,597	(2,341)	(a)	49,499
Intangible assets, net	1,093	-	30,569	(b),(c)	31,662
Other assets	274	110	(110)	(a)	274

Total assets	$97,416	$11,726	$25,282		$134,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,137	$2,413	$(2,230)	(a)	$2,320
Accrued payroll and benefits	1,212	96	(96)	(a)	1,212
Notes payable, current portion	1,213	2,987	(2,920)	(a)	1,280
Lease obligation, current portion	2,301	145	-		2,446
Other current liabilities	8,860	166	(166)	(a)	8,860
Total current liabilities	15,723	5,807	(5,412)		16,118
Notes payable	303	-	-		303
Lease obligation	36,533	232	-		36,765
Convertible debentures	13,701	-	-		13,701
Other long-term liabilities	-	-	-		-
Total liabilities	66,260	6,039	(5,412)		66,887

STOCKHOLDERS’ EQUITY
Share capital	125,540	45,728	(11,370)	(a),(b)	159,898
Accumulated deficit	(94,384)	(40,041)	42,064	(a),(c)	(92,361)
Total stockholders’ equity	31,156	5,687	30,694		67,537

Total liabilities and stockholders’ equity	$97,416	$11,726	$25,282		$134,424

F-60

LOWELL FARMS INC. AND THE HACIENDA COMPANY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	December 31, 2019
(in thousands)	Lowell Farms Inc.	The Hacienda Company, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,344	$12,037	$(12,037)	(a)	$1,344
Accounts receivable-net	6,890	2,998	-		9,888
Inventory	10,418	5,847	-		16,265
Prepaid expenses and other current assets	2,729	278	(278)	(a)	2,729
Total current assets	21,381	21,160	(12,315)		30,226
Long-term investments	397	1,083	(1,083)	(a)	397
Property and equipment, net	42,972	6,640	(6,384)	(a)	43,228
Other intangibles, net	1,510	-	28,099	(b),(c)	29,609
Other assets	2,274	144	(144)	(a)	2,274

Total assets	$68,534	$29,027	$8,173		$105,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,704	$4,115	$(3,932)	(b)	$4,887
Accrued payroll and benefits	531	285	(285)	(b)	531
Notes payable, current portion	135	131	-		266
Lease obligation, current portion	2,325	131	-		2,456
Other current liabilities	4,356	26	(26)	(b)	4,356
Total current liabilities	12,051	4,688	(4,243)		12,496
Notes payable	371	2,799	(2,788)	(b)	382
Lease obligation	31,480	377	-		31,857
Convertible debentures	-	-	-		-
Other long-term liabilities	946	-	-		946
Total liabilities	44,848	7,864	(7,031)		45,681

STOCKHOLDERS’ EQUITY
Share capital	96,160	47,267	(12,909)	(a),(b)	130,518
Accumulated deficit	(72,474)	(26,104)	28,113	(a),(c)	(70,465)
Total stockholders’ equity	23,686	21,163	15,204		60,053

Total liabilities and stockholders’ equity	$68,534	$29,027	$8,173		$105,734

F-61

LOWELL FARMS INC. AND THE HACIENDA COMPANY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	For the Year Ended December 31, 2020
(in thousands)	Lowell Farms Inc.	The Hacienda Company, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenue	$42,618	$14,895	$-		$57,513
Cost of goods sold	40,413	14,626	-		55,039
Gross profit/(loss)	2,205	269	-		2,474

Operating expenses
General and administrative	11,762	8,264	-		20,026
Sales and marketing	5,169	1,895	-		7,064
Depreciation and amortization	1,082	1,800	-		2,882
Total operating expenses	18,013	11,959	-		29,972

Loss from operations	(15,808)	(11,690)	-		(27,498)

Other income/(expense)
Other income/(expense)	1,486	(190)	-		1,296
Loss on termination of investment, net	(4,201)	(1,735)	1,735	(c)	(4,201)
Unrealized gain/(loss) on change in fair value of investment	168	-	-		168
Gain/(Loss) on foreign currency	-	-	-		-
Interest expense	(3,331)	(322)	288	(c)	(3,365)
Total other income/(expense)	(5,878)	(2,247)	2,023		(6,102)

Loss before provision for income taxes	(21,686)	(13,937)	2,023		(33,600)
Provision for income taxes	224	-	-		-

Net loss	$(21,910)	$(13,937)	$2,023		$(33,600)

Net loss per share - basic and diluted	$(0.65)				$(0.59)

Weighted average shares outstanding - basic and diluted	33,940				56,584

F-62

LOWELL FARMS INC. AND THE HACIENDA COMPANY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	For the Year Ended December 31, 2019
(in thousands, except per share amounts)	Lowell Farms Inc.	The Hacienda Company, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenue	$37,045	$20,765	$-		$57,810
Cost of goods sold	47,790	25,411	-		73,201
Gross profit/(loss)	(10,745)	(4,646)	-		(15,391)

Operating expenses
General and administrative	25,814	9,151	-		34,965
Sales and marketing	8,029	4,008	-		12,037
Depreciation and amortization	993	2,182	-		3,175
Total operating expenses	34,836	15,341	-		50,177

Loss from operations	(45,581)	(19,987)	-		(65,568)

Other income/(expense)
Other income/(expense)	95	(9)	-		86
Loss on termination of investment, net	-	(1,000)	1,000	(c)	-
Unrealized gain/(loss) on change in fair value of investment	(2,250)	-	-		(2,250)
Gain/(Loss) on foreign currency	159	-	-		159
Interest expense	(2,152)	(1,044)	1,009	(c)	(2,187)
Total other income/(expense)	(4,148)	(2,053)	2,009		(4,192)

Loss before provision for income taxes	(49,729)	(22,040)	2,009		(69,760)
Provision for income taxes	205	-	-		205

Net loss	$(49,934)	$(22,040)	$2,009		$(69,965)

Net loss per share - basic and diluted	$(1.59)				$(1.30)

Weighted average shares outstanding - basic and diluted	31,379				54,023

F-63

LOWELL FARMS INC. AND THE HACIENDA COMPANY, LLC

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Lowell Farms Inc. (the “Company”) and The Hacienda Company, LLC historical consolidated and combined financial statements as adjusted to give effect to the acquisition of substantially all of the assets of the Lowell Herb Co. and Lowell Smokes trademark brands, product portfolio, and production assets. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2020 and 2019 give effect to the asset acquisition as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheets as of December 31, 2020 and 2019 give effect to the acquisition as if it had occurred on January 1, 2019.

2. Purchase price allocation

On February 25, 2021, the Company acquired substantially all of the assets of The Hacienda Company, LLC for total consideration of approximately $41 million.

The following table shows the allocation of the purchase price to the acquired identifiable assets and assumed liabilities:

(in thousands)
Accounts receivable	$1,312
Inventory	3,300
Property and equipment	256
Right-of-use asset	549
Brands and tradenames	36,298
Liabilities assumed	(732)
Total Purchase Price, net	$40,983

3. Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet -

(a)	Reflects the fair value adjustment of $36.3 million for the net assets acquired in the acquisition.

(b)	Reflects the fair value of equity issued in connection with the net asset purchase and the elimination of The Hacienda Company member equity not acquired

(c)	Reflects the fair value impact on brand and tradename intangible acquired as a result of adjustments to the condensed combined statements of operations

Adjustments to the pro forma condensed statement of operations -

(c)1. Reflects the elimination of the impact of investments not acquired and the associated interest on investment debt.

Pro forma per share information reflects 22,643,678 shares issued in conjunction with the asset acquisition.

The brand and tradename intangible acquired is deemed to have an indefinite life and as such, no amortization has been reflected in the pro forma adjustments. The property and equipment acquired have a fair market value approximating the net book value of such assets, and as a result, no incremental depreciation adjustment is reflected in the pro forma condensed combined financial statements.

F-64

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

Lowell Farms Inc. is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis.

The following unaudited pro forma condensed combined balance sheet as of November 30, 2020 combines the audited historical consolidated balance sheet of Lowell Farms as of December 31, 2020 with the audited historical consolidated balance sheet of Indus as of November 30, 2020, giving effect to the Mergers as if they had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the year ended November 30, 2020 combines the audited historical consolidated statement of income of Lowell Farms for the year ended December 31, 2020 with the audited historical consolidated statement of operations of Indus for the year ended November 30, 2020, giving effect to the Mergers as if they had occurred on December 1, 2019.

The historical financial information of Lowell Farms was derived from the audited consolidated financial statements of Lowell Farms for the year ended December 31, 2020 and 2019, included as an Exhibit in this Form S-1. The historical financial information of Indus was derived from the audited consolidated financial statements of Indus for the years ended November 30, 2020 and 2019, included in the proxy statement/prospectus/information statement filed with the Securities and Exchange Commission in March 2021. This information should be read together with Lowell Farms’ audited and unaudited financial statements and related notes, “Lowell Farms’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this Form S-1.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Mergers, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Mergers.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Lowell Farms and Indus have not had any historical relationship prior to the Mergers. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

PF-1

LOWELL FARMS INC. AND THE HACIENDA COMPANY, LLC

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	December 31, 2020
(in thousands)	Lowell Farms Inc.	The Hacienda Company, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$25,751	$2,602	$(2,602)	(a)	$25,751
Accounts Receivable-net	4,529	1,190	-		5,719
Inventory	9,933	4,993	-		14,926
Prepaid expenses and other current assets	6,391	234	(234)	(a)	6,391
Total current assets	46,604	9,019	(2,836)		52,787
Long-term investments	202	-			202
Property and equipment, net	49,243	2,597	(2,341)	(a)	49,499
Intangible Assets, net	1,093	-	30,569	(b),(c)	31,662
Other assets	274	110	(110)	(a)	274

Total assets	$97,416	$11,726	$25,282		$134,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,137	$2,413	$(2,230)	(a)	$2,320
Accrued payroll and benefits	1,212	96	(96)	(a)	1,212
Notes payable, current portion	1,213	2,987	(2,920)	(a)	1,280
Lease obligation, current portion	2,301	145	-		2,446
Other current liabilities	8,860	166	(166)	(a)	8,860
Total current liabilities	15,723	5,807	(5,412)		16,118
Notes payable	303	-	-		303
Lease obligation	36,533	232	-		36,765
Convertible debentures	13,701	-	-		13,701
Other long-term liabilities	-	-	-		-
Total liabilities	66,260	6,039	(5,412)		66,887

STOCKHOLDERS’ EQUITY
Share capital	125,540	45,728	(11,370)	(a),(b)	159,898
Accumulated deficit	(94,384)	(40,041)	42,064	(a),(c)	(92,361)
Total stockholders’ equity	31,156	5,687	30,694		67,537

Total liabilities and stockholders’ equity	$97,416	$11,726	$25,282		$134,424

PF-2

LOWELL FARMS INC. AND THE HACIENDA COMPANY, LLC

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	December 31, 2019
(in thousands)	Lowell Farms Inc.	The Hacienda Company, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,344	$12,037	$(12,037)	(a)	$1,344
Accounts Receivable-net	6,890	2,998	-		9,888
Inventory	10,418	5,847	-		16,265
Prepaid expenses and other current assets	2,729	278	(278)	(a)	2,729
Total current assets	21,381	21,160	(12,315)		30,226
Long-term investments	397	1,083	(1,083)	(a)	397
Property and equipment, net	42,972	6,640	(6,384)	(a)	43,228
Other intangibles, net	1,510	-	28,099	(b),(c)	29,609
Other assets	2,274	144	(144)	(a)	2,274

Total assets	$68,534	$29,027	$8,173		$105,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,704	$4,115	$(3,932)	(b)	$4,887
Accrued payroll and benefits	531	285	(285)	(b)	531
Notes payable, current portion	135	131	-		266
Lease obligation, current portion	2,325	131	-		2,456
Other current liabilities	4,356	26	(26)	(b)	4,356
Total current liabilities	12,051	4,688	(4,243)		12,496
Notes payable	371	2,799	(2,788)	(b)	382
Lease obligation	31,480	377	-		31,857
Convertible debentures	-	-	-		-
Other long-term liabilities	946	-	-		946
Total liabilities	44,848	7,864	(7,031)		45,681

STOCKHOLDERS’ EQUITY
Share capital	96,160	47,267	(12,909)	(a),(b)	130,518
Accumulated deficit	(72,474)	(26,104)	28,113	(a),(c)	(70,465)
Total stockholders’ equity	23,686	21,163	15,204		60,053

Total liabilities and stockholders’ equity	$68,534	$29,027	$8,173		$105,734

PF-3

LOWELL FARMS INC. AND THE HACIENDA COMPANY, LLC

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	For the Year Ended December 31, 2020
(in thousands)	Lowell Farms Inc.	The Hacienda Company, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenue	$42,618	$14,895	$-		$57,513
Cost of goods sold	40,413	14,626	-		55,039
Gross profit/(loss)	2,205	269	-		2,474

Operating expenses
General and administrative	11,762	8,264	-		20,026
Sales and marketing	5,169	1,895	-		7,064
Depreciation and amortization	1,082	1,800	-		2,882
Total operating expenses	18,013	11,959	-		29,972

Loss from operations	(15,808)	(11,690)	-		(27,498)

Other income/(expense)
Other income/(expense)	1,486	(190)	-		1,296
Loss on termination of investment, net	(4,201)	(1,735)	1,735	(c)	(4,201)
Unrealized gain/(loss) on change in fair value of investment	168	-	-		168
Gain/(Loss) on foreign currency	-	-	-		-
Interest expense	(3,331)	(322)	288	(c)	(3,365)
Total other income/(expense)	(5,878)	(2,247)	2,023		(6,102)

Loss before provision for income taxes	(21,686)	(13,937)	2,023		(33,600)
Provision for income taxes	224	-	-		-

Net loss	$(21,910)	$(13,937)	$2,023		$(33,600)

Net loss per share - basic and diluted	$(0.65)				$(0.59)

Weighted average shares outstanding - basic and diluted	33,940				56,584

PF-4

LOWELL FARMS INC. AND THE HACIENDA COMPANY, LLC

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	For the Year Ended December 31, 2019
(in thousands, except per share amounts)	Lowell Farms Inc.	The Hacienda Company, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenue	$37,045	$20,765	$-		$57,810
Cost of goods sold	47,790	25,411	-		73,201
Gross profit/(loss)	(10,745)	(4,646)	-		(15,391)

Operating expenses
General and administrative	25,814	9,151	-		34,965
Sales and marketing	8,029	4,008	-		12,037
Depreciation and amortization	993	2,182	-		3,175
Total operating expenses	34,836	15,341	-		50,177

Loss from operations	(45,581)	(19,987)	-		(65,568)

Other income/(expense)
Other income/(expense)	95	(9)	-		86
Loss on termination of investment, net	-	(1,000)	1,000	(c)	-
Unrealized gain/(loss) on change in fair value of investment	(2,250)	-	-		(2,250)
Gain/(Loss) on foreign currency	159	-	-		159
Interest expense	(2,152)	(1,044)	1,009	(c)	(2,187)
Total other income/(expense)	(4,148)	(2,053)	2,009		(4,192)

Loss before provision for income taxes	(49,729)	(22,040)	2,009		(69,760)
Provision for income taxes	205	-	-		205

Net loss	$(49,934)	$(22,040)	$2,009		$(69,965)

Net loss per share - basic and diluted	$(1.59)				$(1.30)

Weighted average shares outstanding - basic and diluted	31,379				54,023

PF-5

LOWELL FARMS INC. AND THE HACIENDA COMPANY, LLC

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Lowell Farms Inc. (the “Company”) and The Hacienda Company, LLC historical consolidated and combined financial statements as adjusted to give effect to the acquisition of substantially all of the assets of the Lowell Herb Co. and Lowell Smokes trademark brands, product portfolio, and production assets. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2020 and 2019 give effect to the asset acquisition as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheets as of December 31, 2020 and 2019 give effect to the acquisition as if it had occurred on January 1, 2019.

2. Purchase price allocation

On February 25, 2021, the Company acquired substantially all of the assets of The Hacienda Company, LLC for total consideration of approximately $41 million.

The following table shows the allocation of the purchase price to the acquired identifiable assets and assumed liabilities:

(in thousands)
Accounts receivable	$1,312
Inventory	3,300
Property and equipment	256
Right-of-use asset	549
Brands and tradenames	36,298
Liabilities assumed	(732)
Total Purchase Price, net	$40,983

3. Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet -

(a)	Reflects the fair value adjustment of $36.3 million for the net assets acquired in the acquisition.

(b)	Reflects the fair value of equity issued in connection with the net asset purchase and the elimination of The Hacienda Company member equity not acquired

(c)	Reflects the fair value impact on brand and tradename intangible acquired as a result of adjustments to the condensed combined statements of operations

Adjustments to the pro forma condensed statement of operations -

(c)1. Reflects the elimination of the impact of investments not acquired and the associated interest on investment debt.

Pro forma per share information reflects 22,643,678 shares issued in conjunction with the asset acquisition.

The brand and tradename intangible acquired is deemed to have an indefinite life and as such, no amortization has been reflected in the pro forma adjustments. The property and equipment acquired have a fair market value approximating the net book value of such assets, and as a result, no incremental depreciation adjustment is reflected in the pro forma condensed combined financial statements.

PF-6

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the registration fee.

SEC registration fee	$1,090.66
Legal fees and expenses	$50,000
Accounting fees and expenses	$25,000
Miscellaneous expenses	$5,000
Total	$81,090.66

Item 14. Indemnification of Directors and Officers

Section 160 of the Business Corporations Act (British Columbia) (“BCBCA”) provides that a company may do one or both of the following:

(a)	indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable; and

(b)

after the final disposition of an eligible proceeding (as defined below), pay the expenses (which includes costs, charges and expenses (including legal and other fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party: (i) has not been reimbursed for those expenses; and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses, actually and reasonably incurred by an eligible party, as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purposes of the applicable division of the BCBCA, an “eligible party,” in relation to a company, means an individual who:

(a)	is or was a director or officer of the company;

(b)	is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the company, or at the request of the company; or

(c)

at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An “eligible penalty” under the BCBCA means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

“Expenses” include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

II-1

An “associated corporation” means a corporation or entity referred to in paragraph (b) or (c) of the definition of “eligible party” above.

Notwithstanding the foregoing, the BCBCA prohibits a company from indemnifying an eligible party or paying the expenses of an eligible party if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interest of the company or the associated corporation, as the case may be; or

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or an associated corporation, the company must not indemnify the eligible party or pay or advance the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, section 164 of the BCBCA provides that, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a)	order a company to indemnify an eligible party against any liabilities incurred by the eligible party in respect of an eligible proceeding;

(b)	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(d)	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under section 164; or

(e)	make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

The Company’s articles provide that the Company must, subject to the BCBCA, indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding to the fullest extent permitted by the BCBCA. The Company’s articles provides that each director and officer is deemed to have contracted with the Company on the terms of this indemnity provision.

The Company’s articles define “eligible penalty” to mean a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

“Eligible proceeding” under the Company’s articles means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or an officer or former officer of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of the Company (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty, or fine in, or expenses related to, the proceeding.

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“Expenses” under the Company’s articles has the meaning set out in the BCBCA.

The Company’s articles further provide that the Company may, subject to any restrictions in the BCBCA, indemnify any person, including directors, officers, employees, agents and representatives of the Company, and that the failure of a director or officer of the Company to comply with the BCBCA or the Company’s articles does not invalidate any indemnity to which he or she is entitled under the Company’s articles.

The Company is authorized by its articles to purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (a) is or was a director, officer, employee or agent of the Company; (b) is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company; (c) at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (d) at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by the Company in connection with the RTO and subsequently:

●

On April 2, 2019, 2670995 Ontario Inc. (“Finco”), a special purpose finance entity organized in connection with the RTO, issued $40,000,000 in subscription receipts to investors, the net proceeds of which were placed in escrow and released to the Company upon the exchange of the Finco subscription receipts for Subordinate Voting Shares, in connection with the closing of the RTO. The Finco subscription receipts and such Subordinate Voting Shares, and the issuance of options for the purchase of 197,533 Subordinate Voting Shares to the financial advisers in the offering, were deemed to be exempt from registration under the Securities Act in reliance on Rule 903 of Regulation S with respect to investors who were not U.S. Persons (within the meaning of Rule 902 of Regulation S). The Finco subscription receipts and such Subordinate Voting Shares were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering with respect to investors who were U.S. Persons.

●

On January 8, 2020, the Company raised $1,500,000 through the issuance of a secured promissory note (the “January Bridge Note”). The issuance of the January Bridge Note was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 under Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

●

On March 13, 2020, the Company raised $2,300,000 through the issuance of a convertible debt instrument and simultaneously amended and restated the January Bridge Note in the principal amount of $1,620,550 including capitalized interest. The issuance of the convertible debt instrument and the amended and restated January Bridge Note were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering.

●

From April 13 through May 22, 2020, the Company raised $16,075,738 through the Convertible Debenture Offering. The debentures issued in the Convertible Debenture Offering are convertible into Subordinate Voting Shares at a conversion price of $0.20 per share and were accompanied by warrants exercisable for a number of Subordinate Voting Shares equal to the number of Subordinate Voting Shares issuable upon conversion of the corresponding debenture at $0.28 per share. The Convertible Debenture Offering was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 under Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

●

On December 21, 2020, the Company announced the closing of an offering of 23,000,000 Units at an offering price of CDN$1.50 per Unit, for aggregate gross proceeds of CDN$34,500,000. Each Unit consisted of one Subordinate Share and one-half of one warrant (with each whole warrant exercisable to purchase one Subordinate Voting Share for CDN$2.20 per share). The Unit offering, and the issuance of options for the purchase of 1,105,140 Units to the underwriters in the Unit offering, were deemed to be exempt from registration under the Securities Act in reliance on Rule 903 of Regulation S with respect to investors who were not U.S. Persons (within the meaning of Rule 902 of Regulation S). The Unit offering was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 under Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering with respect to investors who were U.S. Persons.

II-3

●

On February 25, 2021, the Company completed the Lowell Acquisition and issued an aggregate of 22,643,678 Subordinate Voting Shares as partial consideration for the acquired assets and business. The issuance of such shares was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 under Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

●

On June 29, 2021, the Company completed the acquisition of real property and related assets of a cannabis drying and midstream processing facility located in Monteray County and issued an aggregate of 7,997,520 Subordinate Voting Shares as partial consideration for the acquisition. The issuance of such shares was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 under Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

●

On August 30, 2021, the Company completed the PIPE transaction. The offering and issuance of the Units, their components and underlying securities in the PIPE transaction were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 under Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

●

From and after the date of the RTO, the Company has granted stock options to purchase an aggregate of 5,730,750 Subordinate Voting Shares at exercise prices ranging from $0.35 to $ 6.07 per share to employees, consultants and directors under the Company’s 2019 Stock Incentive Plan. From and after the date of the RTO, options to purchase 93,750 shares have been exercised for cash consideration in the aggregate amount of $95,381, options to purchase 901,500 shares have been cancelled without being exercised, and options to purchase 7,728,750 shares (including 922,000 options granted pursuant to the 2016 plan and assumed in the RTO) remain outstanding. In addition, the Company has during such period granted an aggregate of 3,051,366 restricted stock units under the 2019 Stock Incentive Plan, of which 1,292,616 units have vested, 143,750 units have been cancelled prior to vesting, and 1,615,000 units are unvested and remain outstanding. Offers, sales and issuances of the foregoing securities were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were employees, directors, or bona fide consultants of the Company and received the securities under the Company’s equity incentive plans. Each of the recipients of securities in these transactions had adequate access, through employment, business, or other relationships, to information about the Company.

II-4

Item 16. Exhibits and Financial Statement Schedules

The exhibits listed on the Index to Exhibits of this Registration Statement are either filed with the Registration Statement or are incorporated by reference to other filings.

(a) Exhibits

The following documents are included as exhibits to this report.

Exhibit No.	Exhibit Description
2.1	Business Combination Agreement, dated March 29, 2019 between Mezzotin Minerals Inc., Indus Holding Company, 2670995 Ontario Inc. and 2670764 Ontario Inc. (1)
3.1	Articles of Incorporation of Indus Holdings, Inc. (1)
3.2	Certificate of Name Change of Indus Holdings, Inc. to Lowell Farms Inc., dated March 1, 2021. (1)
3.3	Notice of Articles of Lowell Farms Inc. (1)
4.1	Form of Convertible Debenture. (1)
5.1	Opinion of Cassels Brock & Blackwell LLP. (2)
9.1	Voting Agreement, dated as of April 10, 2020, by and among Indus Holdings, Inc., holders of senior secured convertible debentures and Robert Weakley. (1)
9.2	Letter Agreement, dated April 10, 2020, among Indus Holdings, Inc., Edible Management, LLC and Robert Weakley. (1)
10.1	Lease Agreement, dated April 1, 2017, between Tinhouse, LLC and Cypress Holding Company, LLC. (1)
10.2	Amended and Restated Support Agreement, dated as of April 10, 2020, between Indus Holdings, Inc. and Indus Holding Company. (1)
10.3	Investment Agreement, dated as of April 26, 2019, among Indus Holdings, Inc., and Robert Weakley. (1)
10.4	Debenture and Warrant Purchase Agreement, dated as of April 10, 2020, by and among Indus Holding Company, Indus Holdings, Inc. and certain purchasers listed on Schedule I thereto. (1)
10.5	Form of April 2020 Warrant. (1)
10.6	Warrant Indenture, dated December 21, 2020, between Indus Holdings, Inc. and Odyssey Trust Company. (1)
10.7	Employment Agreement, entered into as of July 1, 2020, by and between Edible Management, LLC and Mark Ainsworth. (1) (3)
10.8	Employment Agreement, entered into as of November 10, 2020, by and between Edible Management, LLC and Brian Shure. (1) (3)
10.9

Asset Purchase Agreement, dated as of February 25, 2021, by and among The Hacienda Company, LLC, Brand New Concepts, LLC, LFCO, LLC, Lowell Farms LLC, LFHMP, LLC, LFLC, LLC, Indus LF LLC and Indus Holdings, Inc. (1)

10.10	Indus Holding Company 2016 Stock Incentive Plan (1) (3)
10.11	Indus Holdings, Inc. 2019 Stock and Incentive Plan (1) (3)
10.12	Purchase Agreement dated as of June 29, 2021, among Lowell SR LLC, Lowell Farms Inc., Michael Gregory, C Quadrant LLC, AMAG Holdings LLC and Michael Gregory, as representative.(4)
10.13	Loan Agreement dated as of June 29, 2021 between Viridescent Realty Trust, Inc. and Lowell SR LLC.(4)
10.14	Form of PIPE Subscription Agreement. (5)
10.15	Form of PIPE Warrant. (5)
10.16	Employment Agreement, entered into as of August 16, 2021, by and between Lowell Farms Inc. and Jenny Montenegro. (3)(6)
21.1	Subsidiaries of Lowell Farms Inc. (1)
23.1	Consent of GreenGrowth CPAs (2)
23.2	Consent of GreenGrowth CPAs (2)
23.3	Consent of Cassels Brock & Blackwell LLP (included with Exhibit 5.1)
107	Filling Fee Table.

(1)	Incorporated by reference from the Form 10 filed on March 9, 2021, as amended.

(2)	Filed herewith.

(3)	Management compensatory plan or arrangement.

(4)	Incorporated by reference from the Form 8-K filed on July 6, 2021.

(5)	Incorporated by reference from the Form 8-K filed on September 3, 2021.

(6)	Incorporated by reference from the Annual Report on Form 10-K filed on March 31, 2022.

(b) Financial Statement Schedules

1. The pro forma Financial information beginning on page PF-1 are part of this registration statement.

2. Financial statement schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salinas, State of California, on the 6 day of July, 2022.

LOWELL FARMS INC.

By:	/s/ Mark Ainsworth
Mark Ainsworth
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Ainsworth and Brian Shure, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Ainsworth*	Chairman	July 6, 2022
George Allen

/s/ Mark Ainsworth	Chief Executive Officer and Director	July 6, 2022
Mark Ainsworth	(Principal Executive Officer)

/s/ Mark Ainsworth*	Chief Financial Officer and Director	July 6, 2022
Brian Shure	(Principal Financial and Accounting Officer)

/s/ Mark Ainsworth*	Director	July 6, 2022
William Anton

/s/ Mark Ainsworth*	Director	July 6, 2022
Bruce Gates

/s/ Mark Ainsworth*	Director	July 6, 2022
Stephanie Harkness

/s/ Jeff Monat	Director	July 6, 2022
Jeff Monat

* By:	/s/ Mark Ainsworth
Name:	Mark Ainsworth
Attorney-In-Fact

II-7